TOLLAND BANK

                              348 Hartford Turnpike
                                Vernon, CT 06066
                                 (860) 875-2500

                                February 21, 1997


Dear Shareholders:

     You are cordially invited to attend the 1997 Annual Meeting of Shareholders of Tolland Bank on March 26, 1997 at 10:30 a.m. at The Colony, Route 83, Talcottville, Vernon, CT 06066.

     Enclosed is Tolland Bank's Annual Report to Shareholders for 1996 which presents financial data for the fiscal year ended December 31, 1996, and discusses the Bank's accomplishments in 1996. Please see my letter at the front of the Annual Report for additional information about the progress of Tolland Bank.

     Also, I would like to point out that this year's enclosed proxy statement is different than those you have received in the past. The reason for the difference is that Tolland Bank's Board of Directors has voted to form a holding company known as Alliance Bancorp of New England, Inc. ("Alliance") to facilitate future growth. The reasons for and nature of that transaction are described in the enclosed Proxy Statement/Prospectus. This transaction requires shareholder approval and you are being asked to vote on such approval, since upon its completion shareholders of Tolland Bank will, through a one-for-one exchange, become shareholders of Alliance. I encourage you to carefully read the full description of this transaction in the Proxy Statement/Prospectus and the other matters to come before shareholders, also described in our Proxy Statement/Prospectus.

     The Plan of Reorganization will create a corporate structure used by hundreds of banks throughout the United States. The Bank will continue to operate in the same offices and with the same directors, officers and other employees. The formation of Alliance creates a corporate structure which we believe will facilitate further growth and allow for expansion in complementary lines of business. We recommend that you vote "FOR" the Plan of Reorganization and all of the other actions summarized in the Annual Meeting Notice.

     It is important that your shares be represented at the annual meeting. Whether or not you plan to attend the annual meeting, you are requested to complete, date and sign and return the enclosed proxy card in the enclosed envelope for which postage has been paid.

                                        Sincerely,


                                        Joseph H. Rossi
                                        President and CEO

                                  TOLLAND BANK
                              348 Hartford Turnpike
                                Vernon, CT 06066
                                 (860) 875-2500

                           --------------------------
                            NOTICE OF ANNUAL MEETING
                           OF SHAREHOLDERS TO BE HELD
                                 MARCH 26, 1997
                           --------------------------

     NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Shareholders (the "Annual Meeting") of Tolland Bank ("the Bank") will be held on Wednesday, March 26, 1997, at 10:30 a.m., at the Colony, Route 83, Talcottville Road, Vernon, Connecticut 06066 for the following purposes:

     1.   To elect four (4) directors of the Bank for three-year terms.

     2.   To  approve  an  Agreement  and Plan of  Reorganization  (the "Plan of
          Reorganization") pursuant to which a proposed new stock holding company, Alliance Bancorp of New England, Inc., a Delaware stock corporation ("Alliance") will be formed. Alliance will in a one-for-one exchange with the Bank's shareholders acquire all the issued and outstanding common stock of the Bank. Shareholders of the Bank will have dissenters' rights in connection with the Plan of Reorganization.

     3. To approve the Tolland Bank 1997 Stock Incentive Plan (the "Stock Incentive Plan").

     4. To ratify the appointment by the Bank's Board of Directors of the firm of KPMG Peat Marwick LLP, as independent public accountants of the Bank for the fiscal year ending December 31, 1997.

     5. Approval of an adjournment of the Annual Meeting if necessary to permit solicitation of proxies in the event that there are not sufficient votes at the time of the Annual Meeting to approve one or more of the foregoing matters.

     6. To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     Pursuant to the Bank's bylaws, the Board of Directors of the Bank has fixed the close of business on February 10, 1997, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only holders of common stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE DATE, SIGN AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH
REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DO ATTEND THE ANNUAL MEETING.

                                        By Order of the Board of Directors


                                        Cynthia S. Harris
                                           Secretary

February 21, 1997

                                  TOLLAND BANK
                      ALLIANCE BANCORP OF NEW ENGLAND, INC.
                              348 Hartford Turnpike
                                Vernon, CT 06066
                                 (860) 875-2500

                           PROXY STATEMENT/PROSPECTUS

     This Proxy Statement/Prospectus is being furnished in connection with the solicitation of proxies by the Board of Directors of Tolland Bank, ("the Bank") for use at its Annual Meeting of Shareholders to be held on Wednesday, March 26, 1997. It is also the Prospectus of Alliance Bancorp of New England, Inc. ("Alliance") with respect to the issuance of up to 1,322,500 shares of
Alliance's common stock in connection with the reorganization (the "Reorganization") described herein. The approximate date of mailing of this Proxy Statement/Prospectus is February 21, 1997.

     This Proxy Statement does not cover any resales of Alliance's common stock received by the Bank's shareholders upon completion of the Reorganization described herein. No person is authorized to make any use of this Proxy Statement/Prospectus in connection with the offer or sale of any other securities.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE FEDERAL DEPOSIT
    INSURANCE CORPORATION ("FDIC") OR THE STATE OF CONNECTICUT OR ANY STATE
      SECURITIES COMMISSION NOR HAS SUCH COMMISSION, CORPORATION OR STATE
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                         -----------------------------

  THE SHARES OF COMMON STOCK ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT
     INSURED OR GUARANTEED BY THE SAVINGS ASSOCIATION INSURANCE FUND OR THE
       BANK INSURANCE FUND OF THE FEDERAL DEPOSIT INSURANCE CORPORATION OR
         ANY OTHER GOVERNMENT AGENCY AND ARE NOT GUARANTEED BY ALLIANCE
          OR THE BANK. THE COMMON STOCK IS SUBJECT TO INVESTMENT RISK
               INCLUDING THE POSSIBLE LOSS OF PRINCIPAL INVESTED.

                          -----------------------------

        The date of this Proxy Statement/Prospectus is February 21, 1997.

                              AVAILABLE INFORMATION

     The Bank is subject to the information, reporting and proxy statement requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, with the rules and regulations applicable to all state nonmember banks, files reports, proxy statements and other information with the FDIC. Copies of such materials may be obtained at prescribed rates from the FDIC's Registration Disclosure and Securities Operations Unit, Room F-643, 550 17th Street, N.W., Washington, D.C. 20429. Although Alliance is not presently subject to the requirements of the Exchange Act, upon completion of the Reorganization Alliance will become subject to the same information, reporting and proxy statement requirements under the Exchange Act as currently apply to the Bank, except that such filings will be required to be made with the Securities and Exchange Commission (the "Commission") rather than the FDIC and will be available for inspection and copying at the offices of the Commission. The common stock of the Bank is quoted on the American Stock Exchange (the "AMEX"). Upon completion of the Reorganization, such stock will be held solely by Alliance and, as a result, will not be quoted on the AMEX. Alliance will apply to and anticipates that the common stock of Alliance will be included on the AMEX upon completion of the Reorganization. However, there is no assurance that Alliance common stock will be included on the AMEX, or that a public trading market will develop in its common stock, although a market has existed for the common stock of the Bank.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following document and information filed with the FDIC is incorporated by reference into this Proxy Statement/Prospectus: the Tolland Bank 1996 Annual Report including the Bank's Annual Report under Section 13 of the Securities Exchange Act of 1934 on Form F-2. This document contains the Bank's audited statement of financial condition as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows for each of the years in the three year period ended December 31, 1996. It also contains management's discussion and analysis of results of operations and financial condition.

     The Bank is herewith furnishing to all shareholders without charge a copy of the Bank's annual report on Form F-2 for the fiscal year ended December 31, 1996, and a list of the exhibits thereto. This report has been filed with the FDIC under the Exchange Act. The Bank's Annual Report constitutes its annual report on Form F-2. It also serves as the Bank's Annual Disclosure Statement required byss. 350 of the FDIC's rules. Additional copies may be obtained, free of charge, by contacting Joyce M. Joy, Vice President/Marketing, Tolland Bank, P.O. Box 156, Tolland, CT 06084, (860) 875-2500.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED BY THIS PROXY STATEMENT/PROSPECTUS, OR THE SOLICITATION OF A PROXY, TO OR FROM ANY PERSON IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION OF AN OFFER OR PROXY SOLICITATION. NEITHER THE DELIVERY OF THIS PROXY STATEMENT/PROSPECTUS NOR ANY DISTRIBUTION OF THE SECURITIES MADE UNDER THIS PROXY STATEMENT/PROSPECTUS SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE BANK OR ALLIANCE SINCE THE DATE OF THIS PROXY STATEMENT/PROSPECTUS.

                                  TOLLAND BANK
                           PROXY STATEMENT/PROSPECTUS
                                TABLE OF CONTENTS

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............................   2
SUMMARY.....................................................................   5
   Formation of the Holding Company.........................................   5
     Reasons for Reorganization.............................................   5
     Description of Reorganization..........................................   5
     Tax Consequences.......................................................   6
     Accounting Treatment...................................................   6
     Comparison of Shareholder Rights.......................................   6
     Shareholder Rights Agreement...........................................   7
     Interest of Directors and Officers.....................................   7
     Market for Alliance Common Stock.......................................   7
     Management of Alliance.................................................   8
     Required Shareholder Vote..............................................   8
     Regulatory Approvals and Regulation....................................   8
     Dividends..............................................................   8
     Dissenters' Rights.....................................................   8
     Changes in Shareholders' Rights and Takeover...........................   9
     Changes in Shareholders' Rights and Takeover...........................   9
     Information Concerning Stock Incentive Plan............................   9
     Other Information Concerning Annual Meeting............................   9
   Market for Common Stock..................................................  10
INFORMATION CONCERNING THE ANNUAL MEETING OF SHAREHOLDERS...................  10
   Matters to be Considered at the Annual Meeting...........................  10
SOLICITATION OF PROXIES.....................................................  11
REVOCATION OF PROXIES.......................................................  11
VOTING SECURITIES...........................................................  11
VOTING PROCEDURES...........................................................  11
PRINCIPAL HOLDERS OF COMMON STOCK...........................................  12
PROPOSAL I - ELECTION OF DIRECTORS..........................................  12
   Board Meetings and Committees............................................  15
   Directors' Fees..........................................................  16
   Executive Compensation...................................................  16
   Cash Bonus Plan..........................................................  16
   Option Grants in Last Fiscal Year........................................  17
   Aggregate Option Exercises and Year-End Option Values....................  17
   Compensation Committee Interlocks and Insider Participation..............  18
   401(k) Plan..............................................................  18
   Change in Control Agreement..............................................  18
   Certain Transactions.....................................................  19
   Pension Plan.............................................................  19
   Supplemental Executive Retirement Plan and Agreement.....................  20
   Tolland Bank 1997 Employee Stock Purchase Plan...........................  20
   Directors' Deferred Compensation Plan....................................  20
   Section 16(a) Beneficial Ownership Reporting Compliance..................  21
PROPOSAL II - FORMATION OF THE HOLDING COMPANY..............................  21
   Reasons for and Risks of the Reorganization..............................  22
   Description of the Reorganization........................................  23
   Effective Date...........................................................  24
   Business of Alliance and the Bank........................................  24
   Management of Alliance and the Bank after the Reorganization.............  26

   Income Tax Consequences of the Reorganization............................  27
   Dissenters' Rights.......................................................  28
   Dividend Policy..........................................................  29
   Conditions of Plan of Reorganization.....................................  29
   Amendment or Termination of Plan of Reorganization.......................  29
   Stock Certificates Need Not But May Be Exchanged; Transfer Agent.........  30
   Effect on Stock Benefit Programs.........................................  30
   Approval by Regulatory Authorities Required..............................  30
   Regulation of the Bank...................................................  30
   Regulation of Alliance...................................................  36
   Description of Alliance Capital Stock....................................  38
   Anti-Takeover Provisions.................................................  39
   Delaware Corporate Law...................................................  41
   Indemnification..........................................................  41
   Limitations on Director Liability........................................  42
   Changes in Shareholders' Rights..........................................  43
   Shareholder Rights Agreement.............................................  45
   Federal Securities Laws..................................................  46
LEGAL PROCEEDINGS...........................................................  46
MARKET FOR COMMON STOCK.....................................................  46
PROPOSAL  III - APPROVAL OF TOLLAND BANK 1997 STOCK INCENTIVE PLAN..........  47
PROPOSAL IV - APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS...............  51
PROPOSAL V - APPROVAL OF ADJOURNMENT OF THE ANNUAL MEETING..................  52
   General..................................................................  52
OTHER BUSINESS..............................................................  52
SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING...............................  52
FURTHER INFORMATION.........................................................  53
LEGAL OPINION...............................................................  53
EXHIBIT A - AGREEMENT AND PLAN OF REORGANIZATION............................ A-1
EXHIBIT B - CERTIFICATE OF INCORPORATION OF ALLIANCE BANCORP
  OF NEW ENGLAND, INC....................................................... B-1
EXHIBIT C - BYLAWS OF ALLIANCE OF NEW ENGLAND, INC.......................... C-1
EXHIBIT D - BANKING LAW OF CONNECTICUT, SECTION 36A-181(C),
  DISSENTERS' RIGHTS ....................................................... D-1
EXHIBIT E - TOLLAND BANK 1997 STOCK INCENTIVE PLAN.......................... E-1

SUMMARY

THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING ELSEWHERE HEREIN.

Formation of the Holding Company

     Alliance Bancorp of New England, Inc. ("Alliance") was recently incorporated under Delaware law by Tolland Bank (the "Bank"). Upon completion of the reorganization described herein (the "Reorganization"), the Bank will become the wholly owned subsidiary of Alliance. Under the terms of the Reorganization each outstanding share of the Bank common stock, par value $1.00 per share, will be exchanged for one share of Alliance common stock, par value $0.01 per share, and the holders of all of the outstanding shares of the Bank's common stock will become the owners of all of the outstanding shares of common stock of Alliance. See "FORMATION OF HOLDING COMPANY -- Regulation of the Bank," "--Regulation of Alliance."

     After the Reorganization, the Bank will continue its current business and operations as a state chartered stock savings bank under its current name. The Bank will continue such operations with the same management, branch structure and subject to all rights, obligations and liabilities of the Bank existing immediately prior to the Reorganization. See "FORMATION OF HOLDING COMPANY -- Description of the Reorganization."

     The principal executive offices of the Bank and Alliance are located at 348 Hartford Turnpike, Vernon, CT 06066 and each of their telephone numbers is (860) 875-2500.

Reasons for Reorganization      The Board of Directors of the Bank believes that
                                the  stock  holding  company  structure effected
                                through the Reorganization  is in  the best long
                                term  interests   of  shareholders  in  that  it
                                will  facilitate  growth,   including  potential
                                acquisitions of  financial institutions,  permit
                                measured growth,  and allow  for expansion  into
                                complementary lines  of business.   No  specific
                                acquisitions   are   presently   planned.   This
                                structure   allows   the  holding   company   to
                                strengthen and increase the capital of the Bank by the issuance of holding company common stock, preferred stock or debt securities. Issuance of such securities by Alliance permits increases in the Bank's capital and helps foster growth through additional lending in the residential, consumer or commercial areas. There can be no assurance that business conditions at the time the proposed reorganization is completed will be favorable to permit the Bank's capital to be increased through Alliance or whether, even if its capital is increased, that business and economic conditions will support such growth.
                                See "FORMATION OF HOLDING COMPANY -- Reasons for and Risks of the Reorganization" and "-- Income
                                Tax Consequences of the Reorganization."

Description of Reorganization   Alliance will become a stock holding  company of
                                the Bank pursuant to  the Agreement  and Plan of
                                Reorganization  (the  "Plan  of Reorganization")
                                described    herein.    Under   the    Plan   of
                                Reorganization: (i) an interim  state  chartered
                                stock   savings  bank,   Interim   Tolland  Bank
                                ("Interim") will be organized as  a wholly-owned
                                subsidiary  of  Alliance;  (ii) Interim  will be
                                merged  into the  Bank with  the Bank  being the
                                survivor;  and (iii) upon  such merger,  all the
                                outstanding shares of  common stock  of the Bank
                                will be converted into common stock  of Alliance
                                on  a  one  share  for  one  share  basis.   The
                                shareholders  of  the  Bank   will  thus  become
                                the  sole shareholders  of Alliance.  Alliance's
                                initial working capital  will consist  primarily
                                of cash  provided by  the  Bank,  not  exceeding
                                $100,000.  If  Alliance  makes  acquisitions  of
                                other financial  institutions in  the future, it
                                may need to issue additional common or preferred
                                stock  or  debt securities.   Alliance  will  be
                                required to give  notice to  the Federal Reserve
                                Board   (the  "FRB")   prior  to   issuing   any
                                additional  debt  or  equity   securities.   See
                                "FORMATION OF HOLDING COMPANY -- Description of the Reorganization" and "-- Reasons for and Risks of the Reorganization."

Tax Consequences                The Reorganization  is conditioned  upon receipt
                                of opinions of counsel and other tax advisers to
                                the effect,  among other things, that no gain or
                                loss  will  be  recognized  by  Alliance  or the
                                shareholders  of  the  Bank,   for  purposes  of
                                Federal and  Connecticut income taxes,  when the
                                Bank shares are converted into shares  of common
                                stock  of  Alliance.    Alliance   will  receive
                                opinions of counsel to this effect which are not binding on the Internal Revenue Service ("IRS") or the State of Connecticut. See "FORMATION
                                OF HOLDING COMPANY -- Income Tax Consequences of the Reorganization."

Accounting Treatment            The Bank  believes  the  Reorganization  will be
                                characterized and accounted for at historical cost similar to a "pooling of interest" for financial reporting and related purposes.

Comparison of Shareholder       Upon consummation of the  Reorganization,  there
Rights                          will be  certain  differences  in the  rights of
                                shareholders    of    Alliance,    a    Delaware
                                corporation,  and those of  shareholders  of the
                                Bank,  a state  bank  chartered  by the State of
                                Connecticut.  The rights of the  shareholders of
                                the  Bank   are   currently   governed   by  the
                                Connecticut   Business   Corporation   Act   and
                                regulations   and   the   Bank's   Articles   of
                                Incorporation    and    bylaws.     After    the
                                Reorganization, these rights will be governed by
                                the  Delaware  General  Corporation  Law and the
                                Certificate  of  Incorporation   and  bylaws  of
                                Alliance.  The Certificate of Incorporation  and
                                bylaws  of   Alliance   and  the   Articles   of
                                Incorporation   and  bylaws  of  the  Bank  each
                                contain        anti-takeover        protections,
                                indemnification  provisions  and  limitations on
                                Director   liability  which  differ  in  certain
                                important  respects.  Alliance's  Certificate of
                                Incorporation  contains  provisions limiting the
                                liability of directors  and officers of Alliance
                                for monetary  damages  under  certain  specified
                                circumstances; for certain breaches of fiduciary
                                duty;  eliminating  cumulative  voting  for  the
                                election of  directors;  indemnifying  directors
                                and  officers  in  certain  proceedings  against
                                them;   providing   for   staggered   terms   of
                                directors; prohibiting action by shareholders by
                                written consent in lieu of meeting and providing
                                a  supermajority  vote  requirement  in order to
                                remove a director.  These  provisions  allow the
                                Board of  Directors  flexibility  to analyze and
                                consider  corporate  transactions  in  order  to
                                maximize the benefits to shareholders.  However,
                                they  may  also  serve  to  prevent   individual
                                shareholders from participating in a transaction
                                if the Board does not deem the transaction to be
                                beneficial  to  shareholders.   Further,   while
                                management  serves at the  pleasure of the Board
                                of  Directors  and has  entered  into  Change in
                                Control  Agreements,  the above  provisions  may
                                have the  effect of  rendering  the  removal  or
                                change  of  management   more   difficult.   See
                                "ELECTION  OF  DIRECTORS  -- Change  in  Control
                                Agreement. Directors and Officers of the Bank thus have a personal interest in the completion of the Reorganization. See "FORMATION OF HOLDING
                                COMPANY -- Changes in Shareholders' Rights," "--
                                Anti-Takeover Provisions," "--Indemnification," and "-- Limitations on Director Liability."

Shareholder Rights Agreement    The  Bank  currently  has a  Shareholder  Rights
                                Agreement  (the "Rights Plan") which was adopted
                                by the  Board of  Directors  of the Bank on June
                                20, 1989. The Rights Plan provides that upon the
                                occurrence of certain events, the rights,  which
                                are  currently  attached to Bank  common  stock,
                                will detach, entitling the holders of the rights
                                to  purchase  additional  shares of Bank  common
                                stock at a  discount.  The  consummation  of the
                                Plan  of   Reorganization,   and  the  approvals
                                thereto,  will not  cause  the  rights to detach
                                from the Bank's common stock.  Upon consummation
                                of the Plan of Reorganization, all of the rights
                                under the Rights Plan will be held by  Alliance,
                                as the  holder  of  100%  of the  Bank's  common
                                stock.   However,  the  Board  of  Directors  of
                                Alliance    currently   intends   to   adopt   a
                                substantially  similar  plan to the Rights  Plan
                                after the consummation of the Reorganization. No
                                assurance   can  be  given  that  the  Board  of
                                Directors of Alliance  will in fact adopt such a
                                plan,  or that its terms  will be  substantially
                                similar  to  those  of  the  Rights  Plan.   See
                                "FORMATION  OF HOLDING  COMPANY  --  Shareholder
                                Rights Agreement."

Interest of Directors and       The  Directors  and  officers of the Bank have a
Officers                        personal  interest in the  Reorganization to the
                                extent that the  exemptions  from  liability for
                                monetary   damages   under   certain   specified
                                circumstances   provided   for   in   Alliance's
                                Certificate of Incorporation and permitted under
                                Delaware  General  Corporation  Law may  provide
                                greater protection than the protection  afforded
                                under the Bank's Articles of  Incorporation  and
                                bylaws  indemnifying  the Bank's  Directors  and
                                officers.  The  Directors  and  officers  of the
                                Bank,   who  will  also  be  the  Directors  and
                                officers of  Alliance,  also may have a personal
                                interest  in  the   Reorganization   because  of
                                provisions   of   Alliance's    Certificate   of
                                Incorporation   and  bylaws  and  provisions  of
                                Delaware law, which may be considered to provide
                                increased anti-takeover protection, and may make
                                the removal of  management  more  difficult  and
                                deter takeovers that the Board of Directors does
                                not deem to be beneficial to  shareholders,  but
                                that some shareholders may consider  beneficial.
                                See    "FORMATION   OF   HOLDING    COMPANY   --
                                Indemnification"     and    "--    Anti-Takeover
                                Provisions." The Directors and officers of the Bank also have a personal interest in the approval of the Stock Incentive Plan to the extent they may be awarded stock or options under the Stock Incentive Plan. See "APPROVAL OF
                                TOLLAND BANK 1997 STOCK INCENTIVE PLAN."

Market for Alliance             Alliance common stock to be received by the Bank
Common Stock                    shareholders in the  Reorganization  is expected
                                to trade on the  AMEX as the Bank  common  stock
                                does  currently.  There  is  no  assurance  that
                                Alliance  common  stock will be  included on the
                                AMEX  or  that  a  public  trading  market  will
                                develop in its common stock.  See  "FORMATION OF
                                HOLDING     COMPANY    --     Description     of
                                Reorganization."

Management of Alliance          The directors of Alliance will initially consist
                                of eleven persons, all of whom currently serve as directors of the Bank. See "FORMATION OF
                                HOLDING COMPANY -- Management of Alliance and the Bank after the Reorganization."

Required Shareholder Vote       The affirmative vote of two-thirds of the issued
                                and  outstanding  shares of the Bank is required
                                to  approve  the  Plan  of  Reorganization.  See
                                "VOTING   SECURITIES."  The  Bank's   directors,
                                executive officers and their affiliates intend to vote in favor of the Plan of Reorganization.

Regulatory Approvals and        Completion of the  Reorganization is conditioned
Regulation                      upon,  among other  things,  obtaining the prior
                                approval of the FRB, the FDIC,  and the State of
                                Connecticut.   Applications   to  obtain   these
                                approvals  will  be  filed.  After  the  holding
                                company formation,  Alliance,  as a bank holding
                                company,  will  be  subject  to FRB  regulation.
                                Alliance will also be regulated, with respect to
                                certain   matters   arising  under  the  federal
                                securities  laws, by the Securities and Exchange
                                Commission (the "SEC" or "Commission.") Prior to
                                the  Reorganization,   such  federal  securities
                                laws,  insofar as they  apply to the Bank,  have
                                been  administered  by the FDIC  pursuant to the
                                rules  and   regulations   applicable  to  state
                                chartered   nonmember   banks.   The  Bank  will
                                continue to be subject to FDIC  regulation.  The
                                Bank will also be required to obtain FDIC approval to form an acquisition subsidiary to complete the Reorganization on a tax-free basis.
                                See "FORMATION OF HOLDING COMPANY -- Approval by
                                Regulatory Authorities Required," "-- Regulation of the Bank" and "-- Regulation of Alliance."

Dividends                       No  change  in the  current  dividend  policy is
                                anticipated  or  planned.  Alliance's  principal
                                source  of  income  initially  will  consist  of
                                dividends   from  the  Bank.   Payment  of  such
                                dividends by the Bank to Alliance will depend on
                                a number of factors including the Bank's results
                                of  operations,  financial,  regulatory  and tax
                                considerations   as  well  as  general  economic
                                conditions.  See  "FORMATION OF HOLDING  COMPANY
                                --Dividend Policy," "-- Income Tax Consequences of the Reorganization," "-- Regulation of the Bank," and "-- Regulation of Alliance."

Dissenters' Rights              Shareholders  of Connecticut  chartered  savings
                                banks  such as the Bank have  dissenters  rights
                                and must take certain actions  prescribed by law
                                in  Connecticut  to exercise  those  rights.  In
                                order to dissent and  receive  payment for their
                                shares, shareholders must deliver written notice
                                to the Bank of their  intent to demand  payment,
                                at or before  the  Annual  Meeting,  and may not
                                vote  in  favor   of  the  Reorganization.   See
                                "FORMATION  OF HOLDING  COMPANY  --  Dissenters'
                                Rights." A copy of the  relevant  section of the
                                Banking Laws of Connecticut  is attached  hereto
                                as   Exhibit   D.   Pursuant   to  the  Plan  of
                                Reorganization,   the  Board  of  Directors  may
                                determine not to proceed with the Reorganization
                                if  the   number   of  shares   which   exercise
                                dissenters'  rights in connection  with the Plan
                                of Reorganization is material,  as determined in
                                the sole  discretion  of the Board of Directors.
                                See   "FORMATION  OF  THE  HOLDING   COMPANY  --
                                Conditions of Plan of Reorganization."

Changes in Shareholders'        The Bank is subject to the Connecticut  Business
Rights                          Corporation   Act.   Alliance,   as  a  Delaware
                                corporation,  is governed by the corporate  laws
                                of  Delaware.   The  governing   instruments  of
                                Alliance are similar in most material respects to those of the Bank, except that the Directors of Alliance have greater protection against liability for monetary damages to shareholders under Alliance's Certificate of Incorporation than do the Directors of the Bank under the Bank's Articles of Incorporation and Alliance's
                                Certificate of Incorporation contains different takeover defense provisions. See "FORMATION OF
                                HOLDING  COMPANY  --  Changes  in  Shareholders'
                                Rights" and "-- Anti-Takeover Provisions."

Information Concerning Stock    At  the  Annual  Meeting,   management  is  also
Incentive Plan                  submitting for shareholder  approval the Tolland
                                Bank  1997  Stock  Incentive  Plan  (the  "Stock
                                Incentive Plan"). If the Stock Incentive Plan is
                                approved,  it will be implemented  regardless of
                                whether the Plan of  Reorganization is approved.
                                If both the Stock Incentive Plan and the Plan of
                                Reorganization are approved, the Stock Incentive
                                Plan will become,  upon the  consummation of the
                                Reorganization,  the  Stock  Incentive  Plan  of
                                Alliance.  If the Plan of  Reorganization is not
                                approved,   or  if  the   Board   of   Directors
                                subsequently  determines  not to consummate  the
                                Reorganization   for  any   reason,   the  Stock
                                Incentive  Plan will remain the Stock  Incentive
                                Plan of the Bank.  The directors and officers of
                                the Bank have a personal  interest  in the Stock
                                Incentive   Plan  to  the   extent   they   will
                                participate in the Stock Incentive Plan.

Other Information Concerning    Without   regard   to  the   proposed   Plan  of
Annual Meeting                  Reorganization  and the  Stock  Incentive  Plan,
                                shareholders  are also being asked: (i) to elect
                                four (4)  directors  of the Bank for  three-year
                                terms;  (ii) to approve the  appointment  of the
                                Bank's independent public accountants; and (iii)
                                to approve an  adjournment of the Annual Meeting
                                if necessary to permit further  solicitation  of
                                proxies  in the event  there are not  sufficient
                                votes  at the  time  of the  Annual  Meeting  to
                                approve  one or more of the  foregoing  matters.
                                See "FORMATION OF HOLDING  COMPANY -- Management
                                of    Alliance    and   the   Bank   after   the
                                Reorganization,"    "ELECTION   OF   DIRECTORS,"
                                "APPROVAL OF APPOINTMENT  OF INDEPENDENT  PUBLIC
                                ACCOUNTANTS"  and  "APPROVAL OF  ADJOURNMENT  OF
                                ANNUAL  MEETING." If the Plan of  Reorganization
                                is approved at the Annual Meeting,  all existing
                                stock  benefit  plans of the Bank and the  Stock
                                Incentive  Plan will  become  the stock  benefit
                                plans of Alliance,  with appropriate  amendments
                                to reflect that Alliance's  common stock will be
                                substituted    for   the   Bank   common   stock
                                thereunder.  See  "ELECTION  OF DIRECTORS OF THE
                                BANK"  and  "FORMATION  OF  HOLDING  COMPANY  --
                                Effect on Existing Stock Benefit  Programs." The
                                Annual Meeting of Shareholders will be held at 10:30 a.m. on Wednesday, March 26, 1997, at the
                                Colony,  Route 83, Talcottville Road, Vernon, CT
                                06066.  Shareholders  of record on February  10,
                                1997,  will be  entitled  to vote at the  Annual
                                Meeting, in person or by proxy.

Market for Common Stock

     The common stock of the Bank is quoted on the AMEX. The following table presents quarterly information on the range of high and low prices for the past two (2) years.

  Quarter Ended            High           Low       Dividends Declared Per Share
  -------------            ----           ---       ----------------------------
March 31, 1995            $ 8.00        $ 7.00                  $ 0
June 30, 1995               8.25          7.50                    0
September 30, 1995         10.38          7.38                    0
December 31, 1995          10.13          8.13                    0
March 31, 1996             10.50          9.25                    0
June 30, 1996              10.38          9.50                    0
September 30, 1996         12.38          9.63                    0
December 31, 1996          13.38         11.00                  .03

     On January 31, 1997, the closing price for the Bank's common stock as reported in The Wall Street Journal was $13.13. On that date, there were approximately 546 holders of such common stock, excluding holders in "street name." On the day preceding announcement of the plan to form the holding company, the high and low of the Bank's common stock were $12.38 and $12.38, respectively.

            INFORMATION CONCERNING THE ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of Tolland Bank (the "Bank") to be used at the Annual Meeting of Shareholders of the Bank (the "Annual Meeting") which will be held at The Colony, Route 83, Talcottville, Road, Vernon, Connecticut on Wednesday, March 26, 1997 at 10:30 a.m. and at any adjournment thereof. This Proxy Statement is expected to be first mailed to shareholders on or about February 21, 1997.

Matters to be Considered at the Annual Meeting

     The Annual Meeting has been called for the following purposes: (1) to elect four (4) directors of the Bank for three-year terms; (2) to approve the Plan of Reorganization pursuant to which a proposed new holding company, Alliance
Bancorp of New England, Inc., a Delaware Corporation ("Alliance") will be formed. Alliance will, in a one-for-one exchange with the Bank's shareholders, acquire all the issued and outstanding common stock of the Bank; (3) to approve the Stock Incentive Plan; (4) to approve the appointment by the Bank's Board of Directors of the firm of KPMG Peat Marwick LLP as independent public accountants of the Bank for the fiscal year ending December 31, 1997; (5) to approve an adjournment of the Annual Meeting if necessary to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Annual Meeting to approve one or more foregoing matters; and (6) to transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

     At the Annual Meeting, shareholders of the Bank will be asked to approve the Plan of Reorganization. Under the Plan of Reorganization Alliance will organize Interim Tolland Bank ("Interim"). Interim will be merged into the Bank. Each share of the Bank common stock will be converted and exchanged automatically into one share of Alliance common stock, and the Bank will become a wholly-owned subsidiary of Alliance. The Plan of Reorganization is subject to various regulatory approvals including those of the FRB and the State of Connecticut. Applications for such approvals will be filed. Assuming approval by the requisite authority and the satisfaction of the other conditions set forth in the Plan of Reorganization, attached hereto as Exhibit A, the Plan of Reorganization will be implemented and the Bank's shares will be exchanged for those of Alliance.

                             SOLICITATION OF PROXIES

     This Proxy Statement/Prospectus is furnished in connection with the solicitation of proxies by the Board of Directors of the Bank to be used at the Annual Meeting to be held on Wednesday, March 26, 1997 at the Colony, Route 83, Talcottville Road, Vernon, CT 06066 and at any adjournment thereof. This Proxy Statement/Prospectus is first being mailed to shareholders on or about February 21, 1997.

     All costs of the solicitation of proxies will be borne by the Bank. In addition to solicitation by mail, directors, officers and other employees of the Bank may solicit proxies personally or by telephone or other means without additional compensation. The Bank will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Bank's common stock.

     The Bank anticipates engaging Corporate Investors Communication, Inc. ("CIC") to assist in the solicitation of proxies. CIC will be paid approximately $5,000 plus its reasonable out-of-pocket expenses in connection with its assistance in the solicitation of proxies.

                              REVOCATION OF PROXIES

     Shareholders who execute proxies retain the right to revoke them. A shareholder giving a proxy may revoke it at any time prior to its exercise by
(i) filing with the Secretary of the Bank written notice of revocation, (ii) submitting a duly-executed proxy bearing a later date, or (iii) appearing at the Annual Meeting and voting in person. Unless so revoked, the shares represented by the proxies will be voted according to the shareholder's instructions on the proxy or, if no instructions are given, in favor of all Proposals described in this Proxy Statement. In addition, shares represented by proxies will be voted as directed by the Board of Directors with respect to any other matters that may properly come before the Annual Meeting or any adjournment. Proxies solicited by this Proxy Statement may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                VOTING SECURITIES

     Only shareholders of record as of the close of business on February 10, 1997, are entitled to vote at the Annual Meeting. As of that date, the Bank had 1,172,500 shares of common stock issued and outstanding. Each share of common stock is entitled to one vote. All votes, whether voted in person or by proxy, will be tabulated by the Bank's Inspector of Elections, the Bank of Boston. Abstentions are counted for purposes of establishing a quorum. Broker non-votes are not counted for the purposes of establishing a quorum. Pursuant to the Bank's Articles of Incorporation, shareholders are not entitled to cumulate their votes for the election of directors. The presence, in person or by proxy, of the holders of at least a majority of the total number of outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum.

                                VOTING PROCEDURES

     The affirmative vote of two thirds of the issued and outstanding shares of common stock of the Bank is required to approve the Plan of Reorganization and formation of the holding company. All other proposals described in the Proxy Statement require the affirmative vote of a majority of the shares present or represented by proxy, except that directors can be elected by a plurality of shareholders. An abstention with respect to a Proposal by a shareholder present or represented at the Annual Meeting will have the same effect as a vote against that Proposal.

     Executed but unmarked proxies will be voted FOR all proposals.

     Except for procedural matters incident to the conduct of the Annual Meeting, the Bank does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named as proxies will vote upon such matters as determined by a majority of the Board of Directors.

     Enclosed with this Proxy Statement/Prospectus is the Bank's Annual Report to Shareholders for its fiscal year ended December 31, 1996 (the "Annual Report").

                        PRINCIPAL HOLDERS OF COMMON STOCK

     The following table sets forth information as of December 31, 1996, with respect to ownership of Common Stock by any person (including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) who is known to the Bank to be the beneficial owner of more than 5% of the Common Stock and with respect to ownership of Common Stock by all directors and officers of the Bank as a group.

        Name and Address                  Number of Shares          Percent
      of Beneficial Owners             Beneficially Owned (1)      of Class
      --------------------             ----------------------      --------
Franklin Mutual Advisers, Inc.               100,300                8.55%
777 Mariner's Island Blvd.
P.O. Box 7777
San Mateo, CA  94403-7777

Towle & Company                               60,900                5.19
12855 Flushing Meadow Drive
St. Louis, Missouri  63131

All directors and senior officers            264,545(2)            20.6(2)
as a group (16 persons)

(1) Based on information provided by the respective beneficial owners and on filings with the Federal Deposit Insurance Corporation made pursuant to the Securities Exchange Act of 1934.

(2) Includes currently exercisable options granted to directors and certain principal officers to purchase an aggregate of 112,834 shares. The figures are based on beneficial ownership information provided by the directors and officers.
                                 ---------------

                       PROPOSAL I - ELECTION OF DIRECTORS

     If the Plan of Reorganization is approved at the Annual Meeting and consummated thereafter, the Board of Directors of Alliance will be as set forth herein at "FORMATION OF HOLDING COMPANY -- Management of Alliance and the Bank after the Reorganization."

     The Articles of Incorporation of the Bank provide that the number of directors shall be as stated in the Bank's Bylaws but shall not be fewer than seven nor more than 15. The Articles of Incorporation further provide that the number of directors shall only be increased or decreased by the Board of Directors. Currently, the Bylaws of the Bank provide that the Board of Directors consists of 11 members and is divided into three classes of approximately equal size. The members of each class are elected for a term of three years. One class is elected annually.

     Four directors will be elected at the Annual Meeting to serve for three-year terms and until their successors are elected and qualified. The Board of Directors acts as a nominating committee for the Bank pursuant to the Bylaws of the Bank, has nominated the following four current Board members for re-election as directors: Howard G. Abbott, M.D., Lawrence J. Becker, Theresa L. Dansky, CPA, and Thomas S. Moore.

     The Board of Directors will not consider nominees recommended by shareholders. Shareholder nominations must be made directly by the shareholder in accordance with the requirements and procedures provided in the Bylaws. Those procedures require stockholders to make nominations in writing and deliver them to the Secretary of the Bank not fewer than 60 nor more than 90 days prior to the Annual Meeting, or if less than 70 days notice of the meeting is given to stockholders, on the seventh business day following the mailing of the notice of the Annual Meeting. There are no arrangements known to Management between the persons named and any other person pursuant to which such nominees were selected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR UNDER PROPOSAL I.

     The persons named on the enclosed proxy intend to vote for the election of the named nominees, unless the proxy is marked by the shareholder to the contrary. If any nominee is unable to serve, all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend, or the Board of Directors may amend the Bylaws to reduce the size of the Board to eliminate the resulting vacancy. The Board knows of no reason why any nominee might be unavailable to serve. The following table sets forth certain information with respect to each nominee and each director continuing in office. The figures are based on beneficial ownership information provided by the directors by questionnaire.

                        NOMINEES (TERM TO EXPIRE IN 2000)

                                                          Amount of Common Stock
                                                          Beneficially Owned (1)
                                               Director   ----------------------
                                       Age      Since      Amount     Percent
                                       ---      -----      ------     -------
Howard G. Abbott, M.D.                  71       1982      15,870    1.35(3)(5)
Dr. Abbott was an orthopedic
surgeon with Rockville Orthopedic
Associates, P.C., until his retirement
in June 1990.

Lawrence J. Becker                      73       1979      40,688    3.45(3)(10)
Mr. Becker is the owner of Becker
Construction Co., President of the
Joseph J. Mottes Co., President of
Ace Equipment Sales, Inc., and Vice
President of Rock Crushers, Inc.

Theresa L. Dansky, CPA                  34       1996       1,290        *(11)
Ms. Dansky is a partner in the firm
Magdefrau & Dansky LLC, CPAs in
Vernon, Connecticut.

Thomas S. Moore                         73       1977       9,674       *(3)(9)
Mr. Moore was Director of
Finance/Controller for the Town of
Manchester, Connecticut until his
retirement in 1985.

                  CONTINUING DIRECTORS (TERM TO EXPIRE IN 1998)

Robert C. Boardman                      64       1980       8,250       *(2)(3)
Mr. Boardman is President of the
Capital Area Health Consortium.
Prior to this he served as Executive
Director of Rockville General
Hospital from 1974 through 1987.

William E. Dowty, Jr.                   71       1977      17,870    1.52(3)(5)
Mr. Dowty was Vice President/
Data Processing Functions for
Connecticut Mutual Companies, a
life insurance company, where he
had been employed since 1950, until
his retirement in 1987.

Kenneth R. Peterson                     51       1982      12,555    1.07(3)(6)
Mr. Peterson is a partner in Gardner
and Peterson Associates, a land
surveying and civil engineering firm
where he has practiced since 1968.

                  CONTINUING DIRECTORS (TERM TO EXPIRE IN 1999)

Douglas J. Moser                        52       1991      11,513       *(3)(4)
Mr. Moser is a partner in the
architectural firm of Moser Pilon &
Nelson, which he established in
1980.

D. Anthony Guglielmo                    56       1985      30,001    2.55(3)(8)
Mr. Guglielmo, Vice Chairman of
the Board, is currently President and
owner of Penny-Hanley and Howley
Co., Inc., an insurance agency where
he has served since 1968.  Mr.
Guglielmo currently serves as a
Connecticut State Senator.

Francis J. Prichard, Jr.                68       1989      31,700    2.69(3)
Mr. Prichard, Chairman of the
Board, is the owner of Star True
Value Hardware Stores located in
Ellington and Tolland, and he is
President of Kuhnly Plumbing and
Heating Company, Inc., in Ellington.

Joseph H. Rossi                         46       1996      29,144    2.42(7)
Mr. Rossi serves as President and
Chief Executive Officer of Tolland
Bank since January 1, 1996.
Previously he served as Chief
Financial Officer/Treasurer.

(1) Except as otherwise noted, all beneficial ownership is direct and each beneficial owner exercises sole voting and investment power over the shares.

(2) Includes 2,000 shares with shared voting and investment power and 500 shares held by his wife.

(3)  Includes currently exercisable options to purchase 5,000 shares.

(4) Includes 5,513 shares with shared voting and investment power, 500 shares held by son and 500 shares held by daughter.

(5)  Shared voting and investment power.

(6)  Includes 2,250 shares held by his children.

(7) Includes currently exercisable options to purchase 19,144 shares, and 10,000 shares with shared voting power.

(8) Includes 2,174 shares with shared voting and investment power, 11,957 shares held by his wife.

(9)  Includes 2,500 shares held by his wife.

(10) Includes 27,355 shares with shared voting power.

(11) Includes 240 shares held by daughter who is a minor child.

 *   Less Than One Percent

                                 ---------------

Board Meetings and Committees

     The Board of Directors meets at least monthly and may have additional special meetings. During the year ended December 31, 1996, the Board met 16 times. Each director attended at least 75% of the Board and Committee meetings during the period he was a director and committee member. Certain of the standing committees of the Board of Directors of the Bank are discussed below.

     The Personnel Committee consists of six members of the Board. This Committee reviews potential candidates for election to the Board at the annual meeting and handles personnel and compensation issues. The

Committee, which met 3 times in 1996, presently consists of Messrs. Dowty, Abbott, Becker, Prichard, Boardman and Guglielmo.

     The Audit, Budget and Risk Management Committee directs and reviews the activities of the Bank's internal audit function, meets with the Bank's independent auditors in connection with its annual audit, approves the annual expense budget, and monitors the corporation's insurance risk management program. This Committee, composed of Messrs. Moore, Guglielmo, Boardman, Moser, Dansky and Abbott met 6 times during the fiscal year ended December 31, 1996.

     The Executive Committee meets in the absence of the full board and may exercise all of the authority of the board except as set forth in the bylaws. This Committee, which did not meet during 1996, presently consists of Messrs. Moore, Dowty, Becker, Peterson, Prichard and Rossi.

Directors' Fees

     Directors of the Bank receive a retainer fee of $1,800 per year and a fee of $200 per meeting attended. Members of the committees receive $150 per committee meeting attended, while the chairman of the board and each committee receive $250 per committee meeting attended. It is the policy of the Bank not to pay directors' fees to principal officers who also serve as directors.

Executive Compensation

     The following table sets forth the compensation  paid by the Bank to Joseph
H. Rossi for each of the last three fiscal years. No other executive officer of the Bank earned a total salary and bonus in excess of $100,000 or served as Chief Executive Officer of the Bank during the last fiscal year.

                           SUMMARY COMPENSATION TABLE

                    Annual Compensation   Long Term Compensation
Name and            --------------------  ----------------------    All Other
Principal Position  Year (2)  Salary ($)   Bonus ($)  Options(#) Compensation(1)
------------------  --------  ----------   ---------  ---------- ---------------
Joseph H. Rossi (3)  1996      $115,330       $0        11,144      $3,247.03
President and CEO    1995        85,941        0             0       2,477.80
                     1994        82,377        0             0       1,718.03

(1)  Consists of 401(k) contributions by the Bank and other perquisites.

(2)  The Bank's fiscal year ends December 31.

(3) Mr. Rossi served as CFO and Treasurer of the Bank until November 1, 1995, when he was appointed acting President. On January 1, 1996, he was appointed President and CEO.

                             ----------------------

Cash Bonus Plan

     The Bank has a discretionary policy of granting cash bonuses on an annual basis to those officers and employees who contribute to the success and profitability of the Bank. The amount of each cash bonus depends on various performance criteria for the Bank and the participants, which criteria are selected by the Personnel Committee and are subject to change from year to year.

Option Grants in Last Fiscal Year

     The following table provides information on option grants in fiscal 1996 to Mr. Rossi:

                                                                               Potential Realizable
                                                                                 Value at Assumed
                                                                                 Annualized Rates
                                                                                  of Stock Price
                                                                                   Appreciation
                                             Individual Grants                  for Option Term(1)
                            --------------------------------------------------  ------------------
                                         % of Total
                                          Options
                            Number of    Granted to    Exercisable
                  Date of    Options    Employees in    Price Per   Expiration
      Name        Grant(2)   Granted    Fiscal Year      Share(3)      Date        5%        10%
      ----        --------   -------    -----------      --------      ----        --        ---
Joseph H. Rossi     1/4/96    10,000       48.97%         $ 9.50      1/4/06    $59,700   $151,400
                  10/24/96     1,144        5.60%         $11.50     9/24/06    $ 8,271   $ 20,970

(1) "Potential Realized Value" is disclosed in response to the Securities and Exchange Commission rules which require such disclosure for illustration purposes and is based on the difference between the potential market value of shares issuable upon exercise of such options and the exercise price of such options. The values disclosed are not intended to be, and should not be interpreted by shareholders as, representations or projections of future value of the Bank's common stock or of the stock price. To lend perspective to the illustrative potential realized value, if the Bank's stock price increased 5% per year for ten years from its closing price on January 4, 1996, or $9.50 per share, or September 24, 1996, or $11.50 per share, (disregarding dividends and assuming for purposes of the calculation a constant number of shares outstanding) the stock price at the end of ten years would be $15.47 or $18.73 per share, respectively, for an increase of $5.97 or $6.93 per share, respectively; and if the stock increased 10% per year over such period, the ending stock price would be $24.64 or $29.83 per share, respectively, for an increase of $15.14 or $18.33 per share, respectively.

(2)  All options granted are immediately exercisable.

(3)  The exercise price is equal to the closing price on the date of the grant.

                             ----------------------

Aggregate Option Exercises and Year-End Option Values

     The following table sets forth the number of shares acquired on the exercise of stock options and the aggregate gains realized on the exercise during fiscal 1996 by Mr. Rossi. The table also sets forth the number of shares covered by exercisable and unexercisable options held by Mr. Rossi on December 31, 1996, and the aggregate gains that would have been realized had these options been exercised on December 31, 1996, even though these options were not exercised, on December 31, 1996.

                                                     Number of Shares           Value of Unexercised
                  Shares Acquired                 Covered by Unexercised             In-The-Money
                    On Exercise                    Options on 12/31/96        Options As Of 12/31/96(1)
                   During Fiscal     Value     ---------------------------   ---------------------------
        Name            1996        Realized   Exercisable   Unexercisable   Exercisable   Unexercisable
        ----            ----        --------   -----------   -------------   -----------   -------------
Joseph H. Rossi          0             0          19,144           0           $44,532           0

---------------
(1) Equals the difference between the aggregate exercise price of such options and the aggregate fair market value of the common stock that will be received upon exercise, assuming such exercise occurred on Tuesday, December 31, 1996, at which date the last sale of the common stock as quoted on the AMEX was $12.00 per share.

                             ----------------------

Compensation Committee Interlocks and Insider Participation

     The Personnel Committee determines the compensation policy for the Bank and consists of Directors Dowty, Abbott, Becker, Prichard, Boardman, and Guglielmo, none of whom have ever been an officer or employee of the Bank. None of the above are members of a compensation committee of the Board of Directors of any company other than the Bank.

401(k) Plan

     In 1991, the Bank established the Tolland Bank 401(k) Savings Plan (the "401(k) Plan"), a defined contribution contributory profit sharing plan designed to comply with Section 401(k) of the Code. Each full-time and regular part-time employee with 30 days of service is eligible to participate in this plan.

     Under the 401(k) Plan, a participant may defer between 2% and 15% of his or her before-tax compensation from the Bank (subject to certain limitations) as a contribution under this plan. The Bank will make matching contributions equal to 35% of the first 6% of each participant's contributions and participants are offered six different investment vehicles for their accounts. Participants are 100% vested at all times in their contributions and the income earned thereon. Participants become 100% vested in the Bank's matching contributions after four years of service or earlier if they retire, become permanently disabled, die or attain age 65. Benefits under the 401(k) Plan will be paid at retirement, disability, death or other termination of employment with the Bank. Benefits may be paid in a lump sum or in installments, depending on certain factors. The 401(k) Plan also permits participants to make early withdrawals from their accounts (subject to certain limitations) in case of hardship and to borrow against their accounts. In 1996 the following amounts, representing Bank matching contributions and earnings thereon, accrued for Mr. Rossi under the 401(k) Plan: $3,209.81.

Change in Control Agreement

     The Bank maintains change of control agreements with Mr. Rossi and others (collectively, the "Agreements"). These Agreements continue in effect through December 31, 1998, and are automatically extended each year for an additional period of one (1) year unless either party elects to the contrary. The Agreements provide, among other things, that after a change in control as defined in the Agreements, if the employee's employment is terminated without cause, or if the employee terminates his employment with good reason, as defined in the Agreements, the employee will be entitled to $25,000 and the Bank shall continue to pay his/her full salary at a rate of compensation until such payments, including the $25,000 payment, have reached 2.9 times the sum of the employee's average annual salary and bonuses for the preceding five years. The consummation of the Plan of Reorganization, and the approvals thereto, will not constitute a change in control as defined in the Agreements. The Bank shall also provide the employee with other benefits equal to those the employee was receiving for two years immediately before his/her termination. Assuming a January 1, 1997, termination date after a change in control, these payments would have equaled $283,647 for Mr. Rossi (plus the cost of benefits).

Certain Transactions

     The Bank has had, and expects to have in the future, banking transactions with directors, officers and their associates on substantially the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others, which do not involve more than the normal risk of collectibility or present other unfavorable features.

     In the past, the Bank's policy and state and federal regulations permitted loans to officers at a lower interest rate than that available to the public at that time and without loan origination fees. Only one such loan was outstanding in 1996, that being a mortgage loan to Vice President Cynthia S. Harris, which had a high balance in 1996 of $73,656 and a balance of $70,309 at December 31, 1996. This loan is priced at 100 basis points below the prime rate, adjusted annually, and at December 31, 1996 the rate was 7.25%. However, should Mrs. Harris leave the Bank's employ, the rate will revert to prime.

     The aggregate of all extensions of credit to directors, officers and their associates had a high balance of $1,049,000 in 1996 (representing 7.72% of the Bank's equity capital at that time), and a balance of $874,000 at December 31, 1996 (representing 5.61% of the Bank's equity capital at that time) including $235,000 of unused lines of credit.

Pension Plan

     The Bank maintains a defined benefit pension plan (the "Pension Plan") that is designed to satisfy the requirements for tax qualification set forth in the Internal Revenue Code of 1986, as amended (the "Code"). Under the Pension Plan, the Bank makes annual contributions, which are actuarially determined, for the benefit of eligible employees. Expenses for administering the Pension Plan are paid out of Pension Plan assets and also directly by the Bank. Employee contributions are not required.

     The Pension Plan covers each full-time and regular part-time employee who was hired prior to his or her 60th birthday, who has completed at least one year of service and worked a minimum of 1,000 hours in that year, and who has attained age 21. The Pension Plan contains automatic spousal coverage for all eligible participants.

     The Pension Plan generally provides for monthly benefit payments (in straight line annuity amounts) to the participant as of the date the participant retires. For employees who made contributions, the normal form of benefit payment is a modified cash refund. A Pension Plan participant is eligible to receive an actuarially-reduced early retirement benefit if he or she is within ten years of his or her normal retirement date, has separated from service and has completed at least ten years of service. In most cases, an employee will become a fully-vested participant when he or she completes five years of service. Participants who remain in service past their normal retirement date are eligible for an actuarially-increased retirement benefit based on the amount of their normal retirement benefit. If a participant terminates service after he or she becomes eligible for early retirement, the vested percentage will be 100%. The Pension Plan is integrated with the Social Security System.

     The amount of a participant's benefit is based on average yearly earnings (including base salary and bonus) during the participant's highest five consecutive years during his or her last ten years of credited service multiplied by his or her credited service as an active participant in the eligible class (not to exceed 30 years of service).

     The table set forth below illustrates annual pension benefits payable for life at age 65 in 1996 under the Pension Plan provisions for various levels of compensation and years of service.

                               Years of Credited Service at Age 65
Final Average      ----------------------------------------------------------
 Compensation          10              15              20              30
 ------------          --              --              --              --
 $ 15,000.00       $ 1,800.00      $ 2,700.00      $ 3,600.00      $ 5,400.00
   25,000.00         3,000.00        4,500.00        6,000.00        9,000.00
   50,000.00         7,445.00       11,167.00       14,890.00       22,334.00
   75,000.00        11,945.00       17,917.00       23,890.00       35,834.00
  100,000.00        16,445.00       24,667.00       32,890.00       49,334.00
  125,000.00        20,945.00       31,417.00       41,890.00       62,834.00
  150,000.00        25,445.00       38,167.00       50,890.00       76,334.00

Mr. Rossi has 2 credited years of service as of December 31, 1996

Supplemental Executive Retirement Plan and Agreement

     The Bank and Mr. Rossi have entered into a Supplemental Executive Retirement Plan and Agreement (the "SERP") that will provide Mr. Rossi with a payment as if he were fully vested under the Pension Plan and the 401(k) plan if he is terminated by the Bank for any reason, other than voluntary resignation, prior to the dates when he becomes fully vested in the Pension Plan and the 401(k) plan. Mr. Rossi will be fully vested in the Pension Plan on October 13, 1998, and he will be fully vested in the Bank's contributions to the 401(k) plan on October 31, 1997. Once full vesting has occurred in each plan, the SERP will be terminated.

Tolland Bank 1997 Employee Stock Purchase Plan

     The Bank has established the Tolland Bank 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan").

     The Stock Purchase Plan provides an opportunity for full-time employees of the Bank and Alliance to purchase Bank or Alliance stock through payroll deduction. Employees would be able to purchase Bank or Alliance stock at fair market value, pursuant to the terms of the Stock Purchase Plan. The Bank and Alliance will utilize the Bank of Boston to administer the Stock Purchase Plan. Amounts will be withheld from payroll of participants, pooled and forwarded to the Bank of Boston (the "Administrat ") to purchase shares of common stock of the Bank's or Alliance's in the open market for accounts of all participants under the Stock Purchase Plan on a monthly basis. The Bank or Alliance, as the case may be, pays the Administrator's service charges, commissions of broker dealers and other expenses incurred by the Administrator associated with the purchase of stock. Participation in the Stock Purchase Plan is completely voluntary and all full-time and regular part-time employees of the Bank and/or Alliance are eligible to participate at their election, except for persons who own, either individually or through the attribution provisions of Section 424(d)(4) of the Code, 5% or more of the total combined voting power of the Bank and/or Alliance or any parent or subsidiary corporation. No employee of the Bank currently owns 5% or more of the total combined voting power of the Bank. Also not eligible are employees who have been employed for less than 30 days or part-time employees, who are defined by the Stock Purchase Plan as those whose customary employment is 20 hours or less per week, or for not more than five months in any calendar year. The minimum payroll deduction for the Plan is $10 per pay period, the maximum $300 per pay period, or $1,000 per month.

Directors' Deferred Compensation Plan

     The Bank also expects to implement a Directors' Deferred Compensation Plan (the "Deferred Compensation Plan") during 1997 to permit directors to defer recognition of income on fees that they receive as directors of the Bank. Under the Deferred Compensation Plan directors of the Bank can defer receipt of annual retainer fees and defer federal income taxation on deferred amounts until the year in which benefits are actually received by a participating director. Directors may benefit from the ability to defer taxes to a date when their taxable income is less and tax brackets lower.

     Under the Code, deferred fees will be deemed to be assets of the Bank. As Bank funds they would be available to general creditors. Deferred directors' fees will be held until a director ceases to be a director for any reason. Thus, upon the director's death, retirement or resignation, such fees shall be paid in the form of stock in a lump sum within 60 days after the participant terminated his services as a director. In the event of a participant's death, any remaining funds in the director's account balance shall be paid to his beneficiary in a lump sum as soon as administratively practicable after his death. The Deferred Compensation Plan will be administered by a committee of the Board. Stock purchases which will be made on the open market or by issuance of authorized but unissued shares will be credited on the date such fees are earned and will be based on the closing prices of the Bank or Alliance stock for such dates. At this juncture the number of Directors who will participate in the Deferred Compensation Plan is expected to be at least seven, and the overall benefit to directors is expected to be nominal.

Section 16(a) Beneficial Ownership Reporting Compliance

     Based solely upon a review of Forms F-7, F-8 and F-8A and amendments thereto furnished to the Bank pursuant to Rule 16a-3(e) during the fiscal year ended December 31, 1996, no person who is a director, officer or beneficial owner of 10% of the Bank common stock failed to file on a timely basis reports required by Section 16(a) of the Securities Exchange Act except Theresa L. Dansky, who owned 200 shares of common stock prior to her appointment to the Board of Directors and Douglas J. Moser, who through his personal broker reinvested a dividend of Bank common stock to purchase additional Bank common stock. In these instances Director Dansky failed to file 1 report for 200 shares and Director Moser 1 report for 13 shares. Reports for both directors have been subsequently filed.

                PROPOSAL II -- FORMATION OF THE HOLDING COMPANY

     The following descriptions are qualified in their entirety by reference to the Plan of Reorganization, the Certificate of Incorporation of Alliance, and the Bylaws of Alliance which are attached hereto as Exhibits A, B, and C, respectively.

     The Board of Directors of the Bank has unanimously approved the formation, subject to necessary shareholder and regulatory approvals, of a stock holding company to be known as Alliance (the "Reorganization"), pursuant to the Plan of Reorganization by and among the Bank, Alliance and Interim. A copy of the Plan of Reorganization is attached as Exhibit A hereto and is incorporated herein by reference. The following discussion is qualified in its entirety by reference to the Plan of Reorganization

     Upon completion of the Reorganization, the shareholders of the Bank will become the shareholders of Alliance by conversion of their shares of the Bank common stock into Alliance common stock on a one-for-one basis. The Bank will continue its existing business and operations after the Reorganization under its present name as a wholly-owned subsidiary of Alliance. The consolidated capitalization, assets, liabilities and financial statements of Alliance immediately following the Reorganization will be the same as those of the Bank immediately prior to the Reorganization. After the Reorganization, the deposits of the Bank will continue to be insured by the FDIC through the Bank Insurance Fund (the "BIF") to the maximum amount provided by law.

     THE BOARD OF DIRECTORS OF THE BANK UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS OF THE BANK VOTE FOR APPROVAL OF THE REORGANIZATION. THE

AFFIRMATIVE VOTE OF TWO THIRDS OF THE SHARES OF COMMON STOCK ISSUED AND OUTSTANDING IS REQUIRED TO APPROVE THE REORGANIZATION.

Reasons for and Risks of the Reorganization

     Management of the Bank believes that by adopting a holding company structure the Bank will have additional flexibility to diversify its business activities through existing or newly formed subsidiaries or through acquisitions of other financial institutions or financial services-related companies. In addition, management believes that Alliance will be in a position after the Reorganization, subject to regulatory limitations and Alliance's financial position to take advantage of any expansion and acquisition opportunities that may arise. There are no current arrangements, understandings or agreements, written or oral, regarding any such opportunities or transactions. The initial activities of Alliance are anticipated to be provided for by funds from the Bank including $100,000 to meet certain organizational and administrative expenses.

     Management believes that a holding company structure will enable Alliance to strengthen the Bank's capital through future increases in lending and also facilitate the issuance of debt or equity securities of the holding company which will enable the Bank to increase its capital and its opportunities for measured growth. Subject to general business conditions, interest rates, and opportunities for growth, the Board will use the holding company structure to increase the Bank's capital and to increase the Bank's assets. The Board believes that growth in the Bank's capital will permit the Bank to increase lending activity in several key areas including mortgage finance, consumer loans and commercial or business loans. Increased capital will also permit Bank expansion into complementary lines of business as permitted by the rules and regulations of the FRB. At this juncture the method by which capital may be increased has not been determined. Also undetermined is whether increased capital of the Bank can be supported by sufficient growth in Bank assets through Alliance.

     The Bank's Board of Directors recognizes that there will be increased costs that will be incurred in the operation of a stock holding company and that the securities of Alliance, unlike those of the Bank, must be registered with the Commission and may not be legal investments for institutions as fiduciaries in certain jurisdictions. Nevertheless, for the reasons stated above, the Board of Directors believes that the holding company formation is in the best interests of the Bank and its shareholders.

     Following this transaction the Bank's securities will be subject to the jurisdiction of the Securities and Exchange Commission. In addition, following completion of the Reorganization, all of the common stock of the Bank will be owned by Alliance which will be a bank holding company and will be subject to the jurisdiction of the Federal Reserve Board. The holding company will be subject to examination by the Federal Reserve Board and periodic reports relating to the holding company will also be required to be filed. The FDIC and the State of Connecticut will retain their jurisdiction over the Bank.

     The Bank's Board of Directors chose Delaware as the state of incorporation of Alliance because of the flexibility and predictability which the corporate law of Delaware provides to the shareholders and management of a Delaware corporation and because of the authority Delaware law provides to limit the liability of Directors for monetary damages to shareholders. See "FORMATION OF HOLDING COMPANY -- Limitations on Director Liability."

     Below is a pro forma capitalization table showing, as of December 31, 1996, the audited historical capitalization of Tolland Bank and the pro forma unaudited consolidated capitalization of Alliance, after giving effect to the Reorganization.

          December 31, 1996                   Tolland Bank       Alliance*
       (dollars in thousands)                  (Historic)       (Pro Forma)
       ----------------------                  ----------       -----------
Deposits                                        $205,608          $205,608
Borrowed Funds                                    10,406            10,406
  Total deposits and borrowed funds             $216,014          $216,014
                                                ========          ========
Shareholders' Equity
  Preferred Stock                                     --                --
  Par value of common stock                        1,173                12
  Additional paid-in capital                       8,918            10,079
  Retained earnings                                5,731             5,731
  Net unrealized loss on securities                 (233)             (233)
                                                --------          --------
  Total shareholders' equity                    $ 15,589          $ 15,589
                                                ========          ========

Equity/Assets                                      6.71%             6.71%

* No adjustments have been made for expenses. Such expenses are anticipated to be $65,000.


Description of the Reorganization

     The Bank caused Alliance to be incorporated as a Delaware corporation on January 9, 1997, with authorized capitalization of 4,000,000 shares of common stock, $0.01 par value, and 100,000 shares of preferred stock, $0.01 par value. The Bank will, prior to the effectiveness of the Reorganization, provide the initial working capital for Alliance, not to exceed $100,000. Alliance will organize Interim as a corporation with an Interim Connecticut Certificate of Incorporation. Alliance will be the sole shareholder of Interim. Contingent upon regulatory and shareholder approvals, the Reorganization will be accomplished as follows:

          1. Interim as a wholly owned acquisition subsidiary of Alliance will merge with and into the Bank with the Bank being the surviving corporation (the "Merger"). All shares of common stock of the Bank outstanding immediately before the Merger will be converted in the Merger, on a share-for-share basis, into shares of common stock of Alliance. All shares of common stock of Interim outstanding immediately before the Merger (which will be held by Alliance) will be converted in the Merger into shares of common stock of the Bank on a one share for one share basis. All shares of common stock of Alliance outstanding immediately before the Merger (which will be held by the Bank) will be cancelled in the Merger.

               (a) the Bank, as the surviving corporation, will retain all incidents of its corporate existence prior to the Reorganization, including its Articles of Incorporation, bylaws, deposits, loans and other assets and its operating offices. The Bank will carry on its business and activities, as before the Merger, under the name Tolland Bank.

               (b) The directors and officers of the Bank in office immediately before the Reorganization will, immediately after the Reorganization, be directors and officers of the Bank as the surviving corporation.

          2. As a result of the Merger, the persons who held all of the Bank's outstanding common stock immediately before the Merger will, immediately thereafter, hold instead all of the outstanding shares of common stock of Alliance. Certificates representing outstanding shares of the Bank's common stock outstanding immediately before the Merger will, immediately after the Merger, represent the same number of shares of Alliance's common stock and may be traded as such. Upon surrender of such stock certificates, the holder will be entitled to receive stock certificates for shares of common stock of Alliance.

     Shareholders   will  not  be  required  to   surrender   their  Bank  stock
     certificates until they desire to make a transfer.

          3. As a result of the Merger, the shares of common stock of the Bank held by Alliance immediately after the Merger will constitute the only issued and outstanding shares of common stock of the Bank. Accordingly, the Bank will be a wholly-owned subsidiary of Alliance.

          4. As a result of the Merger, Interim will cease to exist as a legal entity.

          5. As a result of the Merger and the Reorganization, Alliance will be a publicly held corporation. Alliance will register its common stock under the Exchange Act and will seek to have its shares included on the AMEX. There is no assurance that Alliance common stock will be included on the AMEX, or that a public trading market will develop in its common stock, although a market has existed in the past for the common stock of the Bank.

     Upon completion of the Reorganization, the capital of Alliance, excluding its ownership of Bank common stock, will consist solely of the amount with which it will be capitalized by the Bank before completion of the Reorganization, which will not exceed $100,000. Subject to certain regulatory restrictions, additional funds may be obtained from the Bank after the completion of the Reorganization by payment of dividends by the Bank to Alliance. Should acquisitions or other business ventures be proposed, Alliance may need to issue additional common or preferred stock or debt instruments in the future. Alliance has no plans to make any such acquisitions or engage in any other business at this time. The Bank believes that the Reorganization will be accounted for in a manner similar to a "pooling of interest" for accounting and other financial reporting purposes.

Effective Date

     The Effective Date of the Reorganization (the "Effective Date") will be the date upon which all the conditions set forth in the Plan of Reorganization are satisfied, including, but not limited to, receipt of shareholder approval and all required regulatory approvals and the filing of required documents with the FDIC, the FRB and the State of Connecticut.

Business of Alliance and the Bank

     Alliance. Alliance is a general business corporation formed under the laws of Delaware on January 9, 1997, for the purpose of becoming the stock holding company of the Bank. The principal executive offices of Alliance are located at the principal executive offices of Tolland Bank, 348 Hartford Turnpike, Vernon, CT 06066. Its telephone number is (860) 875-2500. Upon completion of the holding company formation, the Bank will become a wholly owned subsidiary of Alliance. Alliance will be regulated by the FRB. See "FORMATION OF HOLDING COMPANY -- Reasons for and Risks of the Reorganization." "-- Regulation of Alliance." Following the holding company formation, the primary business of Alliance will be the ongoing business of the Bank, and the competitive conditions to be faced by Alliance will be the same as those faced by the Bank.

     At the present time, Alliance does not intend to have any employees. Alliance will make occasional use of staff of the Bank from time to time. If Alliance acquires other financial institutions it may at such time hire employees.

     It is currently expected that unless and until Alliance becomes actively involved in the operation or acquisition of additional financial institutions no separate compensation will be paid to the directors and officers of Alliance. However, Alliance may determine that separate compensation is appropriate in the future.

     The Bank is also submitting the Stock Incentive Plan for approval by shareholders. See "APPROVAL OF THE TOLLAND BANK 1997 STOCK INCENTIVE PLAN." If approved, the Stock Incentive Plan will be the plan of the Bank with Bank officers, employees and directors eligible to participate. If the Reorganization is consummated, it, along with the other stock benefit plans of the Bank, will become the plans of Alliance.

However, if the Stock Incentive Plan is approved and for any reason the directors of the Bank determine not to consummate the Reorganization, the Stock Incentive Plan will remain in full force and effect as the plan of the Bank. See "FORMATION OF HOLDING COMPANY -- Conditions for Approval of Reorganization."

     Initially, Alliance will neither own nor lease any real property. Alliance intends instead to use certain premises, equipment and furniture of the Bank.

     The Bank will request regulatory approval to enable it to provide Alliance with an initial capitalization of up to $100,000 for working capital purposes. Upon formation of the holding company, the assets of Alliance will consist of the initial capitalization plus all of the then outstanding shares of Bank common stock. Alliance, on an unconsolidated basis, will initially have no indebtedness or other liabilities. Additional financial resources may be available to Alliance in the future through cash dividends from the Bank, borrowings from third parties, and the public or private sale of equity or debt securities of Alliance.

     There can be no assurance, however, as to the amount of additional financial resources that will be available to Alliance. There will be substantial regulatory limitations on borrowings by Alliance and any non financial institution subsidiaries as well as on cash dividends paid by the Bank to Alliance. In addition, Alliance might have taxable income as the result of the initial capitalization of Alliance, and any subsequent transfers by the Bank to Alliance, in the form of cash dividends or otherwise. See "FORMATION OF HOLDING COMPANY -- Income Tax Consequences of the Reorganization" "-- Dividend Policy."

     The Bank. The Bank, a savings bank chartered by the State of Connecticut, conducts business from its main office in Tolland, Connecticut and six (6) branch offices in Tolland County, Connecticut, in suburban Hartford. At December 31, 1996, the Bank had total assets of approximately $232.3 million and net worth of approximately $15.6 million or 6.71% of total assets. Net income for the fiscal year ended December 31, 1996 was approximately $1.438 million. The Bank was originally established in 1841. In 1986 it converted into the stock form of organization. It has one subsidiary, Asset Recovery Systems, Inc., which was formed in 1996 to facilitate the disposal of troubled assets of the Bank. As the level of these assets decrease, the activities of Asset Recovery Systems, Inc. will, correspondingly, decrease.

     The Bank's primary business consists of attracting deposits mainly from the business community and general public and using these funds to originate consumer, commercial, commercial real estate and residential loans. The Bank obtains funds for such lending and investment through growth in deposits, repayment of outstanding loans and the sale of other investments. The Bank's principal source of income is interest received from loans and investments. Its principal expenses are interest paid on deposit accounts and employee compensation and benefits.

     The Bank's deposits are insured by the FDIC through the BIF. It is subject to comprehensive examination and regulation by the State of Connecticut and the FDIC and to regulations governing such matters as capital standards, mergers, establishing of branch offices, subsidiary investments and investment authority in general. Such examination and regulation is intended primarily for the protection of the BIF and of depositors. The regulatory structure provides regulatory officials with extensive discretion in connection with their supervisory and enforcement activities and examination policies.

     The Bank competes for loans with other banks, and with thrift institutions, mortgage companies, insurance companies, governmental agencies, real estate investment trusts and credit unions. The Bank competes for loans primarily through the interest rates and loan fees it charges, by convenient office locations and through personal contact by its officers with members of the community served by the Bank. Competition for loans is affected by, among other matters, the availability of lendable funds, economic conditions, and prevailing interest rate levels.

     The Bank competes for savings deposits with other banks, and with money market mutual funds, thrift institutions, credit unions, and corporate and government securities. The Bank competes for deposit accounts primarily through the interest rates it offers, the convenience of its office locations and personal contacts by its officers with members of the communities served by the Bank.

     Large national or regional financial institutions operate in the areas where the Bank conducts its business. Many of these institutions have greater financial resources than the Bank.

     At December 31, 1996, the Bank had a total of approximately 86 full-time equivalent employees, none of whom were represented by a collective bargaining unit. The Bank considers its relations with its employees to be good.

Management of Alliance and the Bank after the Reorganization

No  change  will  occur  in  the   directors  of  the  Bank  by  reason  of  the
Reorganization.

     The following table sets forth the name and the year of expiration of the term of office of each director of Alliance.

                                                      Term of
                        Name                       Office Expires
                        ----                       --------------
               Robert C. Boardman                       1998
               William E. Dowty, Jr.                    1998
               Kenneth R. Peterson                      1998
               Douglas J. Moser                         1999
               D. Anthony Guglielmo                     1999
               Francis J. Prichard, Jr.                 1999
               Joseph H. Rossi                          1999
               Howard G. Abbott, M.D.                   2000
               Lawrence J. Becker                       2000
               Theresa L. Dansky                        2000
               Thomas S. Moore                          2000

     Each director of Alliance is also a director of the Bank. For additional information concerning the directors of Alliance and information concerning the directors of the Bank, see "ELECTION OF DIRECTORS."

     The Certificate of Incorporation of Alliance, like the Articles of Incorporation of the Bank, provide that the directors shall serve for terms of three years and that the terms shall be staggered to provide for the election of approximately one-third of the board members each year. Approval of the Reorganization by the holders of the Bank common stock will ratify the appointment of the persons set forth herein as directors of Alliance for their respective terms, without further action by the shareholders of the Bank.

     No change will occur in the persons who are officers of the Bank by reason of the Reorganization.

     The executive officers of Alliance are, and upon completion of the Reorganization will be the following:

             Name                                  Position
             ----                                  --------
     Joseph H. Rossi                  President and Chief Executive Officer

     Patrick J. Logiudice             Executive Vice President

     David H. Gonci                   Vice President and Chief Financial Officer

     Cynthia S. Harris                Secretary

     At the present time, Alliance does not intend to employ any persons other than its management and the employees of the Bank. No compensation will be paid to its directors and officers in their capacities as directors and officers of Alliance. Alliance may determine that such separate compensation is appropriate in the future, however.

     For additional information concerning the Directors and officers of Alliance, see "ELECTION OF DIRECTORS."

Income Tax Consequences of the Reorganization

     The Bank will not seek a ruling from the Internal Revenue Service (the "IRS") concerning the federal income tax consequences of the Reorganization, but will instead rely upon an opinion from counsel or a tax advisor. It is anticipated that the Bank will be advised that:

          1. Provided that the proposed merger of Interim with and into the Bank qualifies as a statutory merger, the transaction will qualify as a reorganization within the meaning of Section 368(a)(1)(A) of the Code.

          2. The Bank, Alliance and Interim will each be "a party to a reorganization" within the meaning of Section 368(b) of the Code.

          3. No gain or loss will be recognized for federal income tax purposes by Interim upon the transfer of its assets to the Bank solely in exchange for the transfer to Alliance of the stock of the Bank.

          4. No gain or loss will be recognized for federal income tax purposes by Interim upon the receipt of the assets of Interim in exchange for the transfer to Alliance of Interim stock.

          5. The basis of Interim's assets in the hands of the Bank will be the same for federal income tax purposes as the basis of those assets in the hands of Interim immediately prior to the merger.

          6. No gain or loss will be recognized for federal income tax purposes by Alliance upon the receipt of the Bank stock solely in exchange for Interim stock.

          7. No gain or loss will be recognized for federal income tax purposes by the Bank shareholders upon the receipt of Alliance stock solely in exchange for their shares of the Bank stock.

          8. The basis of Alliance stock to be received by the Bank shareholders will be the same for federal income tax purposes as the basis of the Bank stock surrendered in exchange therefor.

          9. The holding period of Alliance stock to be received by the Bank shareholders will include for federal income tax purposes the holding period of the Bank stock surrendered in exchange therefor, provided that the Bank stock is held as a capital asset on the date of the exchange.

          10. The holding period of the assets of Interim in the hands of the Bank will include for federal income tax purposes the period during which such assets were held by Interim.

          11. No gain or loss will be recognized for federal income tax purposes by the Bank upon the receipt of the assets of Interim in exchange for the Bank stock.

     The Bank is expected to be advised that the conclusions reached above with respect to the effect of the Reorganization on the Bank, Interim and Alliance and their shareholders for federal income tax purposes shall also apply for Connecticut income tax purposes.

     An opinion of counsel has no binding effect on the IRS or the State of Connecticut.

     Alliance and the Bank intend to file consolidated federal income tax returns, which would have the effect of eliminating intercompany distributions, including dividends from the Bank stock, in the computation of consolidated taxable income. If Alliance and the Bank were not permitted to file consolidated federal income tax returns, they would be adversely affected because, among other things, intercompany dividends paid out of earnings and profits of the Bank prior to the Reorganization would be subject to federal tax.

     As a general rule, income of Alliance or any subsidiaries other than the Bank would not be taken into account in determining the bad debt deduction allowed the Bank, whether or not consolidated tax returns are filed. However, certain "functionally related" losses of Alliance or subsidiaries (if any) other than the Bank included in the consolidated tax returns will reduce the percentage of taxable income bad debt deduction allowed the Bank.

     The Bank is subject to the Connecticut Corporation Business Tax. The tax is computed on the basis of whichever of the following three formulas results in the greatest amount of tax: (i) a tax based upon the average level of savings accounts of depositors or account holders on which interest is paid; (ii) a tax of 11 1/2% of the federal taxable income derived from Connecticut sources as adjusted for Connecticut modifications; or (iii) a minimum tax of $100.

Dissenters' Rights

     The following description of dissenters' rights is qualified in its entirety by reference to the relevant sections of the Banking Laws of Connecticut which is attached hereto as Exhibit D. Any shareholder wishing to exercise such rights must take certain actions as described hereunder and set forth in more detail in Exhibit D.

     The Banking Laws of Connecticut provides for dissenters' rights. Specifically, in order to make use of the dissenters' rights provided by Connecticut law, any shareholder who wishes to demand payment for their shares, if the Reorganization is consummated, must deliver to the Bank written notice of their intent to demand payment for shares if the Reorganization is effectuated at or before the Annual Meeting, and may not vote in favor of the Reorganization, regardless of whether such vote is in person or by proxy. Those shareholders who gave proper notice may then demand payment for their shares by notifying the Bank in writing within ten (10) days of the Plan being filed with the Secretary of State of the State of Connecticut. Within three (3) months of the receipt of the demand for payment, Alliance will forward the payment for the shares based on their value on the day the Reorganization is consummated. If a shareholder is not satisfied with Alliance's determination of fair value of the shares, the shareholder can, in accordance with Connecticut banking law call for a determination of the value by three disinterested persons, one selected by the shareholder, one by the Bank and one by the other two. If the award of the three disinterested persons is not paid within 60 days it shall become a debt of the Bank and may be collected as such. Once the payment is made the shareholder is required to surrender his shares.

     The consummation of the Reorganization is subject to certain conditions. Among these conditions is that the Board of Directors may, in its sole discretion, terminate the transaction if it determines that the number of shareholders seeking to exercise dissenters' rights with respect to their shares of common stock of the Bank are in excess of an amount the Board determines is material. See "FORMATION OF HOLDING COMPANY -- Conditions of Plan of Reorganization."

Dividend Policy

     The Bank declared a cash dividend of .03(cent) on October 22, 1996, payable to shareholders of record at the close of business on October 31, 1996. It is the intention of Alliance at this time to continue to pay cash dividends provided that conditions continue to permit such payment. Dividends paid by Alliance will be determined by Alliance's Board of Directors and will be based upon its consolidated financial condition, results of operations, tax considerations, economic conditions, regulatory actions which affect the payment of dividends by the Bank to Alliance, and other factors including the limitations on the Bank's ability to pay dividends under Connecticut law and federal law. There can be no assurance that dividends will be paid on the common stock of Alliance or that, if paid, such dividends will not be reduced or eliminated in the future. See "FORMATION OF HOLDING COMPANY -- Regulation of the Bank" and "-- Dividends and Other Capital Distribution Limitations" for information regarding regulatory restrictions on the ability to pay dividends.

     Alliance, as a Delaware corporation, is not subject to FDIC regulatory restrictions or Connecticut law on the payment of dividends to its shareholders, although the source of such dividends will be dependent upon the factors set forth above. Additionally the FRB can, under its cease and desist powers, require a bank holding company such as Alliance to halt the payment of dividends. Alliance is subject, however, to the requirements of Delaware law, which generally limit dividends to an amount equal to the excess of the net assets of Alliance (the amount by which total assets exceed total liabilities) over the stated par value of its capital, or if there is no such excess, to its net profits for the current and/or immediately preceding year.

Conditions of Plan of Reorganization

     The Plan of Reorganization will not become effective until all of the following conditions have been satisfied: (i) the Plan of Reorganization is approved by the shareholders of the Bank; (ii) in the sole discretion of the Bank's Board of Directors, the number of shares exercising dissenters' rights with respect to the Reorganization is not material; (iii) all regulatory and other approvals required by the Plan of Reorganization for the consummation of the Reorganization have been obtained; (iii) the parties to the Plan of Reorganization have received favorable opinions of counsel concerning the federal and state income tax consequences of the transaction; and (iv) in the sole discretion of the Bank's Directors the regulatory and other approvals contain no unduly burdensome or unfavorable conditions of approval or restrictions on operations.

     Applications will be filed with the FRB, the FDIC and State of Connecticut to obtain approval of the Plan of Reorganization and the transactions contemplated therein. The parties to the Plan of Reorganization will receive favorable opinions of counsel regarding the federal and state income tax consequences of the Merger.

Amendment or Termination of Plan of Reorganization

     The Plan of Reorganization may be abandoned by the Bank at any time before the Effective Date in the event that, for any reason, consummation of the formation of the holding company contemplated by the Plan of Reorganization becomes inadvisable in the sole judgment of the Bank's Board of Directors. In the event of such abandonment the Bank will pay the fees and expenses incurred in connection with the Plan of Reorganization and the proposed holding company formation.

     The Plan of Reorganization may be amended at any time by the Boards of Directors of the Bank and Alliance either prior to or after its approval by the Bank's shareholders, provided that after the Plan of Reorganization is approved by the Bank's shareholders, there shall be no amendment or modification which would result in a material adverse effect on the benefits intended to be received by the holders of the Bank's common stock in the Merger pursuant to the Plan of Reorganization.

     If the Plan of Reorganization is approved by the shareholders of the Bank at the Annual Meeting, the Reorganization is expected to become effective as soon as possible thereafter. If the Reorganization is not approved, the Bank will continue to operate without a holding company structure. All expenses in connection with the Reorganization, estimated to be approximately $65,000, will be paid by the Bank whether or not the Plan of Reorganization is approved by its shareholders or the Reorganization is completed.

Stock Certificates Need Not But May Be Exchanged; Transfer Agent

     After the effectiveness of the Reorganization, the former holders of the Bank common stock may, but are not required, to exchange their the Bank stock certificates for new certificates evidencing the same number of shares of Alliance common stock. Until exchanged, the Bank stock certificates will, for all purposes, represent the same number of shares of Alliance common stock as the number of shares of the Bank common stock previously represented. The holders of such certificates will have all the rights of holders of common stock of Alliance. Boston EquiServe, the transfer agent and registrar for the Bank's common stock, is expected to serve in the same capacities for Alliance's common stock.

Effect on Stock Benefit Programs

     The  Plan  of  Reorganization   provides  that  upon  consummation  of  the
Reorganization all stock benefit plans of the Bank will, by virtue of the Reorganization, become the stock benefit plans of Alliance. Stock options for the Bank common stock granted prior to the consummation of the Reorganization will, immediately upon such consummation, automatically become stock options for Alliance common stock with identical terms and conditions and exercise prices. Stock options covering 122,500 shares are outstanding but unexercised. The Bank's Directors, officers and employees will continue to participate in the stock benefit plans as before the Reorganization.

     The Board of Directors has also submitted the Stock Incentive Plan for the shareholders approval. See "APPROVAL OF THE TOLLAND BANK 1997 STOCK INCENTIVE PLAN." If approved by the shareholders, the Stock Incentive Plan will become effective regardless of whether or not the Reorganization is approved. If the Reorganization is approved by shareholders and consummated, the Stock Incentive Plan will become the plan of Alliance. If not, it will remain the plan of the Bank.

     All other employee benefit plans of the Bank will be unchanged by the Reorganization.

Approval by Regulatory Authorities Required

     The Reorganization requires the approvals of the FRB, the FDIC and the State of Connecticut. The Reorganization will utilize an interim, or phantom, bank which is a non-operating acquisition subsidiary created for the purpose of effecting the reorganization on a tax-free basis. Alliance will file an application seeking approval to organize an interim bank with the State of Connecticut. It will also submit an application to the FDIC regarding its Connecticut interim bank. No assurance can be given that approval for the interim bank, or to any other aspect of the Reorganization, will be granted or that they will be obtained prior to a substantial period of time after the Annual Meeting.

Regulation of the Bank

     General. The Bank is a Connecticut state chartered savings bank and its deposit accounts are insured up to applicable limits by the FDIC under the BIF. The Bank is subject to extensive regulation by the State of Connecticut and by the FDIC, as its deposit insurer. The Bank must file reports with the Connecticut Commissioner of Banking (the "Commissioner") and the FDIC concerning its activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as establishing branches and mergers with, or acquisitions of, other depository institutions. There are periodic examinations by the Commissioner and the FDIC to assess the Bank's compliance with various regulatory requirements and financial condition. This regulation and supervision establishes a framework of activities in which a savings bank can engage and is intended primarily for the protection of the BIF and depositors. This structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulation, whether by the Commissioner, the FDIC or through legislation, could have a material adverse impact on the Bank and their operations and shareholders. Until 1996, the Bank was operating under an informal supervisory agreement, a Memorandum of Understanding, imposed by its regulators with regard to certain aspects of the operation. The Memorandum of Understanding was imposed on June 17, 1991. The regulators removed the Memorandum of Understanding in 1996 in light of significant reduction in troubled assets and improved earnings and pursuant to the resolution of the Board Directors in which the Bank agreed to maintain capital at required levels, lessen the level of troubled assets and adopt plans to improve earnings performance.

     Connecticut State Law.

     As a state-chartered savings bank, the Bank is subject to the applicable provisions of Connecticut law and the regulations adopted thereunder by the Commissioner. The Commissioner administers Connecticut banking laws, which contain comprehensive provisions for the regulation and supervision of savings banks. The Bank is subject to periodic examination by and reporting requirements of the Commissioner.

     Savings banks in Connecticut are empowered by statute, subject to limitations expressed therein to take savings and time deposits, to accept checking accounts, to pay interest on such deposits and accounts, to make loans on residential and other real estate, to make consumer and commercial loans, to invest, with certain limitations, in equity securities and debt obligations of banks and corporations, to issue credit cards, to establish an insurance department to issue savings bank life insurance and grant annuities and to offer various other banking services to their customers.

     Under applicable Connecticut law, a Connecticut savings bank has authority to invest up to 6% of its total assets in the equity securities of banks, bank holding companies and certain corporations, subject to certain limitations, including the requirement that the equity securities of any such bank, bank holding company, or corporation are less than 10% of the total equity securities of such bank, bank holding company or corporation. This limitation does not apply to the acquisition of the stock of a Connecticut institution approved by the Commissioner. A Connecticut savings bank may also invest (subject to certain limitations) up to 15% of its total assets in debt securities, without the prior approval of the Commissioner. Certain types of debt securities are not subject to asset limitations. In addition, a Connecticut savings bank may invest in certain investment companies, within the definition of the Investment Company Act of 1940, subject to certain limitations.

     In addition to otherwise authorized investments, a Connecticut savings bank may invest (subject to certain limitations) up to 15% of its total assets in investment securities that are the equity securities of corporations incorporated and doing a major portion of their business in the United States. Generally, investments in debt and equity securities by a state chartered savings bank must be within certain designated rating categories or deemed to be prudent by the bank's board of directors and must comply with the bank's investment policy. A Connecticut savings bank may also invest up to 8% of its total assets in any investments, except securities of state banks and trust companies, national banking associations having their principal offices in Connecticut, or bank holding companies, and except certain commercial, corporate and business loans. Investments under this unrestricted authority must be prudent in the opinion of the bank given the circumstances surrounding the investment. Certain of the investment powers authorized under Connecticut law have recently been restricted by federal law to permit only investments that would be permissible for national banks.

     The approval of the Commissioner is required, among other things, to establish or close branches, merge with another bank, form a bank holding company or to undertake certain other activities.

     FDIC Regulations.

     Capital Requirements. The FDIC has adopted risk-based capital guidelines to which the Bank is subject. The guidelines establish a systematic analytical framework that makes regulatory capital requirements more sensitive to differences in risk profiles among banking organizations. The Bank is required to maintain certain levels of regulatory capital in relation to regulatory risk-weighted assets. The ratio of such regulatory

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capital  to  regulatory  risk-weighted  assets  is  referred  to as  the  Bank's
"risk-based   capital  ratio."  Risk-based  capital  ratios  are  determined  by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk.

     These guidelines divide a savings bank's capital into two tiers. The first tier ("Tier I") includes common equity, retained earnings, certain non-cumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangible assets (except mortgage servicing rights and purchased credit card relationships subject to certain limitations). Supplementary ("Tier II") capital includes, among other items, cumulative perpetual and long-term limited-life preferred stock, mandatory convertible securities, certain hybrid capital instruments, term subordinated debt and the allowance for loan and lease losses, subject to certain limitations, less required deductions. Savings banks are required to maintain a total risk-based capital ratio of 8%, of which at least 4% must be Tier I capital.

     In addition, the FDIC has established regulations prescribing a minimum Tier I leverage ratio (Tier I capital to adjusted total assets as specified in the regulations). These regulations provide for a minimum Tier 1 leverage ratio of 3% for banks that meet certain specified criteria, including that they have the highest examination rating and are not experiencing or anticipating significant growth. All other banks are required to maintain a Tier I leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The FDIC may, however, set higher leverage and risk-based capital requirements on individual institutions when particular circumstances warrant. Savings banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

     The following is a summary of the Bank's regulatory capital at December 31, 1996:

          GAAP Capital to Total Assets                      6.71%
          Total Capital to Risk-Weighted Assets            12.26%
          Tier I Leverage Ratio                             6.75%


     In August 1995, the FDIC, along with the other federal banking agencies, adopted a regulation providing that the agencies will take account of the exposure of a bank's capital and economic value to changes in interest rate risk in assessing a bank's capital adequacy. According to the agencies, applicable considerations include the quality of the bank's interest rate risk management process, the overall financial condition of the bank and the level of other risks at the bank for which capital is needed. Institutions with significant interest rate risk may be required to hold additional capital. The agencies recently issued a joint policy statement providing guidance on interest rate risk management, including a discussion of the critical factors affecting the agencies' evaluation of interest rate risk in connection with capital adequacy. The agencies have determined not to proceed with a previously issued proposal to develop a supervisory framework for measuring interest rate risk and an explicit capital component for interest rate risk.

     Standards for Safety and Soundness. Federal law requires each federal banking agency to prescribe for depository institutions under its jurisdiction standards relating to, among other things, internal controls; information systems and audit systems; loan documentation; credit underwriting; interest rate risk exposure; asset growth; compensation; fees and benefits; and such other operational and managerial standards as the agency deems appropriate. The federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness (the "Guidelines") to implement these safety and soundness standards. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The Guidelines address internal controls and information systems; internal audit system; credit underwriting; loan documentation; interest rate risk exposure; asset growth; asset quality; earnings and compensation; fees and benefits. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by the Federal Deposit Insurance Act, as amended, ("FDI Act"). The final regulation establishes deadlines for the submission and review of such safety and soundness compliance plans.

     Real Estate Lending Standards. The FDIC and the other federal banking agencies have adopted regulations that prescribe standards for extensions of credit that (i) are secured by real estate or (ii) are made for the purpose of financing the construction or improvements on real estate. The FDIC regulations require each savings bank to establish and maintain written internal real estate lending standards that are consistent with safe and sound banking practices and appropriate to the size of the bank and the nature and scope of its real estate lending activities. The standards also must be consistent with accompanying FDIC guidelines, which include loan-to-value limitations for the different types of real estate loans. Banks are also permitted to make a limited amount of loans that do not conform to the proposed loan-to-value limitations so long as such exceptions are reviewed and justified appropriately. The guidelines also list a number of lending situations in which exceptions to the loan-to-value standard are justified.

     Dividend Limitations. The FDIC has authority to use its enforcement powers to prohibit a savings bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Federal law prohibits the payment of dividends by a bank that will result in the bank failing to meet applicable capital requirements on a pro forma basis. Additionally, the Bank, as a state capital stock bank, is subject to Connecticut banking law. Pursuant to Connecticut banking law, the Bank may not declare a cash dividend on its common stock in an amount in excess of its net profits (as defined by state statute) for the year in which the dividend is declared plus its retained net profits from the prior two years. The Bank may not declare or pay a cash dividend and repurchase any of its outstanding shares if the effect thereof would reduce its capital below the amount required by federal and state regulations.

     Investments and Activities. Since the enactment of the Federal Deposit Insurance Corporation Improvement Act of 1991, all state chartered financial institutions, including savings banks and their subsidiaries, have generally been limited to activities as principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law. FDICIA and the FDIC regulations thereunder permit certain exceptions to these limitations. In addition, the FDIC is authorized to permit such institutions to engage in state authorized activities or, investments that do not meet this standard (other than non-subsidiary equity investments) for institutions that meet all applicable capital requirements if it is determined that such activities or investments do not pose a significant risk to the BIF. All non-subsidiary equity investments, unless otherwise authorized or approved by the FDIC, must be divested by December 19, 1996, pursuant to a FDIC-approved divestiture plan unless such investments were grandfathered by the FDIC. Such grandfathering authority is subject to termination upon the FDIC's determination that such investments pose a safety and soundness risk to the Bank or in the event the Bank converts its charter or undergoes a change in control.

     Prompt Corrective Regulatory Action. Federal law requires, among other things, that federal bank regulatory authorities take "prompt corrective action" with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital tiers: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. The Bank is considered "well capitalized."

     The FDIC has adopted regulations to implement the prompt corrective action legislation. Among other things, the regulations define the relevant capital measures for the five capital categories. An institution is deemed to be "well capitalized" if it has a total risk-based capital ratio of 10% or greater, a Tier I risk-based capital ratio of 6% or greater, and a leverage ratio of 5% or greater, and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. An institution is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, a Tier I risk-based capital ratio of 4% or greater, and generally a leverage ratio of 4% or greater. An institution is deemed to be "undercapitalized" if it has a total risk-based capital ratio of less than 8%, a Tier I risk-based capital ratio of less than 4%, or generally a leverage ratio of less than 4%. An institution is deemed to be "significantly undercapitalized" if it has a total risk-based capital ratio of less than 6%, a Tier I risk-based capital ratio of less than 3%, or a leverage ratio of less than

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

3%. An institution is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%.

     "Undercapitalized" banks are subject to growth, capital distribution (including dividend) and other limitations and are required to submit a capital restoration plan. A bank's compliance with such plan is required to be guaranteed by any company that controls the undercapitalized institutions. If an "undercapitalized" bank fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized." "Significantly undercapitalized" banks are subject to one or more of a number of additional restrictions, including but not limited to an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. "Critically undercapitalized" institutions also may not, beginning 60 days after becoming "critically undercapitalized," make any payment of principal or interest on certain subordinated debt or extend credit for a highly leveraged transaction or enter into any material transaction outside the ordinary course of business. In addition, "critically undercapitalized" institutions are subject to appointment of a receiver or conservator. Generally, subject to a narrow exception, the appointment of a receiver or conservator is required for a "critically undercapitalized" institution within 270 days after it obtains such status.

     Transactions with Affiliates. Under current federal law, transactions between depository institutions and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings bank is any company or entity that controls, is controlled by, or is under common control with the savings bank, other than a subsidiary. In a holding company context, at a minimum, the parent holding company of a savings bank and any companies which are controlled by such parent holding company are affiliates of the savings bank. Generally, Section 23A limits the extent to which the savings bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such savings bank's capital stock and surplus, and contains an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. The term "covered transaction" includes the making of loans or other extensions of credit to an affiliate; the purchase of assets from an affiliate, the purchase of, or an investment in, the securities of an affiliate; the acceptance of securities of an affiliate as collateral for a loan or extension of credit to any person; or issuance of a guarantee, acceptance, or letter of credit on behalf of an affiliate. Section 23A also establishes specific collateral requirements for loans or extensions of credit to, or guarantees, acceptances on letters of credit issued on behalf of an affiliate. Section 23B requires that covered transactions and a broad list of other specified transactions be on terms substantially the same, or no less favorable, to the savings bank or its subsidiary as similar transactions with nonaffiliates.

     Further, Section 22(h) of the Federal Reserve Act restricts a savings bank with respect to loans to directors, executive officers, and principal shareholders. Under Section 22(h), loans to directors, executive officers and shareholders who control, directly or indirectly, 10% or more of voting securities of a savings bank, and certain related interests of any of the foregoing, may not exceed, together with all other outstanding loans to such persons and affiliated entities, the savings bank's total capital and surplus.
Section 22(h) also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers, and shareholders who control 10% or more of voting securities of a stock savings bank, and their respective related interests, unless such loan is approved in advance by a majority of the board of directors of the savings bank. Any "interested" director may not participate in the voting. The loan amount (which includes all other outstanding loans to such person) as to which such prior board of director approval is required, is the greater of $25,000 or 5% of capital and surplus or any loans over $500,000. Further, pursuant to Section 22(h), loans to directors, executive officers and principal shareholders must be made on terms substantially the same as offered in comparable transactions to other persons.
Section 22(g) of the Federal Reserve Act places additional limitations on loans to executive officers.

     Enforcement. The FDIC has extensive enforcement authority over insured savings banks, including the Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, to issue cease and desist orders and to remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations, unsafe or unsound practices, and breaches of fiduciary duty.

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

     The FDIC has authority under federal law to appoint a conservator or receiver for an insured savings bank under certain circumstances. The FDIC is required, with certain exceptions, to appoint a receiver or conservator for an insured state savings bank if that savings bank was "critically undercapitalized" on average during the calendar quarter beginning 270 days after the date on which the savings bank became "critically undercapitalized." For this purpose, "critically undercapitalized" means having a ratio of tangible capital to total assets of less than 2%. See "-Prompt Corrective Regulatory Action." The FDIC may also appoint a conservator or receiver for a state savings bank on the basis of the institution's financial condition or upon the occurrence of certain events, including: (i) insolvency (the assets of the savings bank are less than its liabilities to depositors and others); (ii) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (iii) existence of an unsafe or unsound condition to transact business; (iv) likelihood that the savings bank will be unable to meet the demands of its depositors or to pay its obligations in the normal course of business; and (v) insufficient capital, or the incurring or likely incurring of losses that will deplete substantially all of the institution's capital with no reasonable prospect of replenishment of capital without federal assistance.

     Insurance of Deposit Accounts. The FDIC has adopted a risk-based insurance assessment system. The FDIC assigns an institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period: (1) well capitalized,
(2) adequately capitalized or (3) undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the institution's primary federal regulator and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. An institution's assessment rate depends on the capital category and supervisory category to which it is assigned. Assessment rates for BIF deposits currently range from 0 basis points to 27 basis points. The FDIC is authorized to raise the assessment rates in certain circumstances, including to maintain or achieve the designated reserve ratio of 1.25%, which requirement the BIF currently meets. The FDIC has exercised its authority to raise rates in the past and may raise insurance premiums in the future. If such action is taken by the FDIC, it could have an adverse effect on the earnings of the Bank.

     In addition, recent legislation requires BIF-insured institutions like the Bank to assist in the payment of Financing Corporation ("FICO") bonds. Beginning in January, 1997, the interest on FICO bonds will be shared between BIF insured institutions and SAIF insured institutions. The Bank will pay 20% of the amount paid by SAIF-insured institutions for a three-year period through the earlier of December 31, 1999, or the time the last savings association charter ceases to exists. When either of these events occur, the responsibility for FICO bonds will be shared pro rata between the thrift institutions and members of the BIF such as the Bank.

     Under the FDI Act, insurance of deposits may be terminated by the FDIC upon a finding that the institution has engaged in unsafe or unsound practices, is in an unsafe or unsound condition to continue operations or has violated any applicable law, regulation, rule, order or condition imposed by the FDIC or the Division. The management of the Bank does not know of any practice, condition or violation that might lead to termination of deposit insurance.

     Federal Reserve System. The Federal Reserve Board regulations require depository institutions to maintain non-interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve Board regulations generally require that reserves be maintained against aggregate transaction accounts as follows: for that portion of transaction accounts aggregating $49.3 million or less (subject to adjustment by the Federal Reserve Board) the reserve requirement is 3%; and for accounts greater than $49.3 million, the reserve requirement is $1.5 million plus 10% (subject to adjustment by the Federal Reserve Board between 8% and 14%) against that portion of total transaction accounts in excess of $49.3 million. The first $4.4 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. The Bank is in compliance with the foregoing requirements. Because required reserves must be maintained in the form of either vault cash, a non-interest-bearing account at a Federal Reserve Bank or a pass through account as defined by the Federal Reserve Board, the effect of this reserve requirement is to reduce the Bank's interest-earning assets. Federal Home Loan Bank ("FHLB") System members such as the Bank are also

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

authorized to borrow from the Federal Reserve "discount window," but Federal Reserve Board regulations require institutions to exhaust all FHLB sources before borrowing from a Federal Reserve Bank.

     Community Reinvestment Act. Under the Community Reinvestment Act, as amended, ("CRA"), as implemented by FDIC regulations, a savings bank has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not proscribe specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the FDIC, in connection with its examination of a savings institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution. The Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA") amended the CRA to require, effective July 1, 1990, public disclosure of an institution's CRA rating and require the FDIC to provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system which replaced the five-tiered numerical rating system. The Bank's latest CRA rating, received from the FDIC, was "satisfactory."

Regulation of Alliance

     General. Upon consummation of the Reorganization, Alliance, as the sole shareholder of the Bank, will become a bank holding company and will register as such with the Federal Reserve Board. Bank holding companies are subject to regulation by the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the "BHCA"), and the regulations of the Federal Reserve Board. As a bank holding company, Alliance will be required to file with the Federal Reserve Board annual reports and such additional information as the Federal Reserve Board may require, and will be subject to regular examinations by the Federal Reserve Board. The Federal Reserve Board also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest non-bank subsidiaries. In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices.

     Under the BHCA, a bank holding company must obtain Federal Reserve Board approval before: (i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares); (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or
(iii) merging or consolidating with another bank holding company.

     The BHCA also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain nonbank activities which, by statute or by Federal Reserve Board regulation or order, have been identified as activities "closely related to banking or managing or controlling banks." The list of activities permitted by the Federal Reserve Board includes, among other things, operating a savings institution, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing property on a full-payout, non-operating basis; selling money orders, travelers' checks and United States Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers.

     Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994. The Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994
("Riegle-Neal") was enacted to ease restrictions on interstate banking. Effective September 29, 1995, Riegle-Neal allows the Federal Reserve Board to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The Federal Reserve Board may not

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

approve the acquisition of bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory law of the host state. Riegle-Neal also prohibits the Federal Reserve Board from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. Riegle-Neal does not affect the authority of states to limit the percentage of total insured deposits in the state which may be held or controlled by a bank or bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% state-wide concentration limit contained in Riegle-Neal.

     Pursuant to the Act, the Federal Reserve Board may approve an application of an adequately capitalized and adequately managed non-Connecticut bank holding company to acquire control of, or acquire all or substantially all of the assets of, a Connecticut bank, as long as certain requirements of the Act are met.

     Dividends. The Federal Reserve Board has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the Federal Reserve Board's view that a bank holding company should pay cash dividends only to the extent that a bank holding company's net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with a bank holding company's capital needs, asset quality and overall financial condition. The Federal Reserve Board also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the Federal Reserve Board pursuant to FDICIA, the Federal Reserve Board may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "undercapitalized". See "-- Regulation of the Bank -- Prompt Corrective Regulatory Action."

     Bank holding companies are required to give the Federal Reserve Board prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the their consolidated retained earnings. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, Federal Reserve Board order, or any condition imposed by, or written agreement with, the Federal Reserve Board.

     Capital Requirements. The Federal Reserve Board has established capital requirements for bank holding companies with consolidated assets of $150 million or more. Alliance's level of consolidated regulatory capital, assuming consummation of the Reorganization, are as follows:

                                      Amount          Percent
                                      ------          -------
                                      (Dollars in thousands)

Tier 1 capital                       $15,293           6.75%
Minimum Tier 1 (leverage)
  requirement                          9,061           4.00%
                                     -------
  Excess                             $ 6,232           2.75%

Risk-based capital                   $17,044          12.26%
Minimum risk-based capital
  requirement                         11,118           8.00%
                                     -------
  Excess                             $ 5,926           4.26%

Description of Alliance Capital Stock

     The 4,100,000 shares of capital stock authorized by the Certificate of Incorporation of Alliance are divided into two classes consisting of 4,000,000 shares of common stock (par value $0.01 per share) and 100,000 shares of preferred stock (par value $0.01 per share). By comparison the Bank's Articles of Incorporation authorize 4,000,000 shares of common stock (par value $1.00 per share) and 1,000,000 shares of preferred stock (par value $1.00 per share). On December 31, 1996, the Bank had 1,172,500 outstanding shares of common stock and no shares of preferred stock outstanding. The number of shares of Alliance common stock to be outstanding upon consummation of the Plan of Reorganization will be the same as the number of shares of the Bank's common stock outstanding immediately prior to such consummation, except for shares delivered to Alliance pursuant to Dissenters' Rights. See "FORMATION OF HOLDING COMPANY -- Dissenters' Rights." Each share of common stock of Alliance will have the same relative rights and will be identical in all respects with each other share of its common stock.

     There are no material differences between the common stock of Alliance and of the Bank as to voting, liquidation, preemptive or redemption rights.

     Each holder of the common stock of Alliance will be entitled to one vote for each share held on all matters voted upon by shareholders.

     In the event of any liquidation or dissolution of Alliance, the holders of the common stock would be entitled to receive -- after payment or provision for payment of all debts and liabilities of Alliance and the full preferential amounts to which holders of any preferred stock may be entitled -- all remaining assets of Alliance available for distribution, in cash or in kind. Distributions of the assets of the Bank upon liquidation are subject to the payment of the Bank's debts and liabilities, including all deposits and accrued interest thereon.

     The holders of common stock of Alliance will not be entitled to preemptive rights with respect to any shares which may be issued. The common stock will not be subject to call for redemption. Upon receipt by Alliance of the full consideration therefor each share of the common stock will be fully paid and nonassessable.

     Alliance has no present plans for the issuance of the additional authorized shares of common or preferred stock (other than pursuant to the exercise of outstanding stock options). In the future, the authorized but unissued and unreserved shares of common stock of Alliance will be available for general corporate purposes, including, but not limited to, possible issuance as stock dividends or stock splits, in future mergers or other acquisitions, under a cash dividend reinvestment and stock purchase plan, in a future public offering or private placement or under the stock benefit plans of the Bank.

     No shareholder approval would be required after the Merger for the issuance of additional shares of common stock. Accordingly, the Board of Directors of Alliance (as is currently the case for the Board of Directors of the Bank), without shareholder approval, could in the future issue additional shares of common stock on a dilutive basis and could also issue debt securities or shares of serial preferred stock with voting or other rights that might adversely affect the rights of holders of common stock. See "FORMATION OF HOLDING COMPANY -- Dividend Policy," "-- Income Tax Consequences of the Reorganization," "-- Regulation of Alliance" and "-- Regulation of the Bank" for a description of certain matters relating to the future payment of dividends on Alliance's common stock.

Anti-Takeover Provisions

     General. A number of provisions of Alliance's Certificate of Incorporation and Bylaws deal with matters of corporate governance and certain rights of shareholders. These provisions allow the Board of Directors flexibility to analyze and consider corporate transactions in order to maximize benefits to shareholders. However, they may also serve to prevent individual shareholders from participating in a transaction if the Board does not deem the transaction to be beneficial to shareholders, even if individual shareholders desire to do so. The following discussion is a general summary of certain provisions of Alliance's Certificate of Incorporation and Bylaws and certain other statutory and regulatory provisions relating to stock ownership and transfers, the Board of Directors and business combinations, which might be deemed to have a potential "anti-takeover" effect. Such provisions may have the effect of rendering the removal of the current Board of Directors of Alliance more difficult. The following description of certain of the provisions of the Certificate of Incorporation and bylaws of Alliance is necessarily general and reference should be made in each case to such Certificate of Incorporation and bylaws, which are incorporated herein by reference and attached as Exhibit B and C, respectively.

     Additionally, the Bank currently has a Shareholder Rights Agreement. Shareholder rights plans such as the Bank's may be deemed to have a potential "anti-takeover" effect. The Board of Directors of Alliance currently intends to adopt a substantially similar plan to the current Shareholder Rights Agreement after the consummation of the Reorganization. No assurance can be given that the Board of Directors of Alliance will in fact adopt such a plan, or that its terms will be substantially similar to those of the Bank's Shareholder Rights Agreement. See "FORMATION OF HOLDING COMPANY -- Shareholder Rights Agreement."

     Limitation on Voting Rights. The Certificate of Incorporation of Alliance provides that in no event shall any record owner of any outstanding Common Stock which is beneficially owned, directly or indirectly, by a person who beneficially owns in excess of 10% of the then outstanding shares of Common Stock (the "Limit") be entitled or permitted to any vote in respect of the shares held in excess of the Limit. Beneficial ownership is determined pursuant to Rule 13d-3 of the General Rules and Regulations promulgated pursuant to the Exchange Act, and includes shares beneficially owned by such person or any of his affiliates (as defined in the Certificate of Incorporation), shares which such person or his affiliates have the right to acquire upon the exercise of conversion rights or options and shares as to which such person and his affiliates have or share investment or voting power, but shall not include shares beneficially owned by the benefit plans of the Board or directors, officers and employees of the Bank or Alliance as a group or shares that are subject to a revocable proxy and that are not otherwise beneficially owned, or deemed by Alliance to be beneficially owned, by such person and his affiliates. The Certificate of Incorporation of Alliance further provides that this provision limiting voting rights may only be amended upon the vote of 80% of the outstanding shares of voting stock (after giving effect to the limitation on voting rights).

     Board of Directors. The Board of Directors of Alliance is divided into three classes, each of which shall contain approximately one-third of the whole number of members of the Board. Each class shall serve a staggered term, with approximately one-third of the total number of directors being elected each year. Alliance's Certificate of Incorporation and bylaws provide that the size of the Board shall be determined by a majority of the directors. The Certificate of Incorporation and the bylaws provide that any vacancy occurring in the Board, including a vacancy resulting from death, resignation, retirement, disqualification, removal from office or other cause, shall be filled for the remainder of the unexpired term exclusively by a majority vote of the directors then in office. The classified Board is intended to provide for continuity of the Board of Directors and to make it more difficult and time consuming for a shareholder group to fully use its voting power to gain control of the Board of Directors without the consent of the incumbent Board of Directors of Alliance. The Certificate of Incorporation of Alliance provides that a director may be removed from the Board of Directors prior to the expiration of his term only for cause, upon the vote of 80% of the outstanding shares of voting stock.

     In the absence of these provisions, the vote of the holders of a majority of the shares could remove the entire Board, with or without cause, and replace it with persons of such holders' choice.

     Cumulative Voting, Special Meetings and Action by Written Consent. The Certificate of Incorporation does not provide for cumulative voting for any purpose. Moreover, special meetings of shareholders of Alliance may be called only by the Board of Directors of Alliance. The Certificate of Incorporation also provides that any action required or permitted to be taken by the shareholders of Alliance may be taken only at an annual or special meeting and prohibits shareholder action by written consent in lieu of a meeting.

     Authorized Shares. The Certificate of Incorporation authorizes the issuance of 4,000,000 shares of common stock and 100,000 shares of preferred stock. The shares of common stock and preferred stock were authorized in an amount greater than that to be issued pursuant to the Reorganization to provide Alliance's Board of Directors with as much flexibility as possible to effect, among other transactions, financings, acquisitions, stock dividends, stock splits and employee stock options. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of Alliance. The Board of Directors also has sole authority to determine the terms of any one or more series of Preferred Stock, including voting rights, conversion rates, and liquidation preferences. As a result of the ability to fix voting rights for a series of Preferred Stock, the Board has the power, to the extent consistent with its fiduciary duty, to issue a series of Preferred Stock to persons friendly to management in order to attempt to block a post-tender offer merger or other transaction by which a third party seeks control, and thereby assist management to retain its position. Alliance's Board of Directors currently has no plans for the issuance of additional shares, other than the issuance of additional shares pursuant to the terms of the Stock Incentive Plan.

     Shareholder Vote Required to Approve Business Combinations with Principal Shareholders. The Certificate of Incorporation requires the approval of the holders of at least 80% of Alliance's outstanding shares of voting stock to approve certain "Business Combinations," as defined therein, and related transactions. Under Delaware law, absent this provision, Business Combinations, including mergers, consolidations and sales of all or substantially all of the assets of a corporation must, subject to certain exceptions, be approved by the vote of the holders of only a majority of the outstanding shares of common stock of Alliance and any other affected class of stock. Under the Certificate of Incorporation, at least 80% approval of shareholders is required in connection with any transaction involving an Interested Shareholder (as defined below) except (i) in cases where the proposed transaction has been approved in advance by a majority of those members of Alliance's Board of Directors who are unaffiliated with the Interested Shareholder and were directors prior to the time when the Interested Shareholder became an Interested Shareholder or (ii) if the proposed transaction meets certain conditions set forth therein which are designed to afford the shareholders a fair price in consideration for their shares in which case, if a shareholder vote is required, approval of only a majority of the outstanding shares of voting stock would be sufficient. The term "Interested Shareholder" is defined to include any individual, corporation, partnership or other entity (other than Alliance or its subsidiary) which owns beneficially or controls, directly or indirectly, 15% or more of the outstanding shares of voting stock of Alliance. This provision of the Certificate of Incorporation applies to any "Business Combination," which is defined to include
(i) any merger or consolidation of Alliance or any of its subsidiaries with or into any Interested Shareholder or Affiliate (as defined in the Certificate of Incorporation) of an Interested Shareholder; (ii) any sale, lease, exchange, mortgage, pledge, transfer, or other disposition to or with any Interested Shareholder or Affiliate of 10% or more of the assets of Alliance or combined assets of Alliance and its subsidiary; (iii) the issuance or transfer to any Interested Shareholder or its Affiliate by Alliance (or any subsidiary) of any securities of Alliance in exchange for any assets, cash or securities the value of which equals or exceeds 10% of the fair market value of the Common Stock of Alliance; (iv) the adoption of any plan for the liquidation or dissolution of Alliance proposed by or on behalf of any Interested Shareholder or Affiliate thereof and (v) any reclassification of securities, recapitalization, merger or consolidation of Alliance which has the effect of increasing the proportionate share of common stock or any class of equity or convertible securities of Alliance owned directly or indirectly by an Interested Shareholder or Affiliate thereof.

     Amendment of Certificate of Incorporation and Bylaws. Amendments to Alliance's Certificate of Incorporation must be approved by a majority vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock; provided, however, that an affirmative vote of at least 80% of the outstanding voting stock entitled to vote (after giving effect to the provision limiting voting rights) is required to amend or repeal certain provisions of the Certificate of Incorporation, including the provision limiting voting rights, the provisions relating to approval of certain business combinations, calling special meetings, the number and classification of directors, director and officer indemnification by Alliance and amendment of Alliance's bylaws and Certificate of Incorporation. Alliance's bylaws may be amended by its Board of Directors, or by the vote of a majority of the shares present in person or by proxy and entitled to a vote at any annual or special meeting except for those instances where the Certificate of Incorporation requires a vote of 80% of the total votes eligible to be voted at a duly constituted meeting of shareholders for amendment.

     Certain Bylaw Provisions. The Bylaws of Alliance also require a shareholder who intends to nominate a candidate for election to the Board of Directors, or to raise new business at a shareholder meeting to give at least 120 days advance notice to the Secretary of Alliance. The notice provision requires a shareholder who desires to raise new business to provide certain information to Alliance concerning the nature of the new business, the shareholder and the shareholder's interest in the business matter. Similarly, a shareholder wishing to nominate any person for election as a director must provide Alliance with certain information concerning the nominee and the proposing shareholder.

Delaware Corporate Law

     In addition, the state of Delaware has a statute designed to provide Delaware corporations with additional protection against hostile takeovers. The takeover statute, which is codified in Section 203 of the Delaware General Corporation law ("Section 203"), is intended to discourage certain takeover practices by impeding the ability of a hostile acquiror to engage in certain transactions with the target company.

     In general Section 203 provides that a "Person" (as defined therein) who owns 15% or more of the outstanding voting stock of a Delaware corporation (an "Interested Shareholder") may not consummate a merger or other business combination transaction with such corporation at any time during the three-year period following the date such "Person" became an Interested Shareholder. The term "business combination" is defined broadly to cover a wide range of corporate transactions including mergers, sales of assets, issuances of stock, transactions with subsidiaries and the receipt of disproportionate financial benefits.

     The statute  exempts the following  transactions  from the  requirements of
Section 203: (i) any business combination if, prior to the date a person became an Interested Shareholder, the Board of Directors approved either the business combination or the transaction which resulted in the shareholder becoming an Interested Shareholder; (ii) any business combination involving a person who acquired at least 85% of the outstanding voting stock in the transaction in which he became an Interested Shareholder, with the number of shares outstanding calculated without regard to those shares owned by the corporation's directors who are also officers and by certain employee stock plans; (iii) any business combination with an Interested Shareholder that is approved by the Board of Directors and by a two-thirds vote of the outstanding voting stock not owned by the Interested Shareholder; and (iv) certain business combinations that are proposed after the corporation had received other acquisition proposals and which are approved or not opposed by a majority of certain continuing members of the Board of Directors. A corporation may exempt itself from the requirements of the statute by adopting an amendment to its Certificate of Incorporation or Bylaws electing not to be governed by Section 203. At the present time, the Board of Directors does not intend to propose any such amendment.

Indemnification

     Alliance's Certificate of Incorporation or bylaws provide that it will indemnify its directors and officers and may indemnify its employees and agents to the full extent authorized by Delaware law in connection with certain matters in which they may be involved because of their positions with Alliance, including criminal, civil, administrative or investigative proceedings. Delaware law permits indemnification against expenses (including attorneys' fees), judgments, fines, penalties and amounts paid in settlement in third-party actions involving such persons, provided there is a determination by a majority vote of the disinterested directors, by independent legal counsel, by the shareholders or by a court that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Alliance and, in the case of any criminal action, had no reason to believe his conduct was unlawful.

     In the case of derivative actions on behalf of Alliance, Delaware law generally permits indemnification for expenses (including attorneys' fees) in defending oneself, assuming a determination as to the conduct of the person seeking to be indemnified similar to that required for third-party actions.

     Delaware law provides for advances of legal expenses as they are incurred to persons seeking to be indemnified, provided that the person receiving the advances undertakes to repay such amounts if it is subsequently determined that he or she is not entitled to indemnification.

     The obligation of Alliance to provide indemnification as described above will continue, even if the Certificate of Incorporation or bylaws are subsequently amended to restrict or eliminate the right to indemnification, with respect to any state of facts existing at or before the time of such amendment and any proceeding, whenever brought, based in whole or in part upon any such state of facts. Alliance is presently unaware of any actual or threatened actions or proceedings that might result in a claim for indemnification under Alliance's bylaws.

     In recent years, there has been a significant increase in the number and amount of claims brought against Directors and officers of corporations. As a result, certain corporations have experienced difficulties in attracting and retaining qualified persons to serve on their Boards of Directors. To date, the Bank has not encountered a problem in attracting or retaining qualified Directors, nor has the Bank encountered a problem in obtaining adequate insurance coverage. It is expected that such insurance will be extended to cover Directors and officers of Alliance upon completion of the holding company formation. If liability insurance coverage for Directors and officers of Alliance were to become unavailable or prohibitively expensive in the future, Alliance would be required to act as a self-insurer and bear the full cost of any indemnification provided.

Limitations on Director Liability

     In performing their duties, Directors, and officers acting in the capacity of Directors, of a Delaware corporation such as Alliance are obligated as fiduciaries to exercise their business judgment and to act in what they reasonably believe in good faith, after consideration, to be in the best interests of the corporation and its shareholders. Such actions are generally protected by the so-called "business judgment" rule and will normally be upheld by a court in the event of a lawsuit challenging them. Under Delaware law
Directors can be held liable for gross negligence, as that term may be defined by the Delaware courts, in connection with decisions made in the performance of their duties, but generally not for ordinary negligence in most circumstances.

     Alliance has included in its Certificate of Incorporation a provision which eliminates the personal liability of Directors and officers acting in the capacity of Directors or performing duties as a Director, for monetary damages to Alliance and its shareholders for breach of their fiduciary duty except for liability for: (i) willful or negligent violations of certain provisions of the Delaware General Corporation Law with respect to the unlawful payment of dividends or unlawful stock purchases or redemptions; (ii) a breach of a Director's duty of loyalty to Alliance or its shareholders; (iii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; or (iv) a transaction from which the Director derived improper personal benefit. This provision relieves Alliance's directors of liability to Alliance and to shareholders for negligence in the performance of their duties, including gross negligence, subject to the limitations specified below. It thus could eliminate liability of Directors, and officers acting as Directors, even for grossly negligent business decisions in certain circumstances. It does not eliminate or limit liability of Directors arising in connection with causes of action brought under the federal securities laws or to parties other than Alliance or its shareholders. The provision has no effect on the availability of equitable remedies, such as an injunction or rescission, based upon a Director's breach of his fiduciary duty to Alliance and to shareholders. At present, there are no pending or contemplated actions or proceedings against any Directors of Alliance, and Alliance knows of no threatened litigation against its Directors that would be affected by the foregoing provisions of law.

     The SEC takes the position that similar provisions limiting the liability of directors under state laws would not protect those corporations' directors from liability for violations of the federal securities laws. Federal banking regulators may also take the same position with respect to violations of federal banking laws and regulations.

Changes in Shareholders' Rights

     As a result of the holding company formation, shareholders of the Bank, whose rights are presently governed by Connecticut law and the Bank's Articles of Incorporation and bylaws, will become shareholders of Alliance. As such, their rights will be governed by the Delaware General Corporation Law and Alliance's Certificate of Incorporation and bylaws.

     Although the governing instruments of the Bank and Alliance are similar in most material respects, there are certain material differences. The following discussion does not purport to be a complete statement of the differences affecting the rights of shareholders but summarizes those differences that are deemed by the Bank to be material. See the Certificate of Incorporation and bylaws of the Bank attached as Exhibits B and C to this Proxy Statement/Prospectus.

     Purpose Clause. The Certificate of Incorporation of Alliance provides that it may engage in any lawful act or activity for which corporations may be formed under the Delaware General Corporation Law. The Bank's Articles of Incorporation state that its business shall be to accumulate and invest funds pursuant to the laws of the State of Connecticut and to engage in any activity or business permitted by the State of Connecticut. See "FORMATION OF HOLDING COMPANY -- Regulation of Alliance."

     Dividend Rights and Policies. The shareholders of both the Bank and Alliance are entitled to dividends if, when and as declared by their respective Boards of Directors. The declaration of future dividends, whether by the Board of Directors of the Bank or of Alliance, will be subject to favorable operating results, financial conditions, regulatory limitations and other relevant factors. Accordingly, no assurance can be given as to the likelihood, amount or timing of any future dividend payments

     The Bank as a Connecticut chartered stock bank may not declare cash dividends on its common stock in an amount in excess of its net profits (as defined by state statute) for the year in which the dividend is declared, plus its retained net profits from the prior two years. The Bank may not declare or pay a cash dividend or repurchase any of its outstanding shares if the effect thereof would reduce its capital below the amount by federal and state regulations. In addition, the FDIC places certain restrictions on the payment of dividends. See "FORMATION OF HOLDING COMPANY -- Regulation of the Bank."

     Delaware law permits the Board of Directors of Alliance generally to pay dividends out of Alliance's net income and surplus. Alliance's principal income source initially will be dividends from the Bank. See "FORMATION OF HOLDING COMPANY -- Dividend Policy" and "--Dividend and Other Capital Distribution Limitations." The declaration of dividends by Alliance and the Bank are subject to favorable operating results, the financial condition of Alliance and the Bank, tax and regulatory limitations and other factors.

     Voting Rights. All voting rights are currently vested in the holders of the Bank's common stock. Each share of common stock is currently entitled to one vote on all matters voted upon by shareholders. Cumulative voting is not currently permitted. Holders of Alliance's common stock will have the same voting rights except that shares held in excess of the Limit may not be voted. See "FORMATION OF THE HOLDING COMPANY -- Anti-Takeover Provisions."

     Call of Special Meetings. The Bank's Articles of Incorporation provide that special meetings of shareholders relating to changes in control of the Bank or amendments to the Articles of Incorporation shall be called only upon the direction of the Board of Directors except as required by law. The bylaws provide that special meetings for other purposes may be called by the Chairman of the Board, the President or a majority of the Board of Directors or upon the written request of holders of not less than one tenth of all outstanding capital stock of the Bank entitled to vote at a meeting. Alliance's bylaws provide that special meetings for any purpose may be called only by a majority of the Board of Directors.

     Quorum for Shareholder Meeting. Both the Bank's bylaws and Alliance's provide that generally a majority of the outstanding shares entitled to vote, represented in person or by proxy, constitutes the necessary quorum for a shareholder meeting. Additionally, the Bank's bylaws provide that a quorum for a special meeting called by or upon the written request of shareholders shall be 90% of the outstanding shares of the Bank entitled to vote at a shareholder meeting.

     Inspection of Stock Ledger and Corporate Books and Records. Alliance's bylaws and Delaware law require a list of shareholders as of the applicable record date to be made available for inspection by any shareholder at any meeting of shareholders. Connecticut law has a substantially identical requirement which additionally requires such list to be available five (5) days before the meeting.

     Business Combinations. The Bank may affect a merger or stock exchange or other fundamental corporate change if authorized by holders of at least two thirds of its issued and outstanding common stock. Additionally, certain business combinations between the Bank and an interested shareholder as such terms are defined by the Articles of Incorporation may only be entered into if approved by the Board of Directors and an affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of voting stock of the Bank and at least two thirds of the voting power of the then outstanding shares of voting stock of the Bank exclusive of any shares of voting stock held by or on behalf of such interested shareholder. Additionally, under the Bank's Articles of Incorporation, the Board of Directors may evaluate a business combination considering, in addition to the amount of the consideration to be paid in connection with such transaction, all of the following factors or any other factors it deems relevant: (i) the social and economic effects of the transaction on the Bank, employees, depositors and other customers, or other elements of the communities in which Bank operates; (ii) the business and financial obligations to be incurred in connection of the acquisition and other likely financial obligations of the acquiring person or persons and the possible effect of such conditions upon the Bank and elements of the communities in which the Bank operates or is located; and (iii) the experience and integrity of the acquiring person or persons and its or their management. Under Delaware law the approval of the holders of at least a majority of the voting shares of the corporation is required for Alliance to merge or consolidate with other companies. In addition, Delaware law and Alliance's Certificate of Incorporation requires the approval of the holders of at least 80% of the voting shares (excluding those of the interested shareholder), when a business combination, which is defined to include a merger, is with an interested shareholder (defined generally as a holder of more than 15% of the outstanding voting shares or an affiliate of such a shareholder). Additionally, Alliance's Certificate of Incorporation does not permit any person or entity, except for certain benefit plans of the Bank or Alliance, to vote shares held in excess of the Limit.

     Amendment of Certificate and Articles of Incorporation. Delaware law requires that any amendment to the Certificate of Incorporation must be approved by the affirmative vote of a majority of the votes which all shareholders are entitled to cast thereon and the affirmative vote of the holders of at least a majority of the outstanding shares in each class of shares entitled to vote as a class thereon. Alliance's Certificate also requires certain amendments be approved by 80% of the shares eligible to vote for the election of Directors. Connecticut law and the Bank's Articles of Incorporation have similar provisions, except that certain amendments require approval similar to that in the event of a Business Combination, as defined above.

     Amendment of Bylaws. The Bank's bylaws provide they may be amended by a majority vote of the full Board of Directors or by the majority of votes cast by the shareholders at any legal meeting. Alliance's bylaws allow the shareholders or the Board of Directors to amend or repeal the bylaws or adopt new bylaws. Alliance's bylaw provisions governing the calling of special meetings of shareholders and governing the numbers, terms, replacement, removal and nomination of Directors may only be amended or repealed by a vote of 80% of all the votes entitled to be cast in the election of Directors.

     Shareholder Nomination and New Business. The Bank's Board of Directors selects the management nominees for election as directors. Except where a nominee is substituted as a result of the death or incapacity of a management nominee, the Bank's bylaws require the nominating committee to submit nominations to the secretary of the Bank at least 30 days prior to the date of the shareholder meeting at which directors are to be elected.

Nominations may be made by shareholders, provided they are made in writing and delivered to the secretary of the Bank not more than 90 or less than 60 calendar days before the date of such meeting. Alliance's bylaws require that nominations for Director made by the Board of Directors shall be made not less than 5 days prior to the date of the meeting at which Directors are to be elected. If made by shareholders, such nominations must be made at least 90 days prior to such meeting, if it is the Annual Meeting, or within 7 days following the date of notice of the meeting, if a special meeting.

     Directors. The Articles of Incorporation of the Bank provides for a Board of not less than seven (7) nor more than 15 Directors. Currently the Bank's Bylaws require a number of 11, and provide that the number can be increased or decreased. The Certificate of Incorporation of Alliance provides for a minimum of 5 Directors and a maximum of 15 Directors.

     Under the Articles of Incorporation of the Bank, vacancies existing on the Board of Directors arising from death, resignation, retirement, disqualification, removal from office or other cause are filled by a majority vote of the Directors then in office. A Director who is appointed by the Board of Directors to fill a vacancy on the Board serves for the unexpired term of the class in which the vacancy occurs.

     Alliance's Certificate of Incorporation provides that a Director who is appointed by the Board of Directors to fill a vacancy on the board serves for the unexpired term of the class in which the vacancy occurs but that a Director who has been appointed to fill a vacancy caused by an increase in the number of directors shall serve only until the next Annual Meeting of shareholders.

     Alliance's Certificate of Incorporation provides for removal of a Director only for cause and only with the affirmative vote of 80% of the voting power of Alliance's outstanding stock. The Bank's Articles of Incorporation provide that any director may be removed from office, only for cause, at any time with cause by an affirmative vote of the holders of not less than 80% of the voting power of the issued and outstanding shares entitled to vote thereon at any meeting of shareholders called for that purposes provided, however, if there is an interested shareholder, as defined by the Articles of Incorporation, such 80% of the vote must include the affirmative vote of not less than two thirds of the voting power of the issued and outstanding shares entitled to vote thereon held by shareholders other than the interested shareholder. Under Delaware law, any Director or the entire Board of Directors may be removed with or without cause by the holders of a majority of the shares then entitled to vote at an election of Directors, except where a Board is classified, such removal can be only for cause (unless the Certificate of Incorporation otherwise provides). Alliance's Board will be classified and its Certificate does not provide for removal for other than cause.

     Alliance's bylaws permit Directors to participate in any Board meetings telephonically as long as all parties to the meeting can hear each other. Telephonic participation will qualify as presence at the meeting for all purposes. The Bank's bylaws permit attendance at Board meetings by means of conference telephone but provide that such participation does not constitute attendance for the purpose of compensation for service on the Board.

Shareholder Rights Agreement

     On June 20, 1989, the Board of Directors of the Bank authorized and directed the issuance of one common stock purchase right (a "Right") for each outstanding share of Bank common stock pursuant to a Shareholders Rights Agreement (the "Rights Plan"). Each Right entitles the holder to purchase from the Bank one share of Bank common stock at a discount under certain conditions. None of these triggering conditions has occurred, nor will the consummation of the Plan of Reorganization, or the approvals thereto, cause the Rights to detach and become exercisable. The Rights have certain anti-takeover effects and can cause substantial dilution to a person who attempts to acquire the Bank without conditioning the offer on redemption of the Rights by the Board of Directors of the Bank or on the acquisition by such person of a substantial number of rights.

     Upon ten (10) days after the earlier of (i) the acquisition of 20% or more of common stock of the Bank by any person or group (other than then the Bank or any subsidiary of the Bank such as Alliance); (ii) an offer by any person or group (other than the Bank or any subsidiary of the Bank such as Alliance) to acquire 20% or more of the outstanding common shares of the Bank; (iii) the time any person or group of persons acquires a substantial amount of Bank common stock, in excess of 10%, which the Board of Directors believes will facilitate certain abusive takeover practices or is likely to have a material adverse impact on the business of the Bank, the Rights will be distributed (the "Distribution Date"). Until that time, the registered holder of common shares of Bank stock is also the registered holder of an equivalent amount of Rights which can only be transferred with Bank stock. Until a Right is exercised and distributed, the holder of the Rights will have no rights as the shareholder of the Bank including, without limitation, the right to vote or to receive dividends. At any time before the distribution of the Rights, the Board of Directors may redeem the Rights in whole, but not in part, at a price of .001(cent) per Right, rounded upward for each holder to the nearest cent payable in cash, Bank stock or other securities or other property or a combination thereof.

     The terms of the Rights, other than key economic terms, may be amended by the Board of Directors of the Bank without consent of the holders of the Rights prior to the Distribution Date. Following the Distribution Date, the Board may also amend the terms of the Rights Plan without consent of the holders of the Rights so long as such amendment does not adversely affect the interests of the holders of the outstanding Rights. The price at which Rights holders, after the Distribution Date may exercise their Rights, is dependent upon the market price of Bank stock at the time of exercise and certain other factors, including the percentage of outstanding Bank common stock held by certain individuals.

     The consummation of the Plan of Reorganization will not give rise to a Distribution Date as defined in the Rights Plan.

     Upon consummation of the Plan of Reorganization, all Bank common stock will be held by Alliance. As such, all Rights will also be held by Alliance. The Board of Directors of Alliance currently intends to adopt a substantially similar plan to the Rights Plan after the consummation of the Reorganization. No assurance can be given that the Board of Directors of Alliance will in fact adopt such a plan, or that its terms will be substantially similar to those of the Rights Plan.

Federal Securities Laws

     The common stock of Alliance is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 3(a)(12) of the Securities Act. The common stock of Alliance will be registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), pursuant to Section 12(b) of the Exchange Act.

     This Proxy Statement/Prospectus also constitutes proxy material of the Bank and has been filed with the FDIC under the Exchange Act. Upon completion of the Reorganization, the common stock of the Bank will be deregistered with the FDIC under the Exchange Act.

                                LEGAL PROCEEDINGS

     The Bank is involved in various legal proceedings occurring in the ordinary course of its business. None is believed by management to be material to the financial condition of the Bank.

                             MARKET FOR COMMON STOCK

     The common stock of the Bank is quoted on the AMEX. The following table presents quarterly information on the range of high and low prices for the past two (2) years.

  Quarter Ended          High          Low        Dividends Declared Per Share
  -------------          ----          ---        ----------------------------
March 31, 1995          $ 8.00       $ 7.00                   $ 0
June 30, 1995             8.25         7.50                     0
September 30, 1995       10.38         7.38                     0
December 31, 1995        10.13         8.13                     0
March 31, 1996           10.50         9.25                     0
June 30, 1996            10.38         9.50                     0
September 30, 1996       12.38         9.63                     0
December 31, 1996        13.38        11.00                   .03

     On January 31, 1997, the closing price for the Bank's common stock as reported in The Wall Street Journal was $13.13. On that date, there were approximately 546 holders of such common stock, except for the shares held in "street name". On the day preceding announcement of the plan to form the holding company, the high and low of the Bank's common stock were $12.38 and $12.38, respectively.

       PROPOSAL III -- APPROVAL OF TOLLAND BANK 1997 STOCK INCENTIVE PLAN

     The Tolland Bank 1997 Stock Incentive Plan (the "Stock Incentive Plan") authorizes up to 150,000 shares of Bank common stock to be made available to key executives as options (incentive or nonqualified), restricted stock or stock appreciation rights. Another section of the Stock Incentive Plan provides stock options for nonemployee directors based solely on years of service. Options under the Stock Incentive Plan are rights to purchase stock at a fixed price set forth in the option agreement, generally the fair market value at the date of grant. Restricted stock is an award of actual stock subject to forfeiture provisions if the executive leaves before a specified number of years. Stock appreciation rights are awards of units denominated as stock which gives the executive the right to receive appreciation in value in either cash or stock. A copy of the Stock Incentive Plan is attached hereto as Exhibit E.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE TOLLAND
             BANK 1997 STOCK INCENTIVE PLAN UNDER THIS PROPOSAL III

     General. The Bank has had a stock option plan for employees (the "Option Plan") since December 1986, the date of the Bank's conversion to stock form.
Pursuant to the Option Plan, shares equal to 10% of the Bank's common stock issued in the conversion, or 100,000 shares, were reserved for issuance by the Bank upon exercise of options and/or restricted stock awards to be granted to officers and employees of the Bank and its subsidiaries. The Option Plan had a 10 year term and expired on November 6, 1996. All of the options for which shares were reserved in the Option Plan have been granted. No restricted stock awards were granted under the Option Plan.

     The Board of Directors intends to continue to provide stock benefit programs for officers, employees and Directors of the Bank. The Board believes stock benefit programs provide long-term performance incentives to such officers and employees as well as encouraging extended service and continuity in the Board of Directors.

     The Board of Directors has recently adopted a unified benefit program which contains a new stock option plan for employees and also permits restricted stock awards for key employees and self-executing nonemployee director stock options (the "Stock Incentive Plan"). The Plan provides two distinct methods of awarding options to nonemployee directors and employees. Nonemployee directors options are nondiscretionary, nonqualified options based on years of service. These are the only options nonemployee directors may receive. Such options will not be granted at less than fair market value. Nonemployee directors may not receive restricted stock awards nor, if they are members of the Personnel Committee, stock appreciation rights. The Personnel Committee consists of directors of the Bank who were not employees of the Bank one year prior to appointment.

     The Stock Incentive Plan permits key employees to receive options under more flexible circumstances including options at less than fair market value, as stock appreciation rights or restricted stock awards, and as either incentive or nonqualified options. Like the Option Plan, the Stock Incentive Plan will authorize up to 150,000 shares of the Bank's or Alliance's common stock to be made available for grants to employees and nonemployee directors as either incentive or nonqualified options or restricted stock awards. Stock options for directors will be non-qualified. Up to 20% of such stock, or 30,000 shares, may be used for restricted stock awards for key executives but not for nonemployee directors. The Stock Incentive Plan also permits the use of Stock Appreciation Rights ("SARs"), the use of stock already owned to purchase shares subject to options ("reload options") and the issuance of options at less than their fair market value. Nonemployee directors and employees are permitted to utilize SARs. The stock options and restricted stock awards are designed to attract and retain qualified personnel in key positions, provide officers and key employees with a proprietary interest in the Bank and Alliance as an incentive to contribute to the success of the Bank and Alliance and to reward key employees for outstanding performance and, in the case of directors, continuous service. At present no awards to officers or employees are planned under the Stock Incentive Plan. Awards to directors are contemplated as detailed below.

     Directors Options Under the Stock Incentive Plan. Approximately two years after the conversion of Tolland Bank from mutual to stock form in 1986, the Board of Directors adopted the 1988 Nonemployee Director Stock Option Plan (the "1988 Directors Plan"). Pursuant to the 1988 Directors Plan, a number of shares equal to approximately 10% of the Bank's common stock issued in the public offering, or 100,000 shares, were reserved for issuance by the Bank upon exercise of stock options to be granted to nonemployee directors. Under the terms of the 1988 Directors Plan, each director elected by the shareholders was eligible to receive a one-time grant of options for 5,000 shares of stock which vested over a three year period. The purpose of the 1988 Directors Plan was to provide an incentive for nonemployee directors to assist the Bank in attracting new directors and encourage continuity in the Board. At the present time all the Directors of the Bank, except Theresa L. Dansky, each hold exercisable but unexercised options for 5,000 shares of Bank stock, or 45,000 total options.

     The 1988 Directors' Plan awarded options for Bank common stock on the basis of a single event, election to the Board by the shareholders. The 1988 Directors Plan has a ten year term. After February 15, 1998, no further options may be awarded under its terms. Any director who is elected by shareholders at an annual or special meeting prior to February 15, 1998 would also be eligible to receive options for 5,000 shares. Given the current configuration of the Board of Directors it is unlikely that any new directors other than Theresa L. Dansky will be eligible for shares under the 1988 Directors Plan before its expiration on February 15, 1998. Upon expiration, expected unawarded options representing approximately 50,000 shares will be allowed to expire. In light of the impending expiration of the 1988 Directors Plan and the expiration of certain options, the Board has concluded that it is desirable to award additional options to directors who have continuously served as a director for prescribed terms. Accordingly, the Stock Incentive Plan will permit a nonemployee director to receive non-qualified options for one thousand shares of Bank or Alliance common stock on the date he or she completes a fifth anniversary as director of the Bank. The plan provides a similar award upon the completion of each additional five years as a director and will include current Directors' past service. All options will be non-qualified and immediately exercisable. The exercise price of such options shall be the closing price of Bank or Alliance stock on the day of grant. If the Stock Incentive Plan is adopted, Directors will be eligible to receive one thousand options on the date the Director completes five years of service as a Director. Current directors with service exceeding five years will receive options upon implementation of the Stock Incentive Plan as outlined below.

                                NEW BENEFIT PLAN
                                  Tolland Bank
                              Stock Incentive Plan
                              --------------------

                                  In-the-Money(1)             Number
  Name and Position                Dollar Value             of Options
  -----------------                ------------             ----------
Howard G. Abbott, M.D.                   $0                    3,000
Director

Lawrence J. Becker                        0                    3,000
Director

Richard C. Boardman                       0                    3,000
Director

William E. Dowty, Jr.                     0                    4,000
Director

D. Anthony Guglielmo                      0                    2,000
Director

Thomas S. Moore                           0                    4,000
Director

Douglas J. Moser                          0                    1,000
Director

Kenneth R. Peterson                       0                    3,000
Director

Francis J. Prichard, Jr.                  0                    1,000
Director                                                      ------

Non-executive Directors as                                    24,000
  a Group

(1) All options awarded to Directors under the Stock Incentive Plan are exercisable upon grant. The exercise price for these options will be the closing price of Bank or Alliance common stock on the day of the grant.

                             ----------------------

     As nonqualified options, the Directors would not be required to recognize income upon receipt. Income would be recognized at the time the option is exercised, and the Director would recognize income to the extent of the difference between the fair market value of the common stock and the consideration paid for the option. The Bank would be permitted a tax deduction expense equal to the amount of the gain received by the Director exercising the option.

     The Board of Directors believes that the inclusion of directors in the Stock Incentive Plan will be beneficial in that it will enable the Board to recognize and reward existing directors for years of service to the Bank and because it will encourage recently elected directors to remain on the Board. The Board believes that by having continuity on its Board of Directors and having directors who are familiar with the Bank and its community, the Bank's visibility and business prospects are enhanced.

     Stock Option Awards. The Stock Incentive Plan permits the award of stock options to employees and officers of the Bank or Alliance in the form of either incentive options qualified under ss. 422 of the Code (the "Incentive Stock Options" or "ISO") or as nonqualified stock options. Under the Stock Incentive Plan, the Personnel Committee of the Board of Directors will determine which officers and employees will be granted options, whether such options will be incentive or nonqualified stock options, the exercise price of each nonqualified stock option, and when such options can be exercised. The Committee will also determine the number of shares to be granted or awarded each year, except that the number may not exceed 20,000 shares times the number of years the Stock Incentive Plan has been in effect. The Stock Incentive Plan permits, if permitted by state and federal regulatory officials, acceleration of the annual amounts in the event of a takeover or threatened takeover. It is anticipated that options granted under the Stock Incentive Plan, if approved by the shareholders, will, in general, be granted at fair market value as nonqualified stock options with ten year terms and without a vesting period. The Stock Inventive Plan permits the Personnel Committee to grant, in its discretion, options at less than fair market value to employees and officers. Nonemployee directors are not eligible to receive options at less than fair market value. No awards of any nature are specifically contemplated at this time. The Stock Incentive Plan permits the award of options as ISOs or non-qualified stock options. The Board believes, however, that nonqualified options allow for greater flexibility in terms of pricing and structure than incentive stock options. Unless sooner terminated, the Stock Incentive Plan will be in effect for a period of ten years from the date of approval by the Bank's shareholders.

     For nonqualified stock options and in the case of a disqualifying disposition of an Incentive Stock Option, an employee will be deemed to receive ordinary income upon exercise of the stock option in an amount equal to the amount by which the exercise price of the option is exceeded by the fair market value of the Common Stock purchased by exercising an option on the date of exercise. The amount of any ordinary income deemed to be received by an optionee upon the exercise of a nonqualified stock option or due to a disqualifying disposition of an Incentive Stock Option would be a deductible expense for tax purposes by Alliance or the Bank.

     The Stock Incentive Plan permits both non-qualified stock options and incentive stock options to be utilized. The Personnel Committee anticipates that the options utilized will be non-qualified stock options. A non-qualified stock option granted to an individual has no tax effect at the time of grant. However, upon the exercise of the option, the individual recipient will recognize income to the extent of the difference between the fair market value of the stock and the consideration paid for the option. The grantor of the option would normally receive a tax deduction equal to the amount of the gain on the option to the individual. Any future appreciation in the stock would be treated as a capital gain of the individual and recognized at the time the stock is sold. If the options granted are granted in the form of incentive stock options, no gain would be recognized upon the grant of the stock to the individual and no income would be recognized upon the exercise of the option. When the stock is sold, a capital gain would be recognized assuming the stock had been held for the requisite period. Neither the bank nor the bank holding company would be entitled to any deduction for incentive stock options.

     The Stock Incentive Plan also contain SARs. SARs may be granted by the Personnel Committee in tandem with options or separately. A recipient of a SAR obtains the right to receive, after the grant of a SAR, the appreciated value of the Bank or Alliance's stock in either stock or cash. The Board of Directors anticipates that the Committee will use SARs primarily in connection with the grant of options, although the Stock Incentive Plan permits the use of SARs without a corresponding grant of options. SARs may be granted to both employees and nonemployee directors who are not members of the Personnel Committee and are limited to 20% of the shares in the Stock Incentive Plan or 30,000 shares.

     Restricted Stock Awards. The Stock Incentive Plan also permits the use of restricted stock awards for key employees of the Bank or Alliance or any of its subsidiaries. Nonemployee directors will not be eligible to receive restricted stock. Under the terms of the Stock Incentive Plan up to 20% of the shares, i.e. 30,000 shares in the aggregate, contained in the Stock Incentive Plan are available for awards as restricted stock or SARs. The terms of the restricted stock awards shall be set by the Personnel Committee at the time of grant; however the Personnel Committee anticipates that any awards of restricted stock shall contain a five year vesting schedule and shall vest at the rate of 20% per year. Under the terms of the Stock Incentive Plan, the Personnel Committee may, in its sole discretion, waive all or a portion of the restrictions remaining on any of the restricted stock which is awarded pursuant to the Stock Incentive Plan. The use of restricted stock awards will enable the Bank to retain personnel of experience and ability in key positions of responsibility. No awards of restricted stock are specifically contemplated at this time.

     Restricted stock awards to key employees will be granted based upon a number of factors to be determined by the Personnel Committee, including seniority, job duties and responsibilities, job performance, and a comparison of similar awards by companies comparable to the Bank and Alliance. At this juncture it is impossible to determine how many employees will be deemed key employees and receive restricted stock awards. The shares utilized for the restricted stock awards will be authorized but unissued shares.

     Recipients of the shares will recognize income for the taxable years in which stock becomes vested without restriction unless the recipients elect to be taxed in an earlier year before the shares are vested. The Bank will receive a tax deduction for the fair market value of the shares when included in income by recipients. If all of the shares eligible to be utilized for the restricted stock awards were utilized, based on the fair market value of the common stock as of December 1, 1996, the value of the shares would be approximately $260,000, which would be deducted as a compensation expense for the periods in which the shares are taxable to the recipients. Any increase in the value of the Bank's or Alliance's common stock would increase the contribution of funds. Likewise a decrease in the value of the common stock would decrease the amount of the contribution.

     Amendment, Termination or Revision of the Stock Incentive Plan. The Personnel Committee may amend or terminate the Stock Incentive Plan at any time. Such amendments are required to be approved by shareholders in accordance with applicable law and regulation if such approval is required to satisfy requirements of the Securities and Exchange Commission under Rule 16b-3 under the Securities Exchange Act of 1934 or other regulatory requirements. The Stock Incentive Plan terminates on March 31, 2007. Options cannot be revised unless, consistent with the terms of the Stock Incentive Plan, the recipient consents. The Stock Incentive Plan also permits options which expire to be reissued. The Stock Incentive Plan permits adjustment by the Personnel Committee of the number of shares to reflect reclassification, recapitalization or similar capital change. The adjustments by the Personnel Committee shall be conclusive and binding on the Bank and any participants. The Personnel Committee's adjustments are designed to maintain the same proportion for the number of shares which existed before the event requiring adjustment.

                     PROPOSAL IV -- APPROVAL OF APPOINTMENT
                            OF KPMG PEAT MARWICK LLP
                             AS INDEPENDENT AUDITORS

     The Board of Directors of the Bank has appointed the firm of KPMG Peat Marwick LLP, Certified Public Accountants, to continue as independent auditors for the Bank for the fiscal year ending December 31, 1997, subject to approval of such appointment by the shareholders. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting, will be given an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     In 1996, KPMG Peat Marwick LLP provided the Bank certain non-audit consulting services in addition to conducting the annual audit. These non-audit services consisted primarily of income tax advice and return preparation. The Audit, Budget and Risk Management committee of the Board of Directors approved these non-audit services and considered their possible effect on the independence of KPMG Peat Marwick LLP before these services were rendered.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS THE BANK'S INDEPENDENT AUDITORS FOR
                       FISCAL 1997 UNDER THIS PROPOSAL IV.

           PROPOSAL V -- APPROVAL OF ADJOURNMENT OF THE ANNUAL MEETING

General

     In the event that there are not sufficient votes to approve one or more of the foregoing proposals at the time of the Annual Meeting, such proposals could not be approved unless the Annual Meeting were adjourned in order to permit further solicitation of proxies. In order to allow proxies that have been received by the Bank at the time of the Annual Meeting to be voted for such adjournment, if necessary, the Bank has submitted as Proposal V the question of adjournment under such circumstances to its shareholders as a separate matter for their consideration. The Board of Directors recommends that shareholders vote their proxies in favor of such adjournment under this Proposal V so that their proxies may be used for such purpose in the event it should become necessary. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of fewer than 30 days, no notice of the time and place of the adjourned meeting or of the business to be transacted at the adjourned meeting is required to be given to shareholders other than an announcement of such at the Annual Meeting.

     Approval of adjournment, if necessary, under this Proposal V requires the affirmative vote by the holders of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote.

          THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE
              FOR THE ADJOURNMENT OF THE MEETING UNDER PROPOSAL V.


                                 OTHER BUSINESS

     As of the date of this Proxy Statement/Prospectus, the Board of Directors of the Bank knows of no matters to be brought before the Annual Meeting other than procedural matters incident to the conduct of the Annual Meeting. If further business is properly presented, the proxy holders will vote proxies, as determined by a majority of the Board of Directors.

     All costs of the solicitation of proxies will be borne by the Bank. In addition to solicitation by mail, directors, officers and other employees of the Bank may solicit proxies personally by telephone or telegraph without additional compensation. The Bank will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the common stock.


                  SHAREHOLDER PROPOSALS FOR 1998 ANNUAL MEETING

     Pursuant to the proxy solicitation regulations of the Securities and Exchange Commission (the "Commission"), if the holding company formation is consummated, any shareholder proposal intended for inclusion in Alliance's proxy statement and form of proxy relating to Alliance's 1998 Annual Meeting of Shareholders must be received by Alliance by November 24, 1997 pursuant to the proxy solicitation regulation of the Commission. If the holding company formation is not consummated, any shareholder proposal intended for inclusion in the Bank's proxy statement and form of proxy relating to the Bank's 1998 Annual Meeting of shareholders must be received by the Bank by November 24, 1997 pursuant to the proxy solicitation regulations of the FDIC. Nothing in this paragraph shall be deemed to require Alliance or the Bank to include in its proxy statement and form of proxy any shareholder proposal which does not meet the requirements of the Commission or the FDIC in effect at the time.

                               FURTHER INFORMATION

     This proxy statement is also a prospectus of Alliance delivered in compliance with securities law requirement. The summaries or descriptions of documents, statutes or regulations in this Proxy Statement/Prospectus do not purport to be complete. Reference is made to the copies of such documents attached to this Proxy Statement/Prospectus and to such statutes or regulations for a full and complete statement of their provisions, and such summaries and descriptions are qualified in their entirety by such reference.

     This proxy statement has been filed by the Bank with the FDIC under the Exchange Act. The Bank has also filed reports and other information with the FDIC under the Exchange Act. Such information can be inspected and copied at the FDIC.

                                  LEGAL OPINION

     The legality of the Alliance common stock to be issued pursuant to the Reorganization will be passed upon for Alliance by Peabody & Brown, Washington, D.C. 20037.

     The Board of Directors of the Bank urges each shareholder, whether or not he or she intends to be present at the Annual Meeting, to complete, sign and return the enclosed proxy as promptly as possible.

                                         By Order of the Board of Directors of
                                         Tolland Bank


                                         Cynthia S. Harris
                                         Secretary

                      AGREEMENT AND PLAN OF REORGANIZATION

     THIS AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"), dated as of January 10, 1997, is between Tolland Bank, a savings bank chartered by the state of Connecticut (the "Bank") and Alliance Bancorp of New England, Inc., a Delaware corporation (the "Holding Company") which is wholly-owned by the Bank. Promptly after its incorporation, Interim Tolland Bank ("Interim"), an interim corporation to be organized by the Holding Company under Connecticut law for the sole purpose of consummating the reorganization provided herein, will execute and deliver this Agreement and, thereby, become a Party hereto.


                                   BACKGROUND

     The Board of Directors of the Bank has determined that it is in the best interests of the Bank and its stockholders for the Bank to be reorganized into a stock holding company form of ownership in accordance with the terms of this Agreement as follows:

     A. Upon the organization of Interim, the Holding Company will be the sole stockholder of Interim.

     B. Interim will thereafter merge into the Bank, on terms whereby the stockholders of the Bank will exchange all of the outstanding shares of common stock of the Bank for Shares of the Holding Company, and the Holding Company (as the former sole stockholder of Interim) will receive all of the outstanding shares of common stock of the Bank.

     C. Whereupon, the former stockholders of the Bank will be all of the stockholders of the Holding Company which, in turn, will own all of the outstanding shares of stock of the Bank.


                                      TERMS

     The parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE ONE
                                   DEFINITIONS

     The following terms used herein have the meanings specified below:

     1.1  "Agreement" means this Agreement and Plan of Reorganization.

     1.2 The "Bank" means Tolland Bank, a savings bank chartered by the state of Connecticut.

     1.3 "Bank Common Stock" means the shares of $1.00 par value common stock of the Bank.

     1.4 "Benefit Plans" means the stock option plans, stock purchase plans and the stock incentive plans of the Bank.

     1.5 "Effective Date" means that the date provided for in Section 8.1 on which the Merger shall become effective.

     1.6 "Rights Plan" means the Tolland Bank Shareholder Rights Agreement adopted June 20, 1989.

     1.7 "Effective Time" means the time on the Effective Date when the Merger shall become effective.

     1.8  "FDIC" mean the Federal Deposit Insurance Corporation.

     1.9  "FRB" means the Federal Reserve Board.

     1.10 "Holding Company" means Alliance Bancorp of New England, Inc., a corporation organized under Delaware law.

     1.11 "Holding Company Common Stock" means the shares of $0.01 par value common stock of the Holding Company.

     1.12 "Interim" means Interim Tolland Bank, an interim corporation to be organized under Connecticut law.

     1.13 "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended.

     1.14 "Merger" means the merger of Interim with and into the Bank provided for in Section 2.1 of this Agreement.

     1.15 "Party" means each of the Bank, the Holding Company and Interim, as a Party to this Agreement.

     1.16 "SEC" means the Securities and Exchange Commission.

     1.17 "State" means the state of Connecticut.


                                   ARTICLE TWO
               MERGER OF INTERIM INTO THE BANK AND RELATED MATTERS

     2.1 The Merger. On the Effective Date, Interim will merge with and into the Bank pursuant to the terms of this Agreement, and thereupon the separate existence of Interim will cease. The Bank, as the Resulting Institution, will possess all of the rights, privileges, powers and franchises, and be subject to all the restrictions, duties and liabilities of Interim, and all property, real, personal and mixed, and all debts due to Interim on whatever account, shall be vested in the Bank, and all such property, rights, privileges, powers and franchises, and all and every other interest of Interim shall be as effectively the property of the Bank as they were of Interim.

     2.2 Continued Existence of the Bank. Following the Merger, the existence of the Bank will continue unaffected and unimpaired by the Merger, with all the rights, privileges, immunities and powers, and subject to all the duties and liabilities of a savings bank organized under the laws of Connecticut. The home and branch offices of the Bank will be at the location of the home and branch offices of the Bank immediately prior to the Effective Time. The Articles of Incorporation and bylaws of the Bank, as presently in effect, will continue in full force and effect and shall not be changed in any manner whatsoever by the Merger. The Bank will continue to operate immediately after the Effective Time under its present name, "Tolland Bank."

     2.3 Continued Business of the Bank. From and after the Effective Time, the business presently conducted by the Bank will continue to be conducted by it as a wholly-owned subsidiary of the Holding Company, subject to the management and control of the board of directors of the Bank and, subject to such action as the board of directors of the Bank might take hereafter, the present officers of the Bank will continue in their present positions. It is the Parties' intention that a continuity of operation of the Bank business and a continuity of present management will be maintained.

     2.4 Directors of the Holding Company. On the Effective Date, the directors of the Holding Company who will serve until the expiration of the respective terms for which they were elected and until their respective successors are elected and duly qualified will be as follows:

             Name and Address                       Term
             ----------------                       ----
          Howard G. Abbott, M.D.                    2000
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Lawrence J. Becker                        2000
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Robert C. Boardman                        1998
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Theresa L. Dansky                         2000
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          William E. Dowty, Jr.                     1998
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          D. Anthony Guglielmo                      1999
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Thomas S. Moore                           2000
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Douglas J. Moser                          1999
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Kenneth R. Peterson                       1998
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Francis J. Prichard, Jr.                  1999
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Joseph H. Rossi                           1999
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

     2.5 Directors of the Bank. On the Effective Date, the directors of the Bank, who will serve until the expiration of the respective terms for which they were elected and until their respective successors are duly elected and qualified, will be as follows:

             Name and Address                       Term
             ----------------                       ----
          Howard G. Abbott, M.D.                    2000*
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Lawrence J. Becker                        2000*
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Robert C. Boardman                        1998
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Theresa L. Dansky                         2000*
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          William E. Dowty, Jr.                     1998
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          D. Anthony Guglielmo                      1999
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Thomas S. Moore                           2000*
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Douglas J. Moser                          1999
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Kenneth R. Peterson                       1998
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Francis J. Prichard, Jr.                  1999
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Joseph H. Rossi                           1999
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

     * Assumes election at the 1997 Annual Meeting of Stockholders of the Bank.

     2.6 Savings Accounts. Immediately after the Effective Time, the Bank will continue to issue savings accounts on the same basis as immediately prior thereto.

                                  ARTICLE THREE
                              CONVERSION OF SHARES

     3.1 Terms and Conditions of Merger. The manner and basis of converting the shares of the Bank and Interim in the Merger will be as follows:

          (a) The Bank's Common Stock.

               (i) Conversion. Each share of Bank Common Stock issued and outstanding immediately prior to the Effective Time shall immediately and by virtue of the Merger, without any action on the part of the Bank or the holder of such share, be converted into and become one fully paid and nonassessable share of Holding Company Common Stock. Such shares of Bank Common Stock shall thereupon, without any further action on the part of the Bank, be cancelled and retired, shall no longer be outstanding and the number of such shares shall be restored to the number of authorized but unissued shares of Bank Common Stock.

               (ii) Stock Certificates. At any time after the Effective Time, the holder of an outstanding certificate which prior to the Effective Time represented shares of Bank Common Stock may surrender the same to the Holding Company's Stock Registrar and Transfer Agent, or to its corporate Secretary, and such holder thereupon shall be entitled to receive, in exchange therefor, one or more certificates representing the number of shares of Holding Company Common Stock into which such shares of Bank Common Stock shall have been converted. Until so surrendered, each outstanding certificate which, prior to the Effective Time represented shares of Bank Common Stock, shall be deemed for all purposes (including the payment of dividends) to evidence ownership of the number of shares of Holding Company Common Stock into which such shares of Bank Common Stock shall have been so converted.

               (iii) Satisfaction of All Rights. All shares of Holding Company Common Stock into which shares of Bank Common Stock shall have been converted pursuant to the Merger shall be deemed to have been issued in full satisfaction of all rights pertaining to such converted shares.

               (iv) Sole Right, Etc. At the Effective Time, the holders of certificates formerly representing shares of Bank Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to Bank Common Stock and their sole rights on and following the Effective Time shall be with respect to the shares of Holding Company Common Stock into which their shares of Bank Common Stock shall have been converted by the Merger.

          (b) Holding Company Stock Owned Directly or Indirectly by the Bank. At the Effective Time, all shares of Holding Company Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the Holding Company or the holder of any such share, be cancelled and returned, shall no longer be outstanding, and the number of such shares shall be restored to the number of authorized but unissued shares of Holding Company Common Stock. All such shares of Holding Company Common Stock outstanding at the date of this Agreement are owned by the Bank.

          (c) Interim Common Stock. Each share of Interim common stock issued and outstanding immediately prior to the Effective Time shall immediately and by virtue of the Merger, without any action on the part of Interim or the holder of such share, be converted into and become one fully paid and nonassessable share of Bank Common Stock, whereupon the Holding Company as the holder of such shares of common stock of Interim will be the holder of all of the outstanding shares of common stock of the Bank.

     3.2 The Bank's Employee Stock Benefit Programs. At the Effective Time, the Benefit Plans shall automatically, by operation of law, be continued as and become the Benefit Plans of the Holding Company. Each option to purchase shares of the Bank Common Stock under any option plan outstanding at that time will automatically be converted into an identical option with identical exercise price, terms and conditions to purchase identical number of share of Holding Company Common Stock in lieu of shares of Bank Common Stock. The Holding Company and the Bank may make appropriate amendments to the Benefit Plans to reflect the adoption of the Benefit Plans as plans of the Holding Company without adverse effect on the Benefit Plans and their participants.

     3.3 Reservation or Issuance of Stock. At the Effective Time, the Board of Directors of the Holding Company shall be deemed to have reserved for issuance or to have authorized the issuance of a number of shares of Holding Company Common Stock, and such shares shall automatically be so reserved and so authorized in respect of the Benefit Plans mentioned in Section 3.2, equal to the number of shares of the Bank Common Stock that the Bank had reserved for issuance and had authorized the issuance of in respect of such Benefit Plans immediately prior to the Effective Time.

     3.4 Employment Agreements. At the Effective Time all employment agreements between any officer of the Bank and the Bank shall remain in full force and effect and any references in such agreements to shares of stock under any Benefit Plans of the Bank shall be deemed to apply to shares of Holding Company Common Stock.

                                  ARTICLE FOUR
                         REPRESENTATIONS AND WARRANTIES

     4.1 Representation and Warranties of the Bank. The Bank represents and warrants as follows:

          (a) The Bank Corporate Standing. The Bank is a Connecticut chartered stock savings bank organized, existing and in good standing under the laws of Connecticut, and it has all requisite corporate power, licenses and authority to own its property and to carry on its business as now conducted.

          (b) Authorized Stock of the Bank. The Bank is authorized to issue 4,000,000 shares of common stock, par value $1.00 per share, of which 1,172,500 shares are issued and outstanding, and 1,000,000 shares of preferred stock, par value $1.00 per share, of which no shares are issued and outstanding.

          (c) Financial Information of the Bank. The balance sheet of the Bank at December 31, 1995, and 1996 and the related consolidated statements of operations, stockholders' equity and changes in financial position will be audited by independent certified public accountants, and be contained in the 1996 Annual Report of the Bank, and will fairly present the financial condition of the Bank and the results of its operations, as of the dates and for the periods indicated, in accordance with generally accepted accounting principles consistently applied.

          (d) Legal Proceedings of the Bank. The Bank is not a party to, nor has it been threatened with, any litigation or governmental proceedings which, if adversely decided, would have a material adverse effect upon the transactions contemplated hereby or upon the financial condition, regulatory capital or business of the Bank or which would create a material liability of the Bank.

     4.2 Representations and Warranties of the Holding Company. The Holding Company represents and warrants as follows:

          (a) Corporate Standing of the Holding Company. The Holding Company is a corporation organized, existing and in good standing under the laws of the State of Delaware and has all requisite corporate power, licenses and authority to own its own property and to carry on its business as now conducted.

          (b) Authorized Stock of the Holding Company. The Holding Company is authorized to issue 4,000,000 shares of common stock, par value $0.01 per share of which 10 shares are issued and outstanding and are owned by the Bank and 100,000 shares of preferred stock, none of which are issued or outstanding.

          (c) Legal Proceedings of the Holding Company. The Holding Company is not a party to, nor has it been threatened with, any litigation or governmental proceedings which if adversely decided would have a material adverse effect upon the transactions contemplated hereby or upon the financial condition, regulatory capital or business of the Holding Company, or which would create a material liability of the Holding Company.

          (d) Interim Corporate Standing. Before the Effective Date, the Holding Company will take all necessary or appropriate action to organize and incorporate Interim in accordance with Connecticut law for the sole purpose of facilitating the merger of Interim with and into the Bank pursuant hereto, and at the Effective Time Interim will be duly organized and existing in good standing under the laws of Connecticut, will have all requisite corporate power, licenses and authority to own its property, and carry on its business as then conducted and all its outstanding shares of common stock will be owned by the Holding Company.

                                  ARTICLE FIVE
                      TRANSACTIONS PRIOR TO EFFECTIVE DATE

     5.1 Restrictions on Certain Activities. Except as contemplated by this Agreement, prior to the Effective Time none of the Parties will, without the prior consent of the others, do any of the following:

          (a) Amend its Articles of Incorporation or Certificate of Incorporation or bylaws, or merge into or consolidate with any other corporation, or change in any manner the rights of its outstanding shares of capital stock or the character of its principal business.

          (b) Issue or sell, or issue options or rights to acquire, or enter into any contract or commitment to issue or sell, any shares of its capital stock, or subdivide or in any way reclassify any shares of its capital stock, except for (i) shares of common stock issued or options granted pursuant to the Benefit Plans and, (ii) the shares of its common stock to be issued by Interim to the Holding Company;

          (c) Acquire or agree to acquire any shares of its capital stock;

          (d) Make or contract for any substantial acquisition of assets except in the ordinary course of business; or

          (e) Sell, dispose of or encumber any substantial and material property or assets, or engage in any material activity or transaction, except in the ordinary course of business.

     5.2 Stockholder Approvals. The execution and delivery of this Agreement has been duly authorized and approved by the Boards of Directors of the Bank and the Holding Company. A meeting of the stockholders of the Bank will be held, inter alia, for the purpose of adopting and approving this Agreement. In addition, the incorporators of Interim, and the Holding Company as the sole owner of all the outstanding shares of capital stock of Interim, will execute such written consents and take all such other action as may be required for the adoption and approval of this Agreement.

                                   ARTICLE SIX
                                   CONDITIONS

     6.1 Conditions to Performance by the Holding Company and Interim. The obligations of each of the Parties to effect the Merger pursuant hereto is subject to the following conditions:

          (a) Representations and Warranties and Covenants of Each Party. The representations and warranties of each Party contained herein shall be true on and as of the Effective Time with the same effect as though made as of such time, except for such variations as may be permitted hereby or pursuant hereto. Each Party shall have performed all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by it prior to the Effective Time.

          (b) Approval by the Bank's Stockholders. The holders of 66.67% of the issued and outstanding shares of the Bank Common Stock present in person or by proxy shall, at a meeting thereof duly called, inter alia, for the purpose of considering and acting upon this Agreement, have voted in favor of this Agreement and the consummation of the Merger contemplated hereby.

          (c) Listing of Holding Company Common Stock. The shares of Holding Company Common Stock shall have been approved for trading, when issued, on the American Stock Exchange.

          (d) Government Approval. All approvals by the FDIC, FRB, State and the SEC and such other governmental agency as may be required for the lawful consummation of the Merger and the issuance and delivery of Holding Company Common Stock as contemplated by this Agreement shall have been obtained. If any approval contains any restriction or condition which, in the sole discretion of the Board of Directors of the Bank, is deemed to be not beneficial to the Bank, the Holding Company or the stockholders thereof, the Board of Directors may terminate the transaction pursuant to the Article Seven hereof.

          (e) Federal Tax Ruling or opinion. The Bank shall have received either
     (i) a ruling from the Internal Revenue Service or (ii) an opinion of its counsel in form and substance satisfactory to it that:


               (1) The proposed merger will constitute a tax-free reorganization under the Internal Revenue Code and the Bank, the Holding Company and Interim will each be "a party to a reorganization" within the meaning of the Internal Revenue Code.

               (2) No gain or loss will be recognized by Interim upon the transfer of its assets to the Bank solely in exchange for the transfer to the Holding Company of the Bank Common Stock.

               (3) No gain or loss will be recognized by the Bank upon the receipt of the assets of Interim in the Merger.

               (4) The basis of Interim's assets in the hands of the Bank will be the same as the basis of those assets in the hands of Interim immediately prior to the Merger.

               (5) No gain or loss will be recognized by the Holding Company upon the receipt of the Bank Common Stock in the Merger.

               (6) No gain or loss will be recognized by the holders of shares of Bank Common Stock upon their receipt of Holding Company Common Stock as a result of the Merger.

               (7) The basis of the shares of Holding Company Common Stock received as a result of the Merger by each holder of shares of Bank Common Stock will be the same as the basis of such shares of Bank Common Stock converted therefor pursuant to the Merger.

               (8) For purposes of determining whether any disposition thereof results in a long term or short term capital gain or loss, the holding period of the shares of Bank Common Stock will include the holding period of the shares of Bank Common Stock converted in the Merger into such shares of Holding Company Common Stock, provided that such shares of Bank Common Stock were held as a capital asset at the Effective Time.

          (f) Connecticut Tax Ruling or Opinion. The Bank shall have received either a ruling or an opinion in form and substance satisfactory to it with respect to Connecticut income taxation as to the matters set forth in paragraph (f) of this Section.

          (g) Accounting Treatment. The reorganization will be characterized and accounted for at historical cost in a manner similar to a "pooling of interest" for financial reporting and related purposes.

          (h) Consents of Third Parties. Each of the Parties shall have received such approvals, permits or consents of third parties, including governmental bodies or agencies, as may be required to permit them to perform this Agreement in accordance with its terms, except for such consents with regard to agreements and arrangements which are not in the aggregate material to the Bank, the Holding Company and Interim, considered on a consolidated basis.

          (i) Dissenters' Rights. In the sole discretion of the Board of Directors of the Bank, the number of shares exercising dissenters' rights pursuant to the Connecticut Business Corporation Act is not material. If, in the sole discretion of the Board of Directors of the Bank, the number of shares exercising dissenters' rights is deemed material, the Board may terminate this agreement pursuant to Section 7.1.

                                  ARTICLE SEVEN
                                   TERMINATION

     7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (i) at the election of any Party if any of the conditions specified in Article Six shall not have been fulfilled and shall have become incapable of fulfillment or (ii) by mutual consent of the respective boards of directors of the parties.

     7.2 No Further Liability. In the event of the termination of this Agreement pursuant to any of the foregoing provisions, the Bank will pay all the costs and expenses incurred by the Parties in connection with this Agreement and the transactions contemplated hereby, and no Party shall have any further liability or obligation of any nature to any other Party.

                                  ARTICLE EIGHT
                            EFFECTIVE DATE OF MERGER

     8.1 Effective Date and Effective Time. Upon satisfaction of the conditions set forth in Article Six (unless waived in accordance with this Agreement) the Parties shall execute and cause to be filed (i) articles of merger, consistent with the terms hereof, and such other agreements, certificates and other documents as may be required by applicable law and (ii) with such other federal and state government agencies or authorities, such other agreements, certificates and documents as may be required by applicable law to cause the Merger to become effective. The date and time by which all of such filings are completed and the Merger becomes effective are referred to in this Agreement, respectively, as the "Effective Date" and the "Effective Time."

                                  ARTICLE NINE
                                  MISCELLANEOUS

     9.1 Waiver, Amendment, etc. Any of the terms or conditions of this Agreement which legally may be waived may be waived at any time by any Party hereto which is, or the shareholders of which are, entitled to the benefit thereof, by action taken or authorized by the Board of Directors of such Party, or any of such terms or conditions may be amended or modified in whole or in part at any time, to the extent authorized by applicable law, by an agreement in writing, executed in the same manner as this Agreement after authorization to do so by the Boards of Directors of the Parties hereto; provided, however that no such waiver, amendment or modification shall have a material adverse effect on the benefits intended to be received in the Merger pursuant to this Agreement by the holders of shares of Bank Common Stock.

     9.2 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts together shall constitute one and the same instrument.

     9.3 Governing Law. This Agreement is made pursuant to, and shall be construed under and be governed by the laws of Delaware, unless in conflict with federal law and if so, then by such federal law, including the rules and regulations of the FDIC.

     9.4 Execution by Interim. At the date hereof, Interim is in the process of organization and has not been granted a stock charter under Connecticut law and therefore does not have the legal capacity to execute this Agreement. The Holding Company agrees to cause Interim to execute this Agreement promptly following the issuance of Interim's stock charter. The Bank and the Holding Company agree to be bound by this Agreement prior to and following such execution by Interim.

     9.5 Gender. If the context requires, the use of any gender shall also refer to the other gender.

     IN WITNESS WHEREOF, each of the Parties hereto have caused this Agreement and Plan of Reorganization to be signed on its behalf by its officers thereunto duly authorized, all as of the date first set forth above.


                                             ALLIANCE
TOLLAND BANK                                 BANCORP OF NEW ENGLAND, INC.




By: /s/                                      By: /s/
    -------------------------------              -------------------------------
    Joseph H. Rossi                              Joseph H. Rossi
    President and CEO                            President and CEO




INTERIM TOLLAND BANK




By:
    -------------------------------
    Joseph H. Rossi
    President and CEO

                          CERTIFICATE OF INCORPORATION
                                       OF
                      ALLIANCE BANCORP OF NEW ENGLAND, INC.

                                    ARTICLE I
                                      Name

     The name of the corporation is ALLIANCE BANCORP OF NEW ENGLAND, INC. (the "Corporation").

                                   ARTICLE II
                                Registered Office

     The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, County of New Castle, Delaware 19805. The name of the Corporation's registered agent at such address is the Corporation Service Company.

                                   ARTICLE III
                               Purpose and Powers

     The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                   ARTICLE IV
                                  Capital Stock

     SECTION 1. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 4,100,000 shares, divided into two classes consisting of 4,000,000 shares of Common Stock, par value $0.01 per share ("Common Stock"), and 100,000 shares of Preferred Stock, par value $0.01 per share ("Preferred Stock"). The Board of Directors shall have authority by resolution to issue shares of Common Stock from time to time on such terms as it may determine. The Board of Directors shall have authority by resolution to issue the shares of Preferred Stock from time to time on such terms as it may determine and to divide the Preferred Stock into one or more series and, in connection with the creation of any such series, to determine and fix by the resolution or resolutions providing for the issuance of shares thereof:

          (a) the distinctive designation of such series, the number of shares which shall constitute such series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the Board of Directors, and the stated value thereof, if different from the par value thereof;

          (b) the dividend rate, the times of payment of dividends on the shares of such series, whether dividends shall be cumulative, and, if so, from what date or dates, and the preference or relation which such dividends will bear to the dividends payable on any shares of stock of any other class or any other series of this class;

          (c) the price or prices at which, and the terms and conditions on which, the shares of such series may be redeemed;

          (d) whether or not the shares of such series shall be entitled to the benefit of a retirement or sinking fund to be applied to the purchase or redemption of such shares and, if so entitled the amount of such fund and the terms and provisions relative to the operation thereof;

          (e) whether or not the shares of such series shall be convertible into, or exchangeable for, any other shares of stock of the Corporation or any other securities and, if so convertible or exchangeable, the conversion price or prices, or the rates of exchange, and any adjustments thereof, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (f) the rights of the shares of such series in the event of  voluntary
     or  involuntary  liquidation,   dissolution  or  winding  up  or  upon  any
     distribution of the assets of the Corporation;

          (g) whether or not the shares of such series shall have priority over or parity with or be junior to the shares of any other class or series in any respect, or shall be entitled to the benefit of limitations restricting
     (i) the creation of indebtedness of the Corporation, (ii) the issuance of shares of any other class or series having priority over or being on a parity with the shares of such series in any respect, or (iii) the payment of dividends on, the making of other distributions in respect of, or the purchase or redemption of shares of any other class or series on parity with or ranking junior to the shares of such series as to dividends or assets, and the terms of any such restrictions, or any other restriction with respect to shares of any other class or series on parity with or ranking junior to the share of such series in any respect;

          (h) whether such series shall have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights, which may be general or limited; and

          (i) any other powers, preferences, privileges, and relative participating, optional, or other special rights of such series, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law.

     The powers, preferences and relative participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.

     SECTION 2. Rights of Holders of Common Stock. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held of record on all matters on which stockholders generally are entitled to vote. Subject to the provisions of law and the rights of the holders of the Preferred Stock and any other class or series of stock having a preference as to dividends over the Common Stock then outstanding, dividends may be paid on the Common Stock at such times and in such amounts as the Board of Directors may determine. Upon the dissolution, liquidation or winding up of the Corporation, after any preferential amounts to be distributed to the holders of the Preferred Stock and any other class or series of stock having a preference over the Common Stock then outstanding have been paid or declared and set apart for payment, the holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them, respectively.

     There shall be no cumulation of votes for the election of Directors or for any other purpose.

     Every share of Common Stock shall have the same relative rights as, and be identical in all respects with, all the other shares of Common Stock.

                                    ARTICLE V
                              Business Combinations

     The provisions of Section 203 of the Delaware General Corporation Law or any successor provision shall govern the Corporation.

                                   ARTICLE VI
                               Board of Directors

     SECTION 1. Number. The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional Directors under specified circumstances, shall consist of not less than five nor more than 15 persons. The exact number of Directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors.

     SECTION 2. Terms. Beginning with the first annual meeting of stockholders held after the filing of this Certificate of Incorporation, the Board of Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be divided into three classes, class I, class II and class III, as nearly equal in number as possible. The terms of office of the classes of Directors elected at the initial annual meeting shall expire as follows: the term of office of class I will expire at the 1998 Annual Meeting of Stockholders, the term of office of class II will expire at the 1999 Annual Meeting of Stockholders and the term of office of class III will expire at the 2000 Annual Meeting of Stockholders. At each Annual Meeting of Stockholders following such initial classification and election, Directors elected to succeed those Directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Stockholders after their election.

     SECTION 3. Stockholder Nomination of Director Candidates. Stockholder nominations for the election of Directors shall be given in the manner provided in the Bylaws of the Corporation.

     SECTION 4. Newly Created Directorships and Vacancies. Subject to the rights of the holders of any series of Preferred Stock then outstanding, Directors serving in newly created Directorships resulting from any increase in the authorized number of Directors shall serve until the next Annual Meeting of Stockholders. Vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a majority vote of the Directors then in office, and Directors so chosen shall hold office for a term expiring at the Annual Meeting of Stockholders at which the term of the class to which they have been elected expires. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

     SECTION 5 . Removal. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any Director, or the entire Board of Directors, may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of all of the shares of the Corporation entitled to vote generally in the election of Directors, voting together as a single class.

     SECTION 6. Initial Directors. The names and addresses of the persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

             Name and Address                       Term
             ----------------                       ----
          Howard G. Abbott, M.D.                    2000
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Lawrence J. Becker                        2000
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Robert C. Boardman                        1998
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Theresa L. Dansky                         2000
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          William E. Dowty, Jr.                     1998
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          D. Anthony Guglielmo                      1999
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Thomas S. Moore                           2000
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Douglas J. Moser                          1999
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Kenneth R. Peterson                       1998
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Francis J. Prichard, Jr.                  1999
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084

          Joseph H. Rossi                           1999
          P. O. Box 156
          Olde Tolland Common
          Tolland, CT  06084


                                   ARTICLE VII
                               Stockholder Action

     Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders. Except as otherwise required by law and subject to the rights of the holders of any class of preferred stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of stockholders of the Corporation may be called only by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors.

                                  ARTICLE VIII
                                Bylaw Amendments

     The Board of Directors shall have power to make, alter, amend and repeal the Bylaws of the Corporation (except so far as the Bylaws of the Corporation adopted by the stockholders shall otherwise provide). Any Bylaws made by the Board of Directors under the powers conferred hereby may be altered, amended or repealed by the Board of Directors or by the stockholders. Notwithstanding the foregoing and anything contained in this Certificate of Incorporation or the Bylaws to the contrary, Section 2 of Article I and Sections 1 through 5 of
Article II of the Bylaws shall not be altered, amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of 80% of all votes entitled to be cast in the election of Directors, voting together as a single class.

                                   ARTICLE IX
                Purchase of Equity Securities of the Corporation

     SECTION 1. Prevention of "Greenmail". Any direct or indirect purchase or other acquisition by the Corporation of any Equity Security of any class from any Substantial Securityholder who has beneficially owned such securities for less than two years prior to the date of such purchase or any agreement in respect thereof shall, except as hereinafter expressly provided, require the affirmative vote of the holders of at least a majority of all votes entitled to be cast in the election of Directors, excluding Voting Stock beneficially owned by such Substantial Securityholder, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or any agreement with any national securities exchange, or otherwise, but no such affirmative vote shall be required with respect to any purchase or other acquisition of securities made as part of a tender or exchange offer by the Corporation to purchase securities of the same class made on the same terms to all holders of such securities and complying with the applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations).

     SECTION 2. Certain Definitions. For the purposes of this Article IX:

          (a) A "Person" shall mean any individual, firm, corporation or other entity.

          (b) "Substantial Securityholder" shall mean any person (other than the Corporation or any corporation of which a majority of any class of Equity Security is owned, directly or indirectly, by the Corporation) who or which:

               (i) is the beneficial owner, directly or indirectly, of five percent or more of the class or securities to be acquired;

               (ii) is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of five percent or more of the class of securities to be acquired;

               (iii) is an assignee or has otherwise succeeded to any shares of the class of securities to be acquired which were at any time within the two-year period immediately prior to the date in question beneficially owned by a Substantial Securityholder, if such assignment or succession shall have occurred in the course of a transaction or transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (c) A person shall be a "beneficial owner" of any security of any class of the Corporation:

               (i) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly;

               (ii) which such person or any of its Affiliates or Associates has
          (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) any right to vote pursuant to any agreement, arrangement or understanding; or

               (iii) which is beneficially owned, directly or indirectly, by any such person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing any security of any class of the Corporation.

          (d) For the purposes of determining whether a person is a Substantial Securityholder pursuant to paragraph (b) of this Section 2, the relevant class of securities outstanding shall be deemed to comprise all such securities deemed owned through application of paragraph (c) of this
     Section 2, but shall not include other securities of such class which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (e) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1996.

          (f) "Equity  Security" shall have the meaning ascribed to such term in
     Section 3(a)(11) of the Securities Exchange Act of 1934, as in effect on December 31, 1996.

                                    ARTICLE X
                              Acquisition of Stock

     Notwithstanding anything contained in this Certificate of Incorporation to the contrary:

     SECTION 1. Restriction. No person shall directly or indirectly offer to acquire or acquire the beneficial ownership of more than 10% of any class of any equity security of the Corporation. This limitation shall not apply to any tax qualified employee stock benefit plan of the Corporation.

     In the event shares are acquired in violation of this Article X, all shares beneficially owned by any person in excess of 10% shall be considered "excess shares" and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote.

     SECTION 2. Certain Definitions. For the purposes of this Article X, the following definitions apply:

          (a) The term "person" includes an individual, a group acting in concert, a corporation, a partnership, an association, a joint stock company, a trust, and any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of the Corporation.

          (b) The term "offer" includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for value.

          (c) The term "acquire" includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise.

          (d) The term "acting in concert" means (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (ii) a combination or pooling of voting or other interests in the securities of an issuer or a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

                                   ARTICLE XI
                               Director Liability

     No Director of officer acting in the capacity of a Director or performing duties as Director shall be personally liable to the Corporation or any stockholder for monetary damages for a breach of fiduciary duty as a Director, except for any matter in respect of which such Director or officer acting as a Director shall be liable under Section 174 of Title 8 of the Delaware Code (relating to the Delaware Corporation Law) or any amendment thereto or successor provision thereto or shall be liable by reason that, in addition to any and all other requirements for such liability, he (i) shall have breached his duty of loyalty to the Corporation or its stockholders, (ii) shall not have acted in good faith or, in failing to act, shall not have acted in good faith, (iii) shall have acted in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted in a manner involving intentional misconduct or a knowing violation of law or (iv) shall have derived an improper personal benefit. Neither the Amendment nor repeal of this Article, nor the adoption of any provision of the Certificate of Incorporation inconsistent with this Article, shall eliminate or reduce the effect of this
Article in respect of any matter occurring, or any cause of action, suit or claim, that, but for this Article, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

                                   ARTICLE XII
                   Amendments to Certificate of Incorporation

     Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least 80% of all votes entitled to be cast in the election of Directors, voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent with, Articles V, VI, VII, VIII, IX or this Article XII of this Certificate of Incorporation.

                                  ARTICLE XIII
                          Certain Business Combinations

     SECTION 1. Vote Required for Certain Business Combinations.

          (a) Higher Vote for Certain Business Combinations. Unless otherwise required by law, in addition to any affirmative vote required by law or this Certificate of Incorporation or the Bylaws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article XIII, a Business Combination with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder or any person who after such Business Combination would be an Affiliate or Associate of such Interested Stockholder, shall require the approval of the Board of Directors and the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock which is not owned by the Interested Stockholder or any Affiliate or Associate of such Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

          (b)   Definition  of  "Business   Combination".   The  term  "Business
     Combination" as used in this Article XIII shall mean:

               (i) any merger, consolidation or share exchange of the Corporation or any Subsidiary with (A) any Interested Stockholder or
          (B) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder;

               (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions), except proportionately as a stockholder of such corporation, to or with any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Market Value equal to 10% or more of either the aggregate market value of all the assets of the Corporation determined on a consolidated basis or the aggregate market value of all of the outstanding stock of the Corporation;

               (iii) any  transaction  which results in the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder except (A) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any Subsidiary which securities were outstanding prior to the time the Interested Stockholder became such, (B) pursuant to a dividend or distribution paid or made, or the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the Corporation or any Subsidiary which security is distributed pro rata to all holders of a class or series of stock of the Corporation subsequent to the time the Interested Stockholder became such, (C) pursuant to an exchange offer by the Corporation to purchase stock made on the same terms to all holders of such stock or (D) any issuance or transfer of stock by the Corporation, provided, however, that in no case under (B) through (D) above shall there be an increase in the Interested Stockholder's proportionate share of the stock of any class or series of the Corporation or of the Voting Stock of the Corporation;

               (iv) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or any Subsidiary proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

               (v) any  reclassification  of securities  (including  any reverse stock split), or recapitalization of the Corporation, or any merger, consolidation or share exchange of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder;

               (vi) any transaction involving the Corporation or any Subsidiary which has the effect, directly or indirectly, of increasing the proportionate share of the stock of any class or securities convertible into the stock of any class or series owned by the Interested Stockholder of the Corporation or of any Subsidiary, except as a result of immaterial changes due to fractional share adjustments or as a result of any purchase or redemption of any shares of stock not caused, directly or indirectly, by the Interested Stockholder; or

               (vii) any receipt by the Interested Stockholder of the benefit, directly or indirectly (except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges, or other financial benefits (other than those expressly permitted in subparagraphs (i)-(vi) above) provided by or through the Corporation or any Subsidiary.

     SECTION 2. When Higher Vote is Not Required. The provisions of Section 1 of this Article XIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provisions of this Certificate of Incorporation or the bylaws of the Corporation, if all of the conditions specified in either the following paragraphs (a) or (b) are met:

          (a) Approval by Disinterested Directors. The Business Combination shall have been approved by a majority of the Disinterested Directors.

          (b) Price and Procedure Requirements. All of the following conditions shall have been met:

               (1) Minimum Price Requirements. With respect to every class or series of Voting Stock of the Corporation, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of such class or series of Voting Stock:

                    (i) The  aggregate  amount  of the cash and the Fair  Market
               Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:

                         (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Common Stock in connection with the acquisition by the Interested
                    Stockholder of beneficial ownership of shares of Common Stock (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date"), or (2) in the transaction or series of related transactions in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock; and

                         (B) the Fair Market  Value per share of Common Stock on
                    the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article XIII as the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to Common Stock.

                    (ii) The  aggregate  amount of the cash and the Fair  Market
               Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of any other class or series of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph (b)(ii) shall be required to be met with respect to every class or series of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class or series of Voting Stock):

                         (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any shares of such class or series of Voting Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of such shares (1) within the two-year period immediately prior to the Announcement Date, or (2) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Voting Stock;

                         (B) (if applicable) the highest preferential amount per
                    share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

                         (C) the Fair  Market  Value per share of such  class or
                    series of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Voting Stock.

               (2) Other Requirements.

                    (i) The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class or series of Voting Stock. If the Interested Stockholder has paid for shares of any class or series of Voting Stock with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock previously acquired by it.

                    (ii) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination: (A) except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full periodic dividends (whether or not cumulative) on any outstanding Preferred Stock; (B) there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (2) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Disinterested Directors; and (C) such Interested Stockholder shall have not become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Stockholder becoming an Interested Stockholder or by virtue of proportionate stock splits or stock dividends.

                    (iii) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation or any Subsidiary, whether in anticipation of or in connection with such Business Combination or otherwise.

                    (iv) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to the stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

                    (v) After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have made any major change in the Corporation's business or capital structure without the approval of a majority of the Disinterested Directors.

     SECTION 3. Certain Definitions. For the purpose of this Article XIII:

          (a) A "person" shall mean any individual or firm, corporation, partnership, limited partnership, joint venture, trust, unincorporated association, government or any political subdivision or agency or instrumentality of a government or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Voting Stock.

          (b) "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which:

               (i) is the beneficial owner, directly or indirectly, of Voting Stock entitled to cast more than 15% of the votes in the election of Directors; is an Affiliate or Associate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 15% or more of the combined voting power of the then outstanding Voting Stock; or

               (ii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

          (c) A person shall be a "beneficial owner" of any Voting Stock:

               (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly;

               (ii) which such person or any of its Affiliates or Associates has
          (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote or direct the voting pursuant to any agreement, arrangement or understanding, or (C) the right to dispose of or direct the disposition of pursuant to any agreement, arrangement or understanding; or

               (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

          (d) For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph (b) of this Section 3, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph (c) of this Section 3 but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

          (e) "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1996, except that the Corporation or any Subsidiary shall not be deemed to be an Affiliate or an Associate of any Interested Stockholder.

          (f) "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (b) of this Section 3, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

          (g) "Disinterested Director" means any member of the Board of Directors of the Corporation who is unaffiliated with the Interested Stockholder and was a member of the Board of Directors prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is not an Affiliate of the Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then serving on the Board of Directors.

          (h) "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on such exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on such exchange, on the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") National Market ("NMS"), or if such stock is not included on NASDAQ-NMS, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the NASDAQ or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board of Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board of Directors in good faith.

               (i) In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (b)(1)(i) and (ii) of Section 2 of this Article XIII shall include the shares of Common Stock and/or the shares of any other class or series of outstanding Voting Stock retained by the holders of such shares.

               (ii) "Voting Stock" means the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.

     SECTION 4. Powers of the Board of Directors. A majority of the Directors of the Corporation shall have the power and duty to determine for the purposes of this Article XIII, on the basis of information known to them after reasonable inquiry (a) whether a person is an Interested Stockholder, (b) the number of shares of Voting Stock beneficially owned by any persons, (c) whether a person is an Affiliate or Associate of another, and (d) whether the requirements of
Section 2(b) have been met.

     SECTION 5. No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article XIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

     SECTION 6. Amendment, Repeal, Etc. Notwithstanding any other provision of this Certificate of Incorporation or the bylaws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the bylaws of the Corporation), any proposal to amend or repeal this Article XIII or adopt any provision of this Certificate of Incorporation inconsistent with it which is proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of the holders of at least 80% of the Voting Stock entitled to be cast at the election of Directors, excluding Voting Stock beneficially owned by such Interested Stockholder, unless such amendment, repeal or adoption is declared advisable by the affirmative vote of two thirds of the entire Board of Directors and a majority of the Disinterested Directors.

                                   ARTICLE XIV
                                 Indemnification

     Indemnification shall be provided for to the fullest extent authorized in the Bylaws. Any repeal or amendment of this Article XIV shall not effect indemnification provided under this Article with respect to any state of facts existing at or before the time of such amendment and any proceeding, whenever brought, based in whole or in part upon any such state of facts.

                                   ARTICLE XV
                                     Gender

     If the context requires, the use of any gender shall also refer to the other gender.

                                   ARTICLE XVI
                                  Incorporator

     The name and mailing address of the incorporator of the Corporation is Anthony Johnson, Corporation Service Company, 1090 Vermont Avenue, N.W., 4th Floor, Washington, D.C. 20005.

     The undersigned being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, makes this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 8th day of January, 1997.




                                              /s/
                                              ----------------------------------
                                              Anthony Johnson

                                     BYLAWS
                                       OF
                      ALLIANCE BANCORP OF NEW ENGLAND, INC.


                                    ARTICLE I
                                      Name

     SECTION 1. Annual Meeting of Shareholders.

          (a) The annual meeting of shareholders of the Corporation, for the purpose of electing Directors and of transacting such other business as may properly come before the meeting, shall be held on such date, at such place and such time as shall be designated by the Board of Directors.

          (b) To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise properly brought before the meeting by a shareholder.

          (c) In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered to or mailed to the Secretary of the Corporation and received at the principal executive office of the Corporation by the Secretary, not later than 120 days prior to the anniversary date of the immediately preceding annual meeting. A shareholder's notice to the Secretary shall set forth as to each matter the shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the Shareholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business.

          (d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at the annual meeting except in accordance with the procedures set forth in this Article I, provided, however, that nothing in this Article I shall be deemed to preclude discussion by any shareholder of any business properly brought before the annual meeting.

          (e) The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article 1, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 2. Special Meetings of Shareholders.

     Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, special meetings of the shareholders for any purpose may be called only by a majority of the entire Board of Directors.

     SECTION 3. Notice of Meeting.

     The Secretary shall cause written notice of the time, place and purposes of each meeting to be mailed, or delivered personally, not less than 10 nor more than 60 days before the date of the meeting, to each shareholder of record entitled to vote at the meeting.

     Attendance of a person at a meeting of shareholders, in person or by proxy, constitutes a waiver of notice of the meeting, except when the shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

     SECTION 4. Quorum.

     At any meeting of shareholders the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy, shall constitute a quorum of the shareholders for all purposes unless a greater or lesser quorum shall be provided by law or by the Certificate of Incorporation and in such case the representation of the number so required shall constitute a quorum. The shareholders present in person or by proxy at a meeting at which a quorum is present may continue to do business until adjournment, notwithstanding withdrawal of enough shareholders to leave less than a quorum.

     Whether or not a quorum is present, the meeting may be adjourned from time to time by a vote of the shares present. At any such adjourned meeting, at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting if held at the time specified in the notice thereof.

     SECTION 5. Organization.

     The Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, Executive Vice President or Vice President as the Chairman of the Board of Directors may designate, shall act as Chairman of meetings of the shareholders.

     The Secretary of the Corporation shall act as Secretary at all meetings of the shareholders; but in the absence of the Secretary, the Chairman of the meeting may appoint any person to act as Secretary of the meeting.

     SECTION 6. Voting.

     Each holder of Common Stock and any series of Preferred Stock having voting rights shall be entitled to one vote for each share of Common Stock or such Preferred Stock held of record on all matters on which shareholders generally are entitled to vote.

     Directors shall be elected by ballot and upon demand of any shareholder the vote upon any question before the meeting shall be by ballot.

     Directors shall be elected by a plurality of the votes cast at an election.

     All other action shall be authorized by a majority of the votes cast by the holders of shares entitled to vote thereon, unless a greater vote is required by law, by the Certificate of Incorporation or these Bylaws.

     A shareholder entitled to vote at a meeting of shareholders may authorize another person to act for him by written proxy.

     SECTION 7. Inspectors of Elections.

     The Board of Directors or Chairman of the meeting of shareholders shall appoint one or more inspectors to count and tabulate the votes and to perform such other acts or duties as may be required by the Chairman or required by law. On request of the Chairman of the meeting, or as otherwise required by law, the inspectors shall make and execute a written report to the Chairman of the meeting of any facts found by them and matters determined by them. The report is prima facie evidence of the facts stated and of the vote certified by the inspectors.

                                   ARTICLE II
                                    Directors

     SECTION 1. Number.

     The business and affairs of the Corporation shall be managed under the direction of the Board of Directors which, subject to any right of the holders of any series of Preferred Stock then outstanding to elect additional directors under specified circumstances, shall consist of not less than five nor more than 15 persons. The exact number of directors within the minimum and maximum limitations specified in the preceding sentence shall be fixed from time to time by the majority of the entire Board of Directors.

     SECTION 2. Terms.

     The Directors shall be divided into such classes and shall have such terms as are set forth in the Certificate of Incorporation.

     SECTION 3. Newly Created Directorships and Vacancies.

     Newly created Directorships and vacancies in the Board of Directors shall be filled in the manner set forth in the Certificate of Incorporation.

     SECTION 4. Removal.

     Removal of Directors shall be effected in the manner set forth in the Certificate of Incorporation.

     SECTION 5. Nominations of Director Candidates.

     (a) Nominations of candidates for election as Directors of the Corporation can only be made at any meeting of shareholders called for election of Directors and may be made by the Board of Directors or by any shareholder entitled to vote at such meeting.

     (b) Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors, or by written consent of Directors in lieu of a meeting, not less than 30 days prior to the date of the meeting of shareholders, and such nominations shall be reflected in the minute books of the Corporation as of the date made. At the request of the Secretary of the Corporation each proposed nominee shall provide the Corporation with such information concerning himself as is required under the rules of the Securities and Exchange Commission, to be included in the Corporation's proxy statement soliciting proxies for his election as a Director.

     (c) Not less than 90 days prior to the date of the meeting in the case of an annual meeting, and not more than seven days following the date of notice of the meeting in the case of a special meeting, any shareholder who intends to make a nomination at the meeting shall deliver a notice to the Secretary of the Corporation setting forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are beneficially owned by each such nominee, (iv) a statement that the nominee is willing to be nominated, (v) a representation that the shareholder is a holder of record of the capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (vi) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and (vii) such other information concerning each such nominee as would be required, under the rules of the Securities and Exchange Commission, in a proxy statement soliciting proxies for the election of such nominees. The presiding officer of the meeting may refuse to acknowledge the nomination by a shareholder of any person not made in compliance with the foregoing procedures.

     (d) In the event that a person is validly designated as a nominee in accordance with paragraph (b) or paragraph (c) hereof and shall thereafter become unable or unwilling to stand for election to the Board of Directors, the Board of Directors or the shareholder who proposed such nominee, as the case may be, may designate a substitute nominee.

     (e) If the Chairman of the meeting determines that a nomination was not made in accordance with the procedures as set forth in these Bylaws, such nomination shall be void.

     SECTION 6. Place and Manner of Meeting.

     All meetings of the Board of Directors shall be held at the principal office of the Corporation or at any other place within or without the State of Delaware as the Board of Directors may from time to time fix therefor. Any meeting of the Board of Directors, regular or special, may be held by conference telephone or similar communication equipment so long as all Directors participating in the meeting can hear one another, and all such Directors shall be deemed to be present in person at the meeting.

     SECTION 7. Regular Meetings.

     A regular meeting of the Board of Directors, of which no notice shall be required to be given, shall be held, if a quorum be present, in each and every year immediately after the adjournment of the annual meeting of shareholders for the purpose of electing officers and transacting such other business as might be transacted at any regular meeting of the Board of Directors. The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice, except that the scheduled date of any meeting may be changed by the Chairman of the Board or the President, in the discretion of either, provided that notice of such change shall be given to all Directors personally or by mail, telephone or telegraph at least 24 hours prior to such scheduled date upon which such meeting is to be held.

     SECTION 8. Special Meetings.

     Special meetings of the Board of Directors shall be called by the Secretary at the direction of the Chairman of the Board, the President, or a majority of the Directors. Notice of the time and place of any special meeting of the Board of Directors shall be given by serving the same personally or by telephone or by telegram addressed to each Director at his post office address as the same shall appear on the books of the Corporation at least two hours before such meeting. Each member of the Board of Directors shall, by writing filed with the Secretary, designate his post office address to which notices or meetings of the Board of Directors of the Corporation shall be directed, and in the event of any change therein shall likewise designate his new post office address.

     SECTION 9. Quorum.

     A majority of the members of the Board of Directors then in office, or of a committee thereof, shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at a meeting at which a quorum is present shall be the act of the Board of Directors or of the Committee thereof, except for the amendment of the Bylaws which shall require a vote of not less than a majority of the members of the Board of Directors then in office.

     SECTION 10. Action Without a Meeting.

     Action required or permitted to be taken at a meeting of the Board of Directors, or a committee thereof, may be taken without a meeting, if all members of the Board of Directors or of the committee consent thereto in writing. The written consent shall be filed with the minutes of the proceedings of the Board of Directors or Committee. The consent shall have the same effect as a vote of the Board of Directors or Committee thereof for all purposes.

     SECTION 11. Organization.

     At all meetings of the Board of Directors, the Chairman of the Board of Directors, the Vice Chairman of the Board of Directors, the President, a Senior Vice President or a Vice President or in their absence a member of the Board to be selected by the members present, shall preside as Chairman of the meeting. The Secretary or an Assistant Secretary of the Corporation shall act as secretary of all meetings of the Board, except that in their absence the Chairman of the meeting may designate any other person to act as secretary.

     At meetings of the Board of Directors business shall be transacted in such order as from time to time the Board may determine.

     SECTION 12. Committees of the Board.

     The Board of Directors may designate one or more Committees, including an Executive Committee, each consisting of one or more Directors of the Corporation as members, with such power and authority as prescribed by the Bylaws or as provided in a resolution of the Board of Directors. Each Committee, and each member thereof, shall serve at the pleasure of the Board of Directors.

                                   ARTICLE III
                                    Officers

     SECTION 1. Officers.

     The officers of the Corporation shall be a President, one or more Executive Vice Presidents, one or more Vice Presidents, a Secretary, Chief Financial Officer, and such additional officers, if any, as shall be elected by the Board of Directors in accordance with these Bylaws. The Board of Directors, immediately after each annual meeting of shareholders, shall select a President and one or more Executive Vice Presidents and Vice Presidents, a Secretary, and a Chief Financial Officer. The failure to hold such election shall not of itself terminate the term of office of any officer. All officers shall hold office at the pleasure of the Board of Directors. Any officer may resign at any time upon written notice to the Corporation. Officers may, but need not, be Directors. Any two or more of the above offices may be held by the same persons except as prohibited by law, but no officer shall execute, acknowledge or verify an instrument in more than one capacity if the instrument is required by law to be acknowledged or verified by two or more officers. The President shall be the Chief Executive Officer unless the Board of Directors designates otherwise. The Chief Executive Officer shall be a member of the Board of Directors.

     All officers shall be subject to removal with or without cause at any time by the affirmative vote of a majority of the members of the Board of Directors then in office. The removal of an officer without cause shall be without prejudice to his contract rights, if any. The election or appointment of an officer shall not of itself create contract rights. All agents and employees other than officers elected by the Board of Directors shall also be subject to removal, with or without cause, at any time by the officers appointing them.

     Any vacancy caused by the death of any officer, his resignation, his removal or otherwise, may be filled by the Board of Directors, and any officer so elected shall hold office at the pleasure of the Board of Directors.

     In addition to the powers and duties of the officers of the Corporation as set forth in these Bylaws, the officers shall have such authority and shall perform such duties as from time to time may be determined by the Board of Directors. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

                                   ARTICLE IV
                                  Capital Stock

     SECTION 1. Certificates of Stock.

     The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the Board of Directors. The certificates shall be signed by the President or any Vice President and also by the Chief Financial Officer or the Secretary, and may be sealed with the seal of the Corporation, or a facsimile thereof.

     The signatures of the aforesaid officers may be facsimiles if the certificate is countersigned by a transfer agent or registered by a registrar other than the Corporation or its employee. The validity of any stock certificate of the Corporation signed and executed by or in the name of duly qualified officers of the Corporation shall not be affected by the subsequent death, resignation, or the ceasing for any other reason of any such officer to hold such office, whether before or after the date borne by or the actual delivery of such certificates.

     All certificates for shares of stock shall be consecutively numbered as the same are issued. The name of the person owning the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the Corporation's capital stock records.

     Except as hereinafter provided, all certificates surrendered to the Corporation shall be cancelled, and no new certificates shall be issued until the former certificate for the same number of shares shall have been surrendered and cancelled except in case of a lost or destroyed certificate.

     The Corporation may treat the holder of record of any share or shares of stock as the holder in fact thereof, and shall not be bound to recognize any equitable or other claim to or interest in any such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by law.

     SECTION 2. Lost Certificate.

     The Corporation may issue a new certificate for shares in place of a certificate theretofore issued by it, alleged to have been lost or destroyed, and the Board of Directors may require the owner of the lost or destroyed certificate, or his legal representative, to give the Corporation a bond in form satisfactory to the Corporation sufficient to indemnify the Corporation, its transfer agents and registrars against any claim that may be made against them on account of the alleged lost or destroyed certificate or the issuance of such a new certificate.

     SECTION 3. Transfer of Shares.

     Shares of the capital stock of the Corporation shall be transferable by the owner thereof in person or by a duly authorized attorney, upon surrender of the certificates therefor properly endorsed. The Corporation may appoint a transfer agent and registrar or one or more transfer agents and one or more registrars, or either, for the stock of the Corporation.

     SECTION 4. Regulations.

     The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

     SECTION 5. Record Date.

     In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, as the case may be, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other such action.

     If no record date is fixed, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 6. Dividends and Stock Repurchases.

     Subject to the provisions of the Certificate of Incorporation, the Board of Directors shall have the power to declare and pay dividends upon shares of, and authorize repurchase programs for, stock of the Corporation, but only out of funds available for the payment of dividends or repurchase of shares as provided by law.

     Subject to the provisions of the Certificate of Incorporation, any dividends declared upon the stock of the Corporation shall be payable on such date or dates as the Board of Directors shall determine. If the date fixed for the payment of any dividend shall in any year fall upon a Saturday, Sunday or a legal holiday, then the dividend payable on such date shall be paid on the next day not a Saturday, Sunday or a legal holiday.

     SECTION 7. Corporate Seal.

     The Board of Directors shall provide a suitable seal, containing the name of the Corporation, which seal shall be kept in the custody of the Secretary. A duplicate of the seal may be kept and be used by any officer of the Corporation designated by the Board or the President.

     SECTION 8. Fiscal Year.

     The fiscal year of the Corporation shall end on December 31 or shall be such other fiscal year as the Board of Directors from time-to time by resolution shall determine.

                                    ARTICLE V
                            Miscellaneous Provisions

     SECTION 1. Contracts.

     To the extent permitted by law, and except as otherwise prescribed by these Bylaws with respect to certificates for shares, the Board of Directors may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

     SECTION 2. Loans.

     No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.

     SECTION 3. Checks, Drafts, Etc.

     All checks, drafts or other order for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

     SECTION 4. Deposits.

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any duly authorized depositories as the Board of Directors may select.

     SECTION 5. Waivers of Notice.

     Whenever any notice whatever is required to be given by law, by the Certificate of Incorporation or by these Bylaws to any person or persons, a waiver thereof in writing, signed by the person or persons entitled to the notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

     SECTION 6. Offices Outside of Delaware.

     Except as otherwise required by the laws of the State of Delaware, the Corporation may have an office or offices and keep its books, documents and papers outside of the State of Delaware at such place or places as from time to time may be determined by the Board of Directors or the President.

     SECTION 7. Gender.

     If the context requires, the use of any gender shall also refer to the other gender.

                                   ARTICLE VI
                                 Indemnification

     SECTION 1. Indemnification of Directors, Officers and Employees.

     The Corporation shall indemnify to the full extent authorized by law any Director or officer made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that he, his testator or intestate is or was a Director or officer of the Corporation or is or was serving, at the request of the Corporation, as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise.

     The Corporation may, at the discretion of the Board of Directors, indemnify to the full extent authorized by law any employee or agent made or threatened to be made a party to an action, suit or proceeding, whether criminal, civil, administrative or investigative by reason of the fact that he, his testator or intestate is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

     SECTION 2. Expenses Advanced.

     Expenses incurred with respect to any claim, action or proceeding of the character, actual or threatened, described in Section 1 of this Article VI, may be advanced by the Corporation prior to the final disposition thereof upon receipt of an undertaking by such person to repay the amount so advanced if and. to the extent it shall ultimately be determined by a court of competent jurisdiction that he was not entitled to indemnification under this Bylaw.

     SECTION 3. Automatic Conformity to Law.

     The intention of this Bylaw is to provide indemnification with the broadest and most inclusive coverage permitted by law (a) at the time of the act or omission to be indemnified against, or (b) so permitted at the time of carrying out such indemnification, whichever of (a) or (b) may be broader or more inclusive and permitted by law to be applicable. If the indemnification permitted by law at this present time, or at any future time, shall be broader or more inclusive than the provisions of this Bylaw, then indemnification shall nevertheless extend to the broadest and most inclusive permitted by law at any time and this Bylaw shall be deemed to have been amended accordingly. If any provision or portion of this Article shall be found, in any action, suit or proceeding, to be invalid or ineffective, the validity and effect of the remaining parts shall not be affected.

                                   ARTICLE VII
                                   Amendments

     The shareholders or the Board of Directors of the Corporation may amend or repeal the Bylaws or adopt new Bylaws. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, the vote of a majority of the shares present or represented by proxy and entitled to vote at any annual or special meeting shall be required to amend or repeal the Bylaws or to adopt new Bylaws. Except as otherwise required by law, the Certificate of Incorporation or these Bylaws, such action by the Board of Directors requires an affirmative vote of not less than a majority of the members of the Board of Directors then in office.

     Sec. 36a-181. (Formerly Sec. 36-420). Plan to acquire all the common stock of other Connecticut banks. A corporation having capital stock divided into shares referred to in this section as the "parent corporation", which desires to acquire directly or indirectly all the common capital stock of one or more capital stock Connecticut banks referred to in this section as the "subsidiary banks", shall, together with each subsidiary bank, submit to the commissioner a written plan of acquisition of such stock. Such plan shall be in form satisfactory to the commissioner, shall identify each subsidiary bank the stock of which is to be acquired by the parent corporation, and shall prescribe the terms and conditions of the acquisition and the mode of carrying it into effect, including the manner of exchanging the shares of each of the subsidiary banks for shares or other securities of the parent corporation and provision for issuance of shares of each of the subsidiary banks to directors as qualifying shares, if required by law. Any such plan may provide for the payment of cash in lieu of the issuance of shares or fractional shares of the parent corporation. Such plan may further provide that the Certificates of stock of any subsidiary bank may be deemed to be certificates of stock of the parent corporation, provided the holders of certificates of stock of a subsidiary bank shall be entitled to receive certificates of stock of the parent corporation in exchange for certificates of stock of such subsidiary bank.

     (b) There shall be submitted to the commissioner with the plan of acquisition, a certificate of the secretary of the parent corporation, certifying that such plan has been approved by the governing board by vote of a majority of all the directors, and a certificate of the secretary of each subsidiary bank certifying that such plan has been submitted to the holders of the shares of common stock of such bank at a meeting held upon at least five days' notice, specifying the time, place and object of such meeting and addressed to each such shareholder at the address appearing upon the books of the bank and that at such shareholders' meeting at least two-thirds of all the outstanding common capital stock of the bank voted to approve such plan. In lieu of the vote by shareholders required by this subsection, the commissioner may certify in writing that the protection of depositors and creditors of the subsidiary bank requires that the acquisition proceed without delay. The commissioner shall determine whether the terms of such plan of acquisition are reasonable and in accordance with law and sound public policy and whether benefits to the public clearly outweigh possible adverse effects, including, but not limited to, an undue concentration of resources and decreased or unfair competition. The commissioner, if the commissioner so determines, shall thereupon certify the commissioner's findings and approval upon such plan. Such plan, when filed in the office of the secretary of the state, shall evidence the terms and conditions of such acquisitions. The commissioner shall not approve such plan of acquisition unless the commissioner considers whether: (1) The investment and lending policies of each subsidiary bank are consistent with safe and sound banking practices and will benefit the economy of this state; (2) the services or proposed services of each subsidiary bank are consistent with safe and sound banking practices and will benefit the economy of this state; (3) the parent corporation has sufficient capital to ensure, and agrees to ensure, that each subsidiary bank will comply with applicable minimum capital requirements;
(4) the parent corporation has sufficient managerial resources to operate each subsidiary bank in a safe and sound manner, and (5) the proposed acquisition will not substantially lessen competition in the banking industry of this state.

The commissioner shall not approve such plan of acquisition unless the commissioner makes the findings required pursuant to section 36a-34. Upon such filing in the office of the secretary of the state, the plan and the acquisitions provided for therein shall become effective, unless a later date is specified in the plan, in which event the plan and acquisitions shall become effective upon such later date.

     (c) Upon the effective date of the plan and the acquisitions provided for therein, the shareholders of each subsidiary bank shall, except to the extent that they have received other securities of the corporation or cash in lieu of shares or fractional shares, be shareholders of the parent corporation. Unless such plan otherwise provides, a subsidiary bank may require each shareholder to surrender such shareholder's certificates of stock in such subsidiary bank and, in that event, no shareholder, until such surrender of the shareholder's certificates, shall be entitled to vote thereon or to collect dividends declared thereon or to receive cash in lieu of shares or fractional shares or the shares or other securities of the parent corporation. Any shareholder of any subsidiary bank whose stock has been so acquired who, on or before the date of such shareholders' meeting, gave written notice to such subsidiary bank of such shareholder's objection thereto, may, within ten days after the plan of acquisition has been filed in the office of the secretary of the state, demand in writing from such subsidiary bank payment for such shareholder's stock and such subsidiary bank shall, within three months thereafter, pay such shareholder the value of such shareholder's stock at the date upon which such acquisition became effective. In case of disagreement as to the value of the stock of the subsidiary to be acquired, such value shall be ascertained by three disinterested persons to be chosen one by the shareholder, one by such subsidiary bank and the third by the two thus selected, and, if their award is not paid within sixty days from its date, it shall become a debt of such subsidiary bank and may be collected as such and such shareholder, upon receiving payment therefor, shall transfer such shareholder's stock to such subsidiary bank.

     (d) This section does not apply to mergers or consolidations of banks.

     (19169,  P.A. 598,  Members.  3; 1971, P.A. 322,  Members.  2; P.A. 82-194,
Members. 2. 14; P.A. 83-406,  Members. 8, 11; P.A. 91-189,  Members. 5, 13; P.A.
92-12, Members. 83; P.A. 93-24, Members. 1, 9; P.A. 94-122, Members. 74, 340.)

     History: 1971 act referred to "common" stockholders and "common capital" stock in Subsec. (b) and made other minor language changes; P.A. 82-194 amended Subsec. (a) by adding "capital stock savings and loan associations" to the definition or "subsidiary bank", amended Subsec. (b) by authorizing the commissioner's certification in lieu of a stockholders' vote, clarified the provisions of Subsec. (c), and amended Subsec. (d) by providing that the section does not apply to mergers or consolidations "of banks or associations"; P.A. 83-406 amended Subsec. (a) to add capital stock savings banks; P.A. 91-189 amended Subsec. (b) by adding factors to be considered and findings to be made by the commissioner prior to approving a plan of acquisition; P.A. 92-12 made technical changes in Subsec. (b); (Note: The words "of banking" were deleted editorially after "commissioner" in Subsec. (b) for consistency); P.A. 93-24 amended Subsec. (b) to include the consideration of the parent corporation of a banking institution in the banking institution's record of compliance for the Community Reinvestment Act in the commissioner's granting approval of a plan of acquisition, effective May 4, 1993; P.A. 94-122 deleted community reinvestment and approval standards in Subsec. (b) and made technical changes, effective January 1, 1995; Sec. 36-420 transferred to Sec. 36a-181 in 1995.

     See Sec. 36a-34 re community reinvestment and approval standards.

                                  TOLLAND BANK

       1997 Stock Incentive Plan for Directors, Officers and Key Employees

     This 1997 Stock Incentive Plan (the "Plan") governs grants of options to purchase shares of the Common Stock, $1.00 par value (the "Stock") of Tolland Bank (the "Bank"), awards of restricted stock, and awards of stock appreciation rights by the Bank to officers and certain key executives of the Bank. The Plan also provides for certain non-discretionary grants of options to directors. The Plan is intended to provide additional incentives to promote the future success and growth of the Bank by providing participants with a direct stake in the Bank and, in the case of officers and key executives, to encourage qualified persons to seek and accept employment with the Bank. The Plan is effective April 1, 1997.

1. Administration of the Plan.

     (a) The Plan shall be administered by the Personnel Committee (the "Committee") as appointed from time to time by the Board of Directors of the Bank, a majority of which Committee shall consist of members of the Board of Directors who are not, and were not at any time during the one-year period prior to such appointment, employees of the Bank or any affiliate of the Bank. No director of the Bank serving as a member of the Committee shall be eligible, at any time, to be granted options or awarded restricted stock or stock appreciation rights under the Plan, except for the non-discretionary grants of options to directors pursuant to paragraph 4(d), below.

     (b) Within the limits of the Plan, except for the non-discretionary grants of options to directors pursuant to paragraph 4(d), below, the Committee shall determine the individuals to whom, and the times at which, options shall be granted and awards made, the type of option to be granted and the number of shares subject to each option. The Committee may establish such rules as it deems necessary for the proper administration of the Plan, make such determinations and interpretations with respect to the Plan and options granted hereunder as may be necessary or desirable and include such further provisions or conditions in such options as it deems advisable. Any determination or interpretation made by the Committee hereunder shall be conclusive and binding upon both the Bank and the participant.

2. Shares Subject to the Plan.

     (a) The maximum aggregate number of shares of Stock that may be issued under the Plan is 150,000 shares of Common Stock. However, the number of shares that may be issued per year shall not exceed 20,000 multiplied by the number of years the Plan has been in effect, rounding up any fractional years to the next whole year, and no more than 20,000 shares in the aggregate may be awarded as restricted stock or stock appreciation rights. Subject to any required approvals by state or federal bank regulatory authorities, the limits specified in the immediately preceding sentence may be waived by the Committee if there is either
(i) a change in control within the meaning of the Bank Holding Company Act of 1958 or the Change in Bank Control Act of 1978 (each as amended) or (ii) a determination by the Committee that such a change in control has been threatened and that such threat of change in control is not in the best long-term interests of the Bank and its stockholders.

     (b) In the event of a stock dividend, split-up, combination or reclassification of shares, recapitalization or other similar capital change relating to the Stock, the aggregate number and kind of shares or securities of the Bank that may be issued under the Plan and the price of such shares, shall be appropriately adjusted by the Committee (whose determination shall be conclusive and binding upon both the Bank and the participant) so that the proportionate number of shares or securities shall be maintained as before the occurrence of such event.

     (c) Whenever options under the Plan lapse or terminate or otherwise become unexercisable, the shares of Stock that were subject to such options may again be made subject to options under the Plan. The Bank shall at all times while the Plan is in force reserve such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan.

3. Participants.

     Options (other than the non-discretionary grants of options to directors pursuant to paragraph 4(d), below), stock appreciation rights and restricted stock awards may be granted only to officers and other key employees who are employed by the Bank or one of its subsidiaries ("Key Executives"), provided that the Committee may exclude any individual from eligibility under the Plan. Options or stock appreciation rights (but not restricted stock) may be granted or awarded to a non-employee director of the Bank who is not also a member of the Committee. The foregoing notwithstanding, Incentive Stock Options may be awarded only to persons eligible under the Internal Revenue Code.

4. Options.

     (a) Options may be granted under the Plan either as Incentive Stock Options under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the "Code") (or any successor section) other than the non-discretionary grants of options to directors pursuant to paragraph 4(d), or as non-statutory stock options. Options may be granted from time to time by the Committee, provided that no Incentive Stock Option shall be granted hereunder after 10 years from the date hereof, or if the limitation of $100,000 set forth in the Code on the aggregate fair market value of Stock underlying Incentive Stock Options exercisable for the first time by a participant in any calendar year (or such other limitation as the Code may prescribe) would be exceeded. The granting date for each option shall be the date on which it is approved by the Committee, or such later date as the Committee may specify. Options granted hereunder shall be evidenced by stock option certificates in such form not inconsistent with the Plan (which in the case of Incentive Stock Options shall conform to the requirements for an Incentive Stock Option contained in the Code) as the Committee may from time to time determine. The form of such options may vary among optionees.

     (b) (i) In the case of Incentive Stock Options, the price per share at which Stock may from time to time be optioned shall be determined by the Committee at the time of grant, provided that such price shall not be less than 100 percent of the fair market value (110 percent in the case of employees who own or are deemed to own more than 10 percent of the total combined voting power of all classes of stock of the Bank or any subsidiary of the Bank) of a share of Stock on the granting date as reasonably determined by the Committee in good faith (or such other minimum price as the Committee may prescribe).

         (ii) In the case of non-statutory stock options, other than the non-discretionary grants of options to directors pursuant to paragraph 4(d), the price per share at which Stock may from time to time be optioned shall be determined by the Committee at the time of grant.

         (iii) Stock purchased upon exercise of an option under the Plan shall be paid for in cash or by certified check payable to the order of the Bank, provided that the Committee may in its discretion permit the option price to be paid in whole or in part with shares of Stock of the Bank having a fair market value as determined by the Bank equal in amount to the option price, by a recourse note, in installments, or by delivery of a properly executed notice together with an undertaking by a broker to deliver promptly to the Bank sale or loan proceeds equal in amount to the option price.

     (c) Other than with regard to the non-discretionary grants of options to directors pursuant to paragraph 4(d), below, the Committee shall determine the term of all options (provided in the case of an Incentive Stock Option that the term shall not be greater than the term prescribed by the Code, which is currently by 5 years in the case of employees who own or are deemed to own more than 10 percent of the total combined voting power of all classes of stock of the Bank or any subsidiary of the Bank and 10 years in the case of other employees), the time or times that options are exercisable and whether they are exercisable in installments. In the case of an option made exercisable in installments, the Committee may later determine to accelerate the time at which one or more of such installments may be exercised.

     (d) Notwithstanding any other provision of the Plan to the contrary, the only grants or awards to directors of the Bank who are not also Key Executives shall be the following non-discretionary grants of stock options. On April 1, 1997 each director shall be granted non-statutory stock options to purchase a number of shares of stock equal to 1,000 shares multiplied by the number (rounded down to the nearest whole number) of whole five-year periods of service as a director completed as of such date. Thereafter during the term of this Plan, each director shall be granted non-statutory stock options to purchase 1,000 shares of Stock on each date that marks completion of a whole five-year period of service as a director. The price of such options shall be the fair market value of the Stock on the date of grant (determined by the average of the high and low trading values, on such date), shall be for a term of no longer than ten years from the date of grant, and shall be immediately exercisable upon grant.

5. Other Provisions Relating to Options.

     (a) Options granted under the Plan shall not be transferable by the holder thereof otherwise than by will or the laws of descent and distribution. Each option shall be exercisable, during a participant's lifetime, only by him or her. After a participant's death, an option shall be exercisable only by the executor, administrator or other legal representative of the estate of the participant (the "Representative") and only to the extent provided in Section 5(c) hereof.

     (b) In the event of a consolidation or merger of the Bank with another corporation, the sale or exchange of all or substantially all the assets of the Bank or a reorganization or liquidation of the Bank, each holder of any outstanding option shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property that such holder would have been entitled to receive upon the occurrence of such event if such holder had been, immediately prior to such event, the holder of the number of shares of Stock purchasable under his or her option or, if another corporation shall be the survivor, such corporation shall substitute therefor substantially equivalent shares, securities or property of such other corporation; provided, however, that in lieu of the foregoing the Committee may upon written notice to each holder of an outstanding option provide that such option shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised. In connection with such notice, the Committee may in its discretion accelerate or waive any deferred exercise period.

     (c) Options granted under the Plan may contain such provisions as the Committee shall approve permitting part or all of the options to become exercisable without regard to any deferred exercise period in the event of any change in control of the Bank.

     (d) In the event that the Committee shall at any time prior to the exercise in full by a participant of options held by him or her (and regardless of whether such participant is then in the employ of or is a director of the Bank) determine that such participant either before or after the termination of his or her employment or directorship with the Bank has committed an act of misconduct for which such participant could have been discharged for cause by the Bank or has participated or engaged in any business activity determined by the Committee to be in any way harmful or prejudicial to the interests of the Bank, such options shall forthwith terminate, and notwithstanding any other provisions hereof, such participant shall not thereafter be entitled to exercise such options in whole or in part. Any determination made by the Committee hereunder shall be conclusive and binding upon both the Bank and the participant.

     (e) In the case of a participant who is a director granted options pursuant to paragraph 4(d), above, and who terminates service as a director for any reason before having exercised all such granted options, such options may be exercised in whole or in part within one year of the date of termination. If a participant's employment with the Bank or any subsidiary corporation, or a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which Section 424(a) of the Code (or any successor section) applies, is terminated for any reason otherwise than by his or her death or disability (within the meaning of Section 22(e)(3) of the Code (or any successor section)), he or she may exercise the options that he or she had been granted hereunder to the extent exercisable at the time of such termination only within 30 days from the date of termination. If a participant's employment is terminated by reason of disability, such options may be exercised within 90 days from the date of termination to the extent exercisable on the date of termination. Upon the death of a participant, the particpant's Representative shall have the right, at any time within one year after the date of death, to exercise in whole or in part any options that were available to the participant at the time of his or her death. Notwithstanding the foregoing, no option shall be exercisable after the expiration of the applicable exercise period.

     (f) Other than the non-discretionary grants of options to directors pursuant to paragraph 4(d), above, the Committee may modify or extend, subject to the terms and conditions and within the limitations of the Plan, and subject to the Code in the case of incentive stock options, outstanding options (to the extent unexercised) and authorize the granting of new options in substitution therefor. Without limiting the generality of the foregoing, the Committee may grant to a participant, if he or she is otherwise eligible and consents thereto, a new or modified option in lieu of an outstanding option for a number of shares at an exercise price and for a term that are greater or less than under the earlier option and may do so by cancellation and regrant, amendment, substitution or otherwise, subject only to the general limitations and conditions of the Plan. No modification of an option shall, without the consent of the participant, adversely affect his or her rights under any option theretofore granted under the Plan.

     (g) Options may be granted under the Plan in substitution for options held by employees of a corporation who become employees of the Bank or any subsidiary corporation of the Bank eligible to receive options under the Plan as a result of an acquisition transaction. The terms and conditions of the substitute options granted may vary from those set forth in the Plan to the extent deemed appropriate by the Committee to conform to the provisions of the options for which they are substituted.

6. Restricted Stock Awards.

     (a) Notice. The Committee shall promptly provide each Key Executive designated by the Committee to receive a restricted stock award ("Recipient") with written notice setting forth the amount of the award and such other terms and conditions of the award as may be considered appropriate by the Committee.

     (b) Restrictions on Transfer. The shares of Common Stock transferred pursuant to a restricted stock award shall be subject to the following restrictions:

         (i) No shares of Common Stock subject to awards granted under the Plan may be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated unless, until and then only to the extent that the restrictions set forth in this paragraph 6(b)(i) shall have lapsed in accordance with paragraph 6(c).


         (ii) Stock certificates evidencing shares of Common Stock transferred pursuant to a registered stock award shall be issued in the sole name of the Recipient (but shall be held by the Bank until the restrictions shall have lapsed in accordance with the terms of the award and the Plan) and shall bear a legend which, in part, shall provide that:

         "The shares of Common Stock of Tolland Bank, evidenced by this certificate are subject to the terms and restrictions of the Tolland Bank 1997 Stock Incentive Plan. Such shares are subject to forfeiture or cancellation under the terms of said Plan, and such shares shall not be sold, transferred, assigned, pledged, encumbered or otherwise alienated or hypothecated except pursuant to the provisions of said Plan, a copy of which is available from Tolland Bank upon request."

     (c) Lapse of Restrictions. The restrictions set forth in paragraph 6(b) shall lapse as follows:

         (i) Such restrictions shall lapse with respect to the shares of Common Stock awarded pursuant to a specific restricted stock award at the times determined by the Committee and on the terms stated in the notice of the award. Such restrictions shall lapse only if on the date restrictions are to lapse the Recipient has been a Key Executive continuously from the time of the award to such date of lapse. The purpose of the restrictions is to provide an incentive to each Recipient to remain with the Bank and to perform assigned tasks and responsibilities in a manner consistent with the best interests of the Bank and its stockholders.

         (ii) In the event of the termination of employment of a Recipient, except as specified in paragraph 6(c)(iii) below, all shares of Common Stock still subject to restrictions shall be returned to or canceled by the Bank and shall be deemed to have been forfeited by the Recipient unless and then only to the extent that the Committee shall, in its sole discretion, elect in writing to waive said return and forfeiture in accordance with paragraph 6(c)(iv) below.

         (iii) In the event of the termination of employment of a Recipient by reason of death or permanent and total disability within the meaning of
     Section 22(e)(3) of the Code, any outstanding restrictions in respect of any restricted stock awarded to such Recipient will automatically lapse, and the shares of Common Stock subject to the award shall be distributed to the Recipient or, in the case of death, to his or her estate.

         (iv) The Committee may at any time in its sole discretion accelerate the lapse of, or waive, all or any portion of the restrictions remaining in respect of any restricted stock award.

     (d) Rights as a Shareholder. Upon issuance of the stock certificates evidencing a restricted stock award and subject to the restrictions set out in paragraph 6(b), the Recipient of an award shall have all of the rights of a shareholder of the Bank with respect to the shares of Common Stock represented by such award, including the right to vote the shares and receive all dividends and other distributions paid or made with respect to such shares, provided that any stock dividends received on shares of restricted stock shall be subject to the same restrictions as such underlying shares until the restrictions on such underlying shares lapse.

7. Stock Appreciation Rights

     (a) Stock appreciation rights ("SAR"s) may be granted by the Committee independent of or in tandem with any stock option at the time of grant of such option.


     (b) SARs granted in tandem with options shall be subject to the following terms and conditions, plus any other conditions not inconsistent with the Plan.

         (i) Stock appreciation rights shall be exercisable, in whole or in part, at such time or times and to the extent that the option to which they relate shall be exercisable, and shall expire simultaneously with the option to which they relate.

         (ii) Upon exercise of an SAR, the related option or portion thereof shall be surrendered to the Bank in exchange for payment by the Bank of shares of Common Stock (at the fair market value thereof) or cash or a combination thereof, as the Committee may determine in its own discretion, in an amount equal to the excess of the aggregate fair market value of the shares subject to the option or portion thereof being surrendered over the aggregate option price thereof; provided, however, that fractional shares shall not be issued. Any option, to the extent surrendered, shall thereupon cease to be exercisable.

         (iii) An officer who holds exercisable stock appreciation rights and who desires to receive cash or a combination of cash and shares of Common Stock must exercise such stock appreciation rights during a restricted period beginning on the third business day following the date of the public announcement of the quarterly or annual earnings of the Bank and ending on the twelfth business day following such date. Upon exercise of a stock appreciation right pursuant to this paragraph, the officer shall be entitled to receive the exercise value of the number of stock appreciation rights being exercised in cash, shares of Common Stock valued at their fair market, or a combination of cash and shares of Common Stock, as the Committee may determine in its sole discretion.

         (iv) Stock appreciation rights shall be transferable only when the options to which they relate are transferable, and under the same conditions.

         (v) A stock appreciation right may be exercised only when the market price of Common Stock exceeds the option price of the option to which the stock appreciation right relates.

     (c) SARs granted independently of options shall be exercisable at such time or times, and on such conditions, as the Committee may specify.

     (d) The Committee may at any time accelerate the time at which all or any part of the SARs may be exercised.

8. Withholding Taxes.

     (a) Upon the exercise of non-statutory stock options, the participant shall be required to pay to the Bank or authorize the Bank to deduct from other amounts payable to the participant the amount of any taxes that the Bank is required to withhold with respect to such exercise. The participant may elect to satisfy such withholding obligation by (a) delivering to the Bank Stock owned by such individual having a fair market value equal to such withholding obligation or (b) requesting that the Bank withhold from the shares of Stock to be delivered a number of shares of Stock having a fair market value equal to such withholding obligation.

     (b) In the case of an Incentive Stock Option, the participant shall be required (a) to inform the Bank promptly of any disposition (within the meaning of Section 424(c) of the Code (or any successor section) and the rules thereunder) of Stock received upon exercise, and (b) to pay to the Bank or authorize the Bank to deduct from other amounts payable to the participant the amount of any taxes that the Bank is required to withhold with respect to such disposition.

     (c) In the case of Restricted Stock Awards or Stock Appreciation Rights, the Bank shall have the right to withhold the amount of taxes the Bank is required to withhold from the amount awarded, or from the amount paid, or from other amounts payable to the participant.

9. Amendment or Termination.

The Committee may amend or terminate the Plan at any time, provided that any such amendment shall be subject to the approval of the stockholders of the Bank in accordance with applicable law and regulations if such approval is necessary to satisfy the requirements of Rule 16b-3 (or any successor rule) under the Exchange Act or other regulatory requirements. Unless hereafter amended to provide for a different termination date, the Plan shall terminate on March 31, 2007.


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